As filed with the Securities and Exchange Commission on May 27, 2021

File No. 024-11389

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A/A

(Amendment No. 3)

REGULATION A OFFERING CIRCULAR

UNDER THE SECURITIES ACT OF 1933

Worthy Peer Capital, Inc.

(Exact name of issuer as specified in its charter)

Delaware

(State of other jurisdiction of incorporation or organization)

One Boca Commerce Center

551 NW 77 Street, Suite 212

Boca Raton, FL 33487

Phone: (561) 288-8467

(Address, including zip code, and telephone number,

including area code of issuer’s principal executive office)

Sally Outlaw

Chief Executive Officer

One Boca Commerce Center

551 NW 77 Street, Suite 212

Boca Raton, FL 33487

Phone: (561) 288-8467

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

Laura Anthony, Esq.

Craig D. Linder, Esq.

Anthony L.G., PLLC

625 N. Flagler Drive, Suite 600

West Palm Beach, FL 33401

Phone: (561) 514-0936

Fax: (561) 514-0832

6199	81-4011787
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Preliminary Offering Circular

May 27, 2021

Subject to Completion

An offering statement pursuant to Regulation A relating to these securities has been filed with the United States Securities and Exchange Commission. Information contained in this preliminary offering circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the United States Securities and Exchange Commission is qualified. This preliminary offering circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a final offering circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the final offering circular or the offering statement in which such final offering circular was filed may be obtained.

Worthy Peer Capital, Inc.

WORTHY RENEWABLE BONDS

MAXIMUM OFFERING AMOUNT: $15,000,000

MINIMUM OFFERING AMOUNT: $0

WORTHY DEMAND BONDS

MAXIMUM OFFERING AMOUNT: $60,000,000

MINIMUM OFFERING AMOUNT: $0

Worthy Peer Capital, Inc. (the “Company,” “we,” “us,” “our,” or “ours”) is offering up to $75,000,000 (“Maximum Offering Amount”) of our bonds on a best efforts basis in increments of $10.00. Of such Maximum Offering Amount, we are offering up to (i) $15,000,000 of our renewable bonds (“Worthy Renewal Bonds”) to existing bondholders upon their extension of renewable bonds of the Company that they currently hold, (ii) $59,920,000 of our demand bonds (“Worthy Demand Bonds”) for cash, and (iii) $80,000 of our Worthy Demand Bonds as rewards under our Worthy Demand Bond Rewards Program (as described below) for eligible referrals (not for cash). Worthy Renewal Bonds and Worthy Demand Bonds are collectively referred to herein as “Worthy Bonds”. For more information on the terms of Worthy Bonds being offered, please see “Description of the Worthy Bonds” beginning on page 47 of this offering circular.

We will offer and sell our Worthy Bonds described in this offering circular on a continuous basis directly through the Worthy Websites at www.worthybonds.com and www.joinworthy.com or though the Worthy App which may be downloaded for free from the Apple Store or from Google Play. The aggregate initial offering price of the Worthy Bonds will not exceed $75,000,000 in any 12-month period, and there is no minimum number of Worthy Bonds that need to be sold as a condition of closing this offering. This offering is being conducted on a “best efforts” basis, which means that there is no guarantee that any minimum amount will be sold in this offering. Offers and sales of the Worthy Bonds will be made by our management who will not receive any commissions or other remunerations for their efforts. We reserve the right to engage the services of a registered broker-dealer who will offer, sell and process the subscriptions for the Worthy Bonds, although we do not presently expect to engage such selling agent. If any broker-dealer or other agent/person is engaged to sell our Worthy Bonds, we will file a post-qualification amendment to the offering statement of which this offering circular forms a part disclosing the names and compensation arrangements prior to any sales by such persons. See “Plan of Distribution” in this offering circular.

We have also created the Worthy Demand Bond Rewards Program (“Bond Rewards Program”) to provide (i) investors (each a “Referror”) who meet eligibility standards set forth herein the opportunity to receive Worthy Demand Bonds as a thank you for referring a friend or family member to open an account on the Worthy Fintech Platform to join the Worthy community and (ii) new members of the Worthy community (each a “Referree”) who meet eligibility standards set forth herein the opportunity to receive Worthy Demand Bonds as a thank you for opening an account on the Worthy Fintech Platform as a result of an eligible referral. Each eligible Referror and eligible Referree will be entitled to receive an award of one Worthy Demand Bond valued at $10.00 each (each a “Bond Reward”) per eligible referral, subject to a limitation of 50 Worthy Demand Bonds per Referror account and Referree account per calendar year. Bond Rewards will be fulfilled through Worthy Demand Bonds issued under the offering statement of which this offering circular forms a part. For more information on the terms and conditions of Worthy Demand Bond Rewards Program, please see “Plan of Distribution – Worthy Demand Bond Rewards Program” on page 53 of this offering circular.

The approximate date of the commencement of the proposed renewals, sales or awards to the public of the Worthy Bonds will be within two calendar days from the date on which the offering is qualified by the Securities and Exchange Commission (the “SEC”) and on a continuous basis thereafter until the maximum number of Worthy Bonds offered hereby is renewed, sold or awarded. The minimum purchase is $10.00 and funds received will not be placed in escrow and will be immediately available to us. All offering expenses will be borne by us and will be paid out of the proceeds of this offering. The termination of the offering will occur on the earlier of (i) the date that renewals of, subscriptions for, and rewards of the Worthy Bonds offered hereby equal $75,000,000 or (ii) an earlier date determined by the Company in its sole discretion. The offering of Worthy Renewable Bonds could terminate prior to the offering of Worthy Demand Bonds for cash or the Bond Rewards Program offering if all of the Worthy Renewable Bonds offered have been issued to existing bondholders upon their extension of renewable bonds of the Company that they currently hold but not all of the Worthy Demand Bonds for cash have sold or not all of the Worthy Demand Bonds in the Bond Rewards Program offering have been issued. The offering of Worthy Demand Bonds for cash could terminate prior to the offering of Worthy Renewable Bonds or the Bond Rewards Program offering if we have sold all of the Worthy Demand Bonds but not all of the Worthy Renewable Bonds being offered have been issued or not all of the Worthy Demand Bonds in the Bond Rewards Program offering have been issued. The Bond Rewards Program offering could terminate prior to the offering of Worthy Renewable Bonds or the offering of Worthy Demand Bonds for cash if all of the Worthy Demand Bonds offered in the Bond Rewards Program offering have been awarded but not all of the Worthy Demand Bonds for cash have sold or not all of the Worthy Renewable Bonds being offered have been issued. If one of these offerings has closed but the other offerings are ongoing, we will inform investors by filing a supplement to this offering circular with the SEC.

No public market has developed nor is expected to develop for Worthy Bonds, and we do not intend to list Worthy Bonds on a national securities exchange or interdealer quotational system.

Investing in our securities involves a high degree of risk, including the risk that you could lose all of your investment. Please read the section entitled “Risk Factors” beginning on page 10 of this offering circular about the risks you should consider before investing.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012, or the “JOBS Act,” and, as such, have elected to comply with certain reduced public company reporting requirements. See “Offering Summary—Emerging Growth Company Status.”

	Price to Public	Selling Agent Commissions	Proceeds, Before Expenses, to Worthy Peer Capital, Inc. (1)
Per Worthy Bond	$10.00	$0.00	$10.00
Total(2)	$59,920,000.00	$0.00	$59,920,000.00

(1)	Before the payment of our expenses in this offering which we estimate will be approximately $100,000. See “Use of Proceeds” appearing on page 20 of this offering circular. All expenses of the offering will be paid for by us using the proceeds of this offering.

(2)	Assumes that the maximum aggregate offering amount of $59,920,000.00 in cash proceeds is received by us

THE SEC DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”); HOWEVER, THE SEC HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

We believe that we fall within the exception of an investment company provided by Section 3(c)(5)(B) of the Investment Company Act of 1940. Section 3(c)(5)(B) provides an exemption for a company that is primarily engaged in making loans to manufacturers, wholesalers and retailers of and to prospective purchasers of specified merchandise and/or services. If for any reason we fail to meet the requirements of the exemption provided by Section 3(c)(5)(B) we will be required to register as an investment company, which could materially and adversely affect our proposed plan of business.

Our principal office is located at One Boca Commerce Center, 551 NW 77 Street Suite 212, Boca Raton, Florida 33487 and our phone number is (561) 288-8467. Our corporate website address is located at www.worthybonds.com. Information contained on, or accessible through, the website is not a part of, and is not incorporated by reference into, this offering circular.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This offering circular is following the disclosure format of Part I of SEC Form S-1 pursuant to the general instructions of Part II(a)(1)(ii) of Form 1-A.

The date of this offering circular is ________________, 2021

We are offering to sell, and seeking offers to buy, Worthy Bonds only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this offering circular. We have not authorized anyone to provide you with any information other than the information contained in this offering circular. The information contained in this offering circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this offering circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this offering circular. This offering circular will be updated and made available for delivery to the extent required by the federal securities laws.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this offering circular in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourselves about and to observe any restrictions relating to the offering and the distribution of this offering circular.

Unless the context otherwise indicates, when used in this offering circular, the terms “the Company,” “we,” “us,” “our” and similar terms refer to Worthy Peer Capital, Inc., a Delaware corporation, and our wholly-owned subsidiary Worthy Lending, LLC, a Delaware limited liability company which we refer to as “Worthy Lending.” We use a twelve-month fiscal year ending on December 31st. In a twelve-month fiscal year, each quarter includes three-months of operations; the first, second, third and fourth quarters end on March 31st, June 30th, September 30th, and December 31st, respectively.

The information contained on, or accessible through, the websites at www.worthybonds.com and www.joinworthy.com are not part of, and is not incorporated by reference in, this offering circular.

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THIRD PARTY DATA

Certain data included in this offering circular is derived from information provided by third-parties that we believe to be reliable. The discussions contained in this offering circular relating to such information is taken from third-party sources that the Company believes to be reliable and reasonable, and that the factual information is fair and accurate. Certain data is also based on our good faith estimates which are derived from management’s knowledge of the industry and independent sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of included information. We have not independently verified such third-party information, nor have we ascertained the underlying economic assumptions relied upon therein. While we are not aware of any material misstatements regarding any market, industry or similar data presented herein, such data was derived from third party sources and reliance on such data involves risks and uncertainties.

TRADEMARKS AND COPYRIGHTS

We own or have applied for rights to trademarks or trade names that we use in connection with the operation of our business, including our corporate names, logos and website names. In addition, we own or have the rights to copyrights, trade secrets and other proprietary rights that protect our business. This offering circular may also contain trademarks, service marks and trade names of other companies, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this offering circular is not intended to, and should not be read to, imply a relationship with or endorsement or sponsorship of us. Solely for convenience, some of the copyrights, trade names and trademarks referred to in this offering circular are listed without their ©, ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to our copyrights, trade names and trademarks. All other trademarks are the property of their respective owners.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This offering circular contains forward looking statements that are subject to various risk and uncertainties and that express our opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results, in contrast with statements that reflect historical facts. Many of these statements are contained under the headings “Offering Circular Summary,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” Forward-looking statements are generally identifiable by use of forward-looking terminology such as “anticipate,” “intend,” “believe,” “estimate,” “plan,” “seek,” “project” or “expect,” “may,” “will,” “would,” “could” or “should,” or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, or state other forward-looking information. Our ability to predict future events, actions, plans or strategies is inherently uncertain. Although we believe that the expectations reflected in our forward-looking statements are based on reasonable assumptions, actual outcomes could differ materially from those set forth or anticipated in our forward-looking statements. Factors that could cause our forward-looking statements to differ from actual outcomes include, but are not limited to, those described under the heading “Risk Factors.” Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our views as of the date of this offering circular. Furthermore, except as required by law, we are under no duty to, and do not intend to, update any of our forward-looking statements after the date of this offering circular, whether as a result of new information, future events or otherwise.

You should read thoroughly this offering circular and the documents that we refer to herein with the understanding that our actual future results may be materially different from and/or worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements including those made in Risk Factors appearing elsewhere in this offering circular. Other sections of this offering circular include additional factors which could adversely impact our business and financial performance. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Except for our ongoing obligations to disclose material information under the Federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events. These forward-looking statements speak only as of the date of this offering circular, and you should not rely on these statements without also considering the risks and uncertainties associated with these statements and our business.

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STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS

Our Worthy Bonds are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering is exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that our Worthy Bonds offered hereby are offered and sold only to “qualified purchasers” or at a time when our Worthy Bonds are listed on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in our Worthy Bonds does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

To determine whether a potential investor is an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who:

1.	has a net worth, or joint net worth with the person’s spouse or spousal equivalent, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person; or

2.	had earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse or spousal equivalent exceeding $300,000 for those years and has a reasonable expectation of reaching the same income level in the current year; or

3.	is holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status; or

4.	is a “family client,” as defined by the Investment Advisers Act of 1940, of a family office meeting the requirements in Rule 501(a) of Regulation D and whose prospective investment in the issuer is directed by such family office pursuant to Rule 501(a) of Regulation D.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details.

For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

OFFERING CIRCULAR SUMMARY

This summary highlights certain information about us and this offering contained elsewhere in this offering circular. Because it is only a summary, it does not contain all the information that you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this offering circular. Before you decide to invest in our securities, you should read the entire offering circular carefully, including “Risk Factors” beginning on page 10 and our financial statements and the accompanying notes included in this offering circular.

Overview

We were incorporated under the laws of the State of Delaware on June 9, 2016. Our wholly owned subsidiary Worthy Lending, LLC (“Worthy Lending”), a Delaware limited liability company, was formed on August 27, 2018.

We are a wholly-owned subsidiary of Worthy Financial, Inc. (“WFI”), a Delaware corporation, which owns a fintech platform and mobile app (the “Worthy App”) that allows its users to digitally purchase “Worthy Bonds.” Purchases can be made in several ways including by rounding up the users’ debit card and checking account linked credit card purchases and other checking account transactions and thereafter use the “round up” dollars in increments of $10.00 to purchase Worthy Bonds from the Company. WFI also owns its proprietary website allowing direct purchases of Worthy Bonds (collectively the “Worthy Fintech Platform”).

Through our wholly owned subsidiary Worthy Lending, we implement our business model, which is centered primarily around providing (at least 60% of our assets are to be used for) loans for small businesses including loans to manufacturers, wholesalers, and retailers primarily secured by inventory, accounts receivable and/or equipment and purchase order financing which may include qualified minority owned businesses. Inventory financing is a form of asset-based lending that allows retailers and wholesalers to use inventory as collateral to obtain a line of credit from us. Purchase order financing allows manufacturers and wholesalers to receive up to 100% of the funds needed to fill an order for specified merchandise when they are unable to do so on their own. To a lesser extent (not more than 40% of our assets), we may also provide loans to other borrowers, acquire equity interests in real estate (which may include affordable housing), make fixed income and/or equity investments, provide factoring financing and other types of loans and investments provided the amount and nature of such activities does not cause us to lose our exemption from regulations as an investment company pursuant to the Investment Company Act of 1940, or the “40 Act.” We will sell Worthy Demand Bonds in this offering to provide the capital for these activities.

We generate revenue from the difference between the interest rates we charge borrowers or otherwise make from our permissible investments, including loan origination fees paid by borrowers, and the interest we will pay to the holders of Worthy Bonds. We also expect to use approximately 5% of the proceeds from sales of Worthy Demand Bonds to provide working capital for our company until such time as our revenues are sufficient to pay our operating expenses.

During the years ended December 31, 2020 and 2019, we generated revenues of approximately $2,505,000 and $951,000, respectively, and reported net losses of approximately $1,652,000 and $3,406,000, respectively, and cash flow provided by (used in) from operating activities of approximately $217,000 and ($1,540,000), respectively. As noted in our consolidated financial statements, as of December 31, 2020, we had a shareholder’s deficit and accumulated deficit of approximately $4,711,000 and $5,252,000, respectively. These conditions raise substantial doubt about the Company’s ability to continue as a going concern and our management has raised substantial doubt about our ability to continue as a going concern and our independent registered public accounting firm has included an explanatory paragraph relating to our ability to continue as a going concern in its audit report for a period of 12 months from the issuance date of the audit report with respect to our audited consolidated financial statements for the years ended from December 31, 2020 and 2019. See “Risk Factors—We have a history of operating losses, our management has concluded that factors raise substantial doubt about our ability to continue as a going concern and our auditor has included an explanatory paragraph relating to our ability to continue as a going concern in its audit report for the years ended December 31, 2020 and 2019.”

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Bonds Being Offering

Worthy Renewal Bonds

In January 2018, we commenced a public offering pursuant to Regulation A of $50 million aggregate principal amount of renewable worthy bonds under our qualified Offering Statement (File No. 024-10766). On March 17, 2020, we completed the offering of renewable worthy bonds. From January 2018 through March 17, 2020, we sold approximately $50 million aggregate principal amount of renewable worthy bonds to 12,285 investors. As of the date hereof, there is outstanding $16,654,560 principal amount of renewable worthy bonds. In the event holders of existing renewable worthy bonds wish to renew their existing renewable worthy bonds, they will be issued Worthy Renewal Bonds under this Offering Statement, provided that this Offering Statement has been qualified by the SEC, based on the same terms of the existing renewable worthy bonds as set forth below (except that the Worthy Renewal Bonds shall not be renewable for any additional terms to maturity):

●	are priced at $10.00 each;
●	represent a full and unconditional obligation of our company;
●	bear interest at 5% per annum. For clarification purposes, we will pay interest on interest (compounded interest) and credit such interest to bondholders’ Worthy accounts;
●	have a three-year term;
●	are subject to repayment at any time at the demand of the holder;
●	are subject to redemption by us at any time;
●	are not payment dependent on any underlying small business or other loan; and
●	are unsecured.

For more information on the terms of Worthy Renewal Bonds being offered, please see “Description of the Worthy Bonds – Worthy Renewal Bonds” beginning on page 47 of this offering circular.

Worthy Demand Bonds

The Worthy Demand Bonds:

●	are priced at $10.00 each;
●	represent a full and unconditional obligation of our company;
●	bear interest at 5% per annum. For clarification purposes, we will pay interest on interest (compounded interest) and credit such interest to bondholders’ Worthy accounts;
●	are subject to repayment at any time at the demand of the holder;
●	are subject to redemption by us at any time;
●	are not payment dependent on any underlying small business or other loan; and
●	are unsecured.

For more information on the terms of Worthy Demand Bonds being offered, please see “Description of the Worthy Bonds – Worthy Demand Bonds” beginning on page 47 of this offering circular.

We are offering up to (i) 5,992,000 of our Worthy Demand Bonds, with an aggregate principal amount of $59,920,000, for cash and (ii) 8,000 of our Worthy Demand Bonds, with an aggregate principal amount of $80,000, as rewards under our Worthy Demand Bond Rewards Program (as described below) for eligible referrals (not for cash).

Except as otherwise provided herein, the Worthy Renewal Bonds and Worthy Demand Bonds are subject to repayment at the demand of bond holders at any time. The bond holder has the right to cause the Company to repay the bond upon five (5) days’ notice and the outstanding principal balance together with the interest earned through the repurchase date will be credited to the bondholder’s account within five (5) business days. If a bondholder holds Worthy Demand Bonds in the aggregate a principal amount greater than $50,000, the bondholder may not exercise its right to cause the Company to repurchase in excess of $50,000 of the Worthy Demand Bonds for a period of at least twelve months from the date of purchase.

We have created the Worthy Demand Bond Rewards Program (“Bond Rewards Program”) to provide (i) investors (each a “Referror”) who meet eligibility standards set forth herein the opportunity to receive Worthy Demand Bonds as a thank you for referring a friend or family member to open an account on the Worthy Fintech Platform to join the Worthy community and (ii) new members of the Worthy community (each a “Referree”) who meet eligibility standards set forth herein the opportunity to receive Worthy Demand Bonds as a thank you for opening an account on the Worthy Fintech Platform as a result of an eligible referral. The Referree would not be required to fund his or her account on the Worthy Fintech Platform in order for the Referror and the Referree to each receive a Bond Reward. In other words, the Referree would not be required to purchase a Worthy Demand Bond in order for the Referror and the Referree to each receive a Bond Reward. Each eligible Referror and eligible Referree will be entitled to receive an award of one Worthy Demand Bond valued at $10.00 each (each a “Bond Reward”) per eligible referral, subject to a limitation of 50 Worthy Demand Bonds per Referror account and Referree account per calendar year. Bond Rewards will be fulfilled through Worthy Demand Bonds issued under the offering statement of which this offering circular forms a part. For more information on the terms and conditions of Worthy Demand Bond Rewards Program, please see “Plan of Distribution – Worthy Demand Bond Rewards Program” on page 53 of this offering circular.

The termination of the offering will occur on the earlier of (i) the date that renewals of, subscriptions for, and rewards of the Worthy Bonds offered hereby equal $75,000,000 or (ii) an earlier date determined by the Company in its sole discretion. The offering of Worthy Renewable Bonds could terminate prior to the offering of Worthy Demand Bonds for cash or the Bond Rewards Program offering if all of the Worthy Renewable Bonds offered have been issued to existing bondholders upon their extension of renewable bonds of the Company that they currently hold but not all of the Worthy Demand Bonds for cash have sold or not all of the Worthy Demand Bonds in the Bond Rewards Program offering have been issued. The offering of Worthy Demand Bonds for cash could terminate prior to the offering of Worthy Renewable Bonds or the Bond Rewards Program offering if we have sold all of the Worthy Demand Bonds but not all of the Worthy Renewable Bonds being offered have been issued or not all of the Worthy Demand Bonds in the Bond Rewards Program offering have been issued. The Bond Rewards Program offering could terminate prior to the offering of Worthy Renewable Bonds or the offering of Worthy Demand Bonds for cash if all of the Worthy Demand Bonds offered in the Bond Rewards Program offering have been awarded but not all of the Worthy Demand Bonds for cash have sold or not all of the Worthy Renewable Bonds being offered have been issued. If one of these offerings has closed but the other offerings are ongoing, we will inform investors by filing a supplement to this offering circular with the SEC.

As Worthy Lending is a wholly owned subsidiary of the Company, we expect that the loans and other assets of Worthy Lending, and the returns from the operations of such loans and assets, will generally remain available to support and fund the payment obligations of the Company with respect to the Worthy Bonds. While there is no formal security agreement in place with respect to these loans and other assets within Worthy Lending (and while any current and future creditors of Worthy Lending may also have recourse to the assets of the entity), as the Company is the sole member of Worthy Lending we expect that the Company will retain the right at any time to cause the distribution of available funds from Worthy Lending up to the Company so that the Company may meet such payment obligations.

Competitive Strengths

We believe we benefit from the following competitive strengths:

We are part of the Worthy Community. The Worthy App and websites (the “Worthy FinTech Platform”) are targeted to the millennials who are part of the fastest growing segment of our population. We believe that they have a basic distrust of traditional banking institutions yet they have a need to accumulate assets for retirement or otherwise. The Worthy FinTech Platform provides for a savings and investing alternative for the millennials.

We are part of the fast-growing online lending industry. Alternative lenders often provide a more appealing financing option to small businesses as they are usually more flexible than larger financial institutions on loan repayment terms and often approve loans much faster than banks. For example, online “peer-to-peer” lending website uses technology to meet market demand where traditional bank and institutional financing has become more difficult to obtain. Lenders often have significant cost advantages over banks, including lower overhead and the absence of branch offices and extensive sales forces. These efficiencies often make it easier for nonbanks to originate loans to borrowers whose options online were traditionally limited to banks.

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We focus on an underserved banking sector. Due to higher costs, we believe that banks cannot profitably serve the small business lending market for commercial loans below $500,000. Indeed, traditional banks have been exiting the small business loan market for over a decade. We believe our small business loan program enables us to profitably participate in loans at these levels.

Strategy

Our strategy is to expand our network of online information, social networking, institutional (colleges and universities, charities, trade organizations, and employers) and other marketing partner sources of introductions and referrals to our targeted users.

Recent Developments

COVID-19

On March 11, 2020, the World Health Organization declared the COVID-19 outbreak to be a global pandemic which continues to spread throughout the U.S. and the globe. In addition to the devastating effects on human life, the pandemic is having a negative ripple effect on the global economy, leading to disruptions and volatility in the global financial markets. Most U.S. states and many countries have issued policies intended to stop or slow the further spread of the disease such as issuing temporary executive orders that, among other stipulations, effectively prohibit in-person work activities for most industries and businesses, having the effect of suspending or severely curtailing operations. COVID-19 and the U.S.’s response to the pandemic are significantly affecting the economy. There are no comparable events that provide guidance as to the effect the COVID-19 pandemic may have, and, as a result, the ultimate effect of the pandemic is highly uncertain and subject to change. The extent of the ultimate impact of the pandemic on the Company’s operational and financial performance will depend on various developments, including the duration and spread of the outbreak, which cannot be reasonably predicted at this time. The ultimate disruption which may be caused by the outbreak is uncertain; however, it may result in a material adverse impact on the Company’s financial position, operations and cash flows. Possible areas that may be affected include, but are not limited to, higher redemption rate of holders of the Worthy Bonds, a decline in the demand for loans by potential borrowers or higher default rates by borrowers, and unavailability of professional services and other resources. In addition, the employees of affiliated companies that provide services to us could be medically or mentally affected by the pandemic and may be required to work remotely. This situation could cause of reduction in productivity or the inability to complete critical tasks for the Company. Many of our small business customers have been directly or indirectly affected by the COVID-19 pandemic due to the closures and reduced customer demand. During the second quarter of 2020, the COVID-19 pandemic continued to negatively impact many of our small business customers. While the extent to which COVID-19 impacts the Company’s future results will depend on future developments, the pandemic and associated economic impacts could result in a material impact to the Company’s future financial condition, results of operations and cash flows

Emerging Growth Company Status

We are an “emerging growth company” as defined in the JOBS Act, which permits us to elect not to be subject to certain disclosure and other requirements that otherwise would have been applicable to us had we not been an “emerging growth company.” These provisions include:

●	reduced disclosure about our executive compensation arrangements;
●	no non-binding advisory votes on executive compensation or golden parachute arrangements; and
●	exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may take advantage of these exemptions for up to five years or such earlier time as we are no longer an “emerging growth company.” We will qualify as an “emerging growth company” until the earliest of:

●	the last day of our fiscal year following the fifth anniversary of the date of completion of our Regulation A offering;
●	the last day of our fiscal year in which we have annual gross revenue of $1.0 billion or more;
●	the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt; or
●	the last day of the fiscal year in which we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or the “Exchange Act.”

Under this definition, we are an “emerging growth company” and could remain an “emerging growth company” until as late as March 2025.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

Risks Affecting Us

Our business is subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors” beginning on page 10. These risks include, but are not limited to the following:

●	We may never become profitable;
●	We have a limited operating history in a rapidly evolving industry, which makes it difficult to evaluate our future prospects and may increase the risk that we will not be successful;
●	Public health epidemics or outbreaks (such as the novel strain of coronavirus (COVID-19)) could adversely impact our business;
●	We operate in a highly regulated industry, and our business may be negatively impacted by changes in the regulatory environment;
●	Our business may be negatively impacted by worsening economic conditions and fluctuations in the credit market;
●	Competition in our industry is intense;
●

The amount of repayments that bond holders demand at a given time may exceed the amount of funds we have available to make such payments which may result in a delay in repayment or loss of investment to the bond holders;

●	Holders of Worthy Bonds are exposed to the credit risk of our company;
●	There has been no public market for Worthy Bonds and none is expected to develop; and
●	We could be materially and adversely affected if we are deemed to be an investment company under the Investment Company Act.

Our management has raised substantial doubt about our ability to continue as a going concern and our independent registered public accounting firm has included an explanatory paragraph relating to our ability to continue as a going concern in its audit report with respect to our audited consolidated financial statements for the years ended December 31, 2020 and 2019.

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Corporate Information

We were incorporated under the laws of the State of Delaware on June 9, 2016. On June 9, 2020, the Company was founded with the issuance of 1,000,000 shares of our $0.001 per share par value common stock (“Common Stock”) for $100 to WFI. On February 20, 2020, we entered into a Stock Redemption Agreement (the “Redemption Agreement”) with WFI pursuant to which we redeemed 999,900 shares of our outstanding Common Stock out of the 1,000,000 shares of Common Stock held by WFI, from WFI, in exchange for $1.00, which resulted in WFI continuing to hold 100 shares of our Common Stock after the Redemption Agreement

WFI is the sole shareholder of our Common Stock. Our wholly owned subsidiary Worthy Lending was organized under the laws of the State of Delaware on August 27, 2018. Our principal executive offices are located at One Boca Commerce Center, 551 NW 77 Street, Suite 212, Boca Raton, Florida 33487, and our telephone number is (561) 288-8467. Our fiscal year end is December 31st. The information which appears on our websites, or is accessible through our websites, at www.worthybonds.com and www.joinworthy.com are not part of, and is not incorporated by reference into, this offering circular.

Involvement in Certain Legal Proceedings

On September 30, 2016, the SEC issued an Order Instituting Cease-and-Desist Proceedings under Administrative Proceeding File No. 3-17605 pursuant to Section 21C of the Securities Exchange Act of 1934, Making Findings, and Imposing a Cease-and-Desist Order (collectively, the “Order”) against D’Arelli Pruzansky, P.A. (the “Firm”), Joseph D’Arelli, CPA, and Mitchell Pruzansky, CPA (collectively, the “Respondents”). Respondents consented to the Order pursuant to Offers of Settlement, accepted by the SEC, pursuant to which Respondents neither admitted nor denied the findings in the Order. During a PCAOB inspection in July 2015, the Firm was informed that it had failed to comply with the SEC’s partner rotation requirements because Mr. D’Arelli and Mr. Pruzansky performed quarterly reviews after being the lead audit partner for five consecutive audits, with respect to two issuer audit clients. In August 2015, the Firm reviewed all of its engagements and self-reported instances of such rotation issues regarding additional issuer audit clients. Respondents were ordered to cease and desist from committing or causing any violations and any future violations of Sections 10A(j) and 13(a) of the Securities Exchange Act of 1934 and Rules 10A-2 and 13a-13 thereunder and to pay the SEC, jointly and severally, a civil penalty of $50,000.

Organizational Structure

The following reflects the current organization structure of WFI:

(1)	Worthy Financial, Inc. owns 100% of the issued and outstanding capital stock of Worthy Management, Inc., Worthy Peer Capital, Inc., Worthy Peer Capital II, Inc., Worthy Community Bonds, Inc. and Worthy Community Bonds II, Inc.
(2)	Worthy Peer Capital, Inc., Worthy Peer Capital II, Inc., Worthy Community Bonds, Inc. and Worthy Community Bonds II, Inc. are each a party to a management services agreement with Worthy Management, Inc.
(3)	Worthy Peer Capital, Inc., Worthy Peer Capital II, Inc., Worthy Community Bonds, Inc. and Worthy Community Bonds II, Inc. own 100% of the issued and outstanding membership interests of Worthy Lending, LLC, Worthy Lending II, LLC, Worthy Lending III, LLC and Worthy Lending IV, LLC, respectively.

In January 2018, we commenced a public offering pursuant to Regulation A of $50,000,000 aggregate principal amount of renewable worthy bonds under our qualified Offering Statement (File No. 024-10766). In January 2018, we began deploying the capital we had raised through sales of our renewable bonds in accordance with our business model.

On March 17, 2020, we completed the offering of renewable worthy bonds. From January 2018 through March 17, 2020, we sold approximately $50 million aggregate principal amount of renewable worthy bonds to 12,285 investors. As of May 21, 2021, there is outstanding $16,654,560 principal amount of renewable worthy bonds of Worthy Peer Capital, Inc. and the remaining $33,345,440 in principal amount of renewable worthy bonds has been repaid to bondholders at the demand of the bondholders.

In March 2020, Worthy Peer Capital II, Inc. commenced a public offering pursuant to Regulation A of $50,000,000 aggregate principal amount of renewable worthy bonds under a qualified Offering Statement (File No. 024-11150). In March 2020, Worthy Peer Capital II, Inc. began deploying the capital it had raised through sales of its renewable bonds in accordance with its business model. Worthy Peer Capital II, Inc. was incorporated in October 2019 and its business model is centered around providing loans for small businesses including loans to manufacturers, wholesalers, and retailers secured by inventory, accounts receivable and/or equipment and purchase order financing.

In September 2020, Worthy Community Bonds, Inc. commenced a public offering pursuant to Regulation A of $50,000,000 aggregate principal amount of demand bonds under a qualified Offering Statement (File No. 024-11279). In September 2020, Worthy Community Bonds, Inc. began deploying the capital it had raised through sales of its demand bonds in accordance with its business model. Worthy Community Bonds, Inc. was incorporated on June 30, 2020 and its business model is centered around providing loans for small businesses including loans to manufacturers, wholesalers, and retailers secured by inventory, accounts receivable and/or equipment and purchase order financing.

On October 1, 2020, Worthy Peer Capital II, Inc. completed the Offering. From March 17, 2020 through October 1, 2020, Worthy Peer Capital II, Inc. sold approximately $50,000,000 aggregate principal amount of renewable worthy bonds to 17,823 investors. As of May 21, 2021, there is outstanding $28,910,920 principal amount of renewable worthy bonds of Worthy Peer Capital II, Inc.

On October 14, 2020, WFI filed an Offering Statement on Form 1-A (File No. 024-11341), as amended, with the SEC for a public offering pursuant to Regulation A of $20,000,000 of its common stock.

On November 25, 2020, Worthy Community Bonds II, Inc. filed an Offering Statement on Form 1-A (File No. 024-11372), as amended by Amendment Nos. 1, 2, 3 and 4 to Form 1-A filed with the SEC on January 8, 2021, January 29, 2021, March 5, 2021, and May 27, 2021, respectively, for a public offering pursuant to Regulation A of $75,000,000 aggregate principal amount of demand bonds. Worthy Community Bonds II, Inc. was incorporated on November 2, 2020 and its business model is centered around providing loans for small businesses including loans to manufacturers, wholesalers, and retailers secured by inventory, accounts receivable and/or equipment and purchase order financing.

On December 16, 2020, we filed an Offering Statement on Form 1-A (File No. 024-11389) with the SEC, as amended by Amendment Nos. 1 and 2 to Form 1-A filed with the SEC on January 28, 2021 and March 22, 2021, respectively, for a public offering pursuant to Regulation A of $15,000,000 aggregate principal amount of renewal bonds and $60,000,000 aggregate principal amount of demand bonds.

On February 26, 2021, Worthy Community Bonds, Inc. completed the offering. From September 29, 2020 through February 26, 2021, Worthy Community Bonds, Inc. sold approximately $50,000,000 aggregate principal amount of demand bonds to 18,914 investors. As of May 21, 2021, there is outstanding $38,447,660 principal amount of demand bonds of Worthy Community Bonds, Inc.

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THE OFFERING

Securities offered by us:	Up to $75,000,000 of our bonds on a “best efforts” basis. We are offering up to (i) $15,000,000 of our renewal bonds (“Worthy Renewal Bonds”) to existing bondholders upon their extension of renewable bonds of the Company that they currently hold (not for cash), (ii) $59,920,000 of our demand bonds (“Worthy Demand Bonds”) for cash and (iii) $80,000 of our Worthy Demand Bonds as rewards under our Worthy Demand Bond Rewards Program for eligible referrals (not for cash). Worthy Renewal Bonds and Worthy Demand Bonds are collectively referred to herein as “Worthy Bonds”.

Offering Price per Worthy Bond for Cash:	$10.00 per each Worthy Bond.

Outstanding Worthy Renewable Bonds:	$16,654,560 principal amount of renewable worthy bonds is outstanding as of the date of this offering circular. In the event holders of existing renewable worthy bonds wish to renew their existing renewable worthy bonds, they will be issued Worthy Renewal Bonds under this Offering Statement, provided that this Offering Statement has been qualified by the SEC, based on the same terms of the existing renewable worthy bonds as set forth below (except that the Worthy Renewal Bonds shall not be renewable for any additional terms to maturity)

Description of the Worthy Renewal Bonds:	The Worthy Renewal Bonds are:

	●	priced at $10.00 each;

	●	represent our full and unconditional obligation;

	●	bear interest at 5% per annum. For clarification purposes, we will pay interest on interest (compounded interest) and credit such interest to bondholders’ Worthy accounts;

	●	have a three-year term;

	●	are subject to repayment at any time at the demand of the holder;

	●	are subject to redemption by us at any time;

	●	not payment dependent on any underlying small business or other loan; and

	●	are unsecured.

Description of the Worthy Demand Bonds:	The Worthy Demand Bonds are:

	●	priced at $10.00 each;

	●	represent our full and unconditional obligation;

	●	bear interest at 5% per annum. For clarification purposes, we will pay interest on interest (compounded interest) and credit such interest to bondholders’ Worthy accounts;

	●	are subject to repayment at any time at the demand of the holder;

	●	are subject to redemption by us at any time;

	●	not payment dependent on any underlying small business or other loan; and

	●	are unsecured.

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Principal amount of Worthy Bonds:	We will not issue Worthy Bonds offered hereby in excess of $75,000,000 principal amount during any 12-month period. The Worthy Bonds offered hereby will be offered on a continuous basis. As of the date of this offering circular we have not sold any Worthy Bonds.

Regulation A Tier:	Tier 2

Worthy Bond purchasers:	Accredited investors pursuant to Rule 501 and non-accredited investors. Pursuant to Rule 251(d)(2)(C), non-accredited investors who are natural persons may only invest the greater of 10% of their annual income or net worth. Non-natural non-accredited persons may invest up to 10% of the greater of their net assets or revenues for the most recently completed fiscal year.

Securities outstanding prior to this offering:	100 shares of our common stock, all of which are owned by WFI.

Securities Outstanding after the offering	100 shares of our common stock, all of which are owned by WFI.

Manner of offering:	We will offer and sell our Worthy Bonds described in this offering circular on a continuous basis directly through the Worthy Websites at www.worthybonds.com and www.joinworthy.com or though the Worthy App which may be downloaded for free from the Apple Store or from Google Play. The aggregate initial offering price of the Worthy Bonds will not exceed $75,000,000 in any 12-month period, and there is no minimum number of Worthy Bonds that need to be sold as a condition of closing this offering. This offering is being conducted on a “best efforts” basis, which means that there is no guarantee that any minimum amount will be sold in this offering. Offers and sales of the Worthy Bonds will be made by our management who will not receive any commissions or other remunerations for their efforts. We reserve the right to engage the services of a registered broker-dealer who will offer, sell and process the subscriptions for the Worthy Bonds, although we do not presently expect to engage such selling agent. If any broker-dealer or other agent/person is engaged to sell our Worthy Bonds, we will file a post-qualification amendment to the offering statement of which this offering circular forms a part disclosing the names and compensation arrangements prior to any sales by such persons. See “Plan of Distribution” in this offering circular.

Worthy Demand Bond Rewards Program:	We have created the Worthy Demand Bond Rewards Program (“Bond Rewards Program”) to provide (i) investors (each a “Referror”) who meet eligibility standards set forth herein the opportunity to receive Worthy Demand Bonds as a thank you for referring a friend or family member to open an account on the Worthy Fintech Platform to join the Worthy community and (ii) new members of the Worthy community (each a “Referree”) who meet eligibility standards set forth herein the opportunity to receive Worthy Demand Bonds as a thank you for opening an account on the Worthy Fintech Platform as a result of an eligible referral. Each eligible Referror and eligible Referree will be entitled to receive an award of one Worthy Demand Bond valued at $10.00 each (each a “Bond Reward”) per eligible referral, subject to a limitation of 50 Worthy Demand Bonds per Referror account and Referree account per calendar year. Bond Rewards will be fulfilled through Worthy Demand Bonds issued under the offering statement of which this offering circular forms a part. For more information on the terms and conditions of Worthy Demand Bond Rewards Program, please see “Plan of Distribution – Worthy Demand Bond Rewards Program” on page 53 of this offering circular.

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Minimum and Maximum Investment Amount	The minimum investment amount per subscriber is $10. There is no maximum investment amount per subscriber.

Investment Amount Restrictions	Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, you are encouraged to review Rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, you are encouraged to refer to www.investor.gov.

Voting Rights	The Worthy Bonds do not have any voting rights.

Risk Factors	Acquisition of Worthy Bonds and our business in general is subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors” beginning on page 10.

How to invest:	Please visit the Worthy Website at www.worthybonds.com and click the “Get Started” link at the top of the home page. You may also download the Worthy App and use it to invest. Please see “Plan of Distribution” appearing later in this offering circular.

Use of proceeds:

If we sell all $59,920,000 of gross proceeds from the Worthy Demand Bonds offered under this offering circular for cash, we estimate our net proceeds, after deducting estimated offering expenses of approximately $100,000, will be approximately $59,820,000. We intend to use the proceeds from this offering to implement the business model described above and for general corporate purposes including the costs of this offering. See “Use of Proceeds.”

We will not receive any proceeds from the issuance of up to $15,000,000 worth of Worthy Renewal Bonds to our existing bondholders upon their extension of our renewable bonds that they currently hold. In addition, we will not receive any proceeds from the redemption of up to $80,000 worth of Bond Rewards under the Bond Rewards Program for eligible referrals (not for cash).

Transfer Agent	The Company will act as its own transfer agent and maintain the Company’s share register. As of the date of this offering circular, we have not engaged a transfer agent, and do not intend to engage a transfer agent until such time as we determine it is necessary.

Termination of the offering	The termination of the offering will occur on the earlier of (i) the date that renewals of, subscriptions for, and rewards of the Worthy Bonds offered hereby equal $75,000,000 or (ii) an earlier date determined by the Company in its sole discretion. The offering of Worthy Renewable Bonds could terminate prior to the offering of Worthy Demand Bonds for cash or the Bond Rewards Program offering if all of the Worthy Renewable Bonds offered have been issued to existing bondholders upon their extension of renewable bonds of the Company that they currently hold but not all of the Worthy Demand Bonds for cash have sold or not all of the Worthy Demand Bonds in the Bond Rewards Program offering have been issued. The offering of Worthy Demand Bonds for cash could terminate prior to the offering of Worthy Renewable Bonds or the Bond Rewards Program offering if we have sold all of the Worthy Demand Bonds but not all of the Worthy Renewable Bonds being offered have been issued or not all of the Worthy Demand Bonds in the Bond Rewards Program offering have been issued. The Bond Rewards Program offering could terminate prior to the offering of Worthy Renewable Bonds or the offering of Worthy Demand Bonds for cash if all of the Worthy Demand Bonds offered in the Bond Rewards Program offering have been awarded but not all of the Worthy Demand Bonds for cash have sold or not all of the Worthy Renewable Bonds being offered have been issued. If one of these offerings has closed but the other offerings are ongoing, we will inform investors by filing a supplement to this offering circular with the SEC.

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SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The following table presents our summary historical consolidated financial data for the period indicated. The summary historical consolidated financial data for the years ended December 31, 2020 and 2019 and the balance sheet data as of December 31, 2020 and 2019 are derived from the audited consolidated financial statements.

Historical results are included for illustrative and informational purposes only and are not necessarily indicative of results we expect in future periods, and results of interim periods are not necessarily indicative of results for the entire year. You should read the following summary financial data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes appearing elsewhere in this Offering Circular.

	For the Year Ended December 31, 2020	For the Year Ended December 31, 2019

Statement of Operations Data
Total operating revenue	$2,504,634	$951,280
Total cost of revenue	3,050,201	2,407,704
Gross profit (loss)	(545,567)	(1,456,424)
Operating expenses	1,652,685	2,035,384
Other income (expenses)	545,839	85,452
Net loss	$(1,652,413)	$(3,406,356)
Net loss per share, basic and diluted	$(16,524.13)	$(34,064)
Weighted-average shares of common stock outstanding —basic and diluted	100	100

Balance Sheet Data (at period end)
Cash and cash equivalents	$1,688,283	$7,502,191
Working capital (deficit) (1)	(11,699,972)	(15,760,015)
Total assets	16,359,899	25,053,720
Total liabilities	21,070,923	28,112,331
Total shareholder’s equity (deficit)	(4,711,024)	(3,058,611)

(1)	Working capital (deficit) represents total current assets less total current liabilities.

RISK FACTORS

Investing in our securities involves risks. In addition to the other information contained in this offering circular, you should carefully consider the following risks before deciding to purchase our securities in this offering. The occurrence of any of the following risks might cause you to lose all or a part of your investment. Some statements in this offering circular, including statements in the following risk factors, constitute forward-looking statements. Please refer to “Cautionary Statement Regarding Forward-Looking Statements” for more information regarding forward-looking statements.

Below is a summary of material risks, uncertainties and other factors that could have a material effect on the Company and its operations:

●	We may never become profitable;
●	We have a limited operating history in a rapidly evolving industry, which makes it difficult to evaluate our future prospects and may increase the risk that we will not be successful;
●	Public health epidemics or outbreaks (such as the novel strain of coronavirus (COVID-19)) could adversely impact our business;
●	We operate in a highly regulated industry, and our business may be negatively impacted by changes in the regulatory environment;
●	Our business may be negatively impacted by worsening economic conditions and fluctuations in the credit market;
●	Competition in our industry is intense;
●	The amount of repayments that bond holders demand at a given time may exceed the amount of funds we have available to make such payments which may result in a delay in repayment or loss of investment to the bond holders;
●	Holders of Worthy Bonds are exposed to the credit risk of our company;
●	There has been no public market for Worthy Bonds and none is expected to develop; and
●	We could be materially and adversely affected if we are deemed to be an investment company under the Investment Company Act.

Risks Related to our Industry

The lending industry is highly regulated. Changes in regulations or in the way regulations are applied to our business could adversely affect our business.

The sale of our Worthy Bonds is subject to federal securities laws. The distribution of our Worthy Bonds is also subject to the regulation by several states and we are registered as an issuer dealer in the State of Florida. The loans made by us are also subject to state usury laws.

Changes in laws or regulations or the regulatory application or judicial interpretation of the laws and regulations applicable to us could adversely affect our ability to operate in the manner in which we intend to conduct business or make it more difficult or costly for us to participate in or otherwise make loans. A material failure to comply with any such laws or regulations could result in regulatory actions, lawsuits, and damage to our reputation, which could have a material adverse effect on our business and financial condition and our ability to participate in and perform our obligations to investors and other constituents.

The initiation of a proceeding relating to one or more allegations or findings of any violation of such laws could result in modifications in our methods of doing business that could impair our ability to collect payments on our loans or to acquire additional loans or could result in the requirement that we pay damages and/or cancel the balance or other amounts owing under loans associated with such violation. We cannot assure you that such claims will not be asserted against us in the future.

Worsening economic conditions may result in decreased demand for loans, cause borrowers’ default rates to increase, and harm our operating results.

Uncertainty and negative trends in general economic conditions in the United States and abroad, including significant tightening of credit markets, historically have created a difficult environment for companies in the lending industry. Many factors, including factors that are beyond our control, may have a detrimental impact on our operating performance. These factors include general economic conditions, unemployment levels, energy costs and interest rates, as well as events such as natural disasters, acts of war, terrorism, pandemic like the recent coronavirus (COVID-19) and catastrophes.

Our borrowers are primarily small businesses. Accordingly, our borrowers will historically have been, and may in the future may remain, more likely to be affected or more severely affected than large enterprises by adverse economic conditions. These conditions may result in a decline in the demand for loans by potential borrowers or higher default rates by borrowers.

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There can be no assurance that economic conditions will remain favorable for our business or that demand for loans that we make or in which we may participate or default rates by borrowers will remain at current expected levels. Reduced demand for loans would negatively impact our growth and revenue, while increased default rates by borrowers may inhibit our access to capital and negatively impact our profitability. Further, if an insufficient number of qualified individuals and small businesses apply for loans, our growth and revenue would be negatively impacted.

The recent outbreak of COVID-19 may cause an overall decline in the economy as a whole, and may materially harm our business, results of operations and financial condition

The Company’s operations may be affected by the recent and ongoing outbreak of COVID-19 which in March 2020, has been declared a pandemic by the World Health Organization. The ultimate disruption which may be caused by the outbreak is uncertain; however, it may result in a material adverse impact on the Company’s financial position, operations and cash flows.

Possible areas that may be affected include, but are not limited to, higher redemption rate of holders of the Worthy Bonds, a decline in the demand for loans by potential borrowers or higher default rates by borrowers, and unavailability of professional services and other resources. In addition, the employees of affiliated companies that provide services to us could be medically or mentally affected by the pandemic and may be required to work remotely. This situation could cause of reduction in productivity or the inability to complete critical tasks for the Company.

The entire actual effects of the spread of COVID-19 are difficult to assess at this time as the actual effects will depend on many factors beyond the control and knowledge of the Company. However, the spread of COVID-19, if it continues, may cause an overall decline in the economy as a whole and therefore may materially harm our business, results of operations and financial condition

Competition for employees is intense, and we may not be able to attract and retain the highly skilled employees whom we need to support our business.

Currently, our staffing needs are provided to us by Worthy Management, Inc., a wholly owned subsidiary of our parent company. Prior to January 1, 2020, additional management and staffing were provided by our parent company at no cost to us. We may need to engage employees as our Company continues to grow. Competition for highly skilled personnel, especially data analytics personnel, is extremely intense, and we could face difficulty identifying and hiring qualified individuals in many areas of our business. We may not be able to hire and retain such personnel. Many of the companies with which we compete for experienced employees have greater resources than we have and may be able to offer more attractive terms of employment. In addition, we intend to invest significant time and expense in training our employees, which increases their value to competitors who may seek to recruit them. If we fail to retain our employees, we could incur significant expenses in hiring and training their replacements and the quality of our services and our ability to serve borrowers could diminish, resulting in a material adverse effect on our business.

We operate in a competitive market which may intensify, and competition may limit our ability to continue with our business model and have a material adverse effect on our business, financial condition, and results of operations.

We operate in a competitive market which may intensify, and competition may limit our ability to continue with our business model and have a material adverse effect on our business, financial condition, and results of operations. Our competitors may be able to have a lower cost for their services which would lead to borrowers choosing such other competitors over the Company. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of loans and investments, offer more attractive pricing or other terms and establish more relationships than us.

Risks Related to Our Company

We may never become profitable.

We have not yet reached profitability. If we are unable to obtain or maintain profitability, we will not be able to attract investment, compete, or maintain operations.

We have a history of operating losses, our management has concluded that factors raise substantial doubt about our ability to continue as a going concern and our auditor has included an explanatory paragraph relating to our ability to continue as a going concern in its audit report for the years ended December 31, 2020 and 2019.

During the years ended December 31, 2020 and 2019, we generated revenues of approximately $2,505,000 and $951,000, respectively, and reported net losses of approximately $1,652,000 and $3,406,000, respectively, and cash flow provided by (used in) from operating activities of approximately $217,000 and ($1,540,000), respectively. As noted in our consolidated financial statements, as of December 31, 2020, we had a shareholder’s deficit and accumulated deficit of approximately $4,711,000 and $5,252,000, respectively. These conditions raise substantial doubt about the Company’s ability to continue as a going concern and our management has raised substantial doubt about our ability to continue as a going concern and our independent registered public accounting firm has included an explanatory paragraph relating to our ability to continue as a going concern in its audit report for a period of 12 months from the issuance date of the audit report with respect to our audited consolidated financial statements for the years ended from December 31, 2020 and 2019. Our consolidated financial statements have been prepared assuming that we will continue as a going concern. No assurances can be given our operations will provide sufficient revenues to cover our operating expenses.

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We have a limited operating history in a rapidly evolving industry, which makes it difficult to evaluate our future prospects and may increase the risk that we will not be successful.

We have a limited operating history in an evolving industry that may not develop as expected. Assessing our business and future prospects is challenging in light of the risks and difficulties we may encounter. These risks and difficulties include our ability to:

●	increase the number and total volume of loans and other credit products extended to borrowers;
●	improve the terms on which loans are made to borrowers as our business becomes more efficient;
●	increase the effectiveness of our direct marketing and lead generation through referral sources;
●	successfully develop and deploy new products;
●	favorably compete with other companies that are currently in, or may in the future enter, the business of lending to small businesses;
●	successfully navigate economic conditions and fluctuations in the credit market;
●	effectively manage the growth of our business; and
●	successfully expand our business into adjacent markets.

We may not be able to successfully address these risks and difficulties, which could harm our business and cause our operating results to suffer.

We have only begun to make loans with the proceeds from the sale of the Worthy Bonds.

We made our first loan in September 2018 and as of May 27, 2021, we had approximately $13,000,000 outstanding loans to borrowers. While we have identified several additional opportunities for investment in the proceeds, our lending history is limited. Interest on the proceeds from our Regulation A offering will not cover interest payments accruing on the bonds or our operating expenses. Accordingly, until such time as we are able to generate significant income from the investment of the proceeds we will be required to utilize cash on hand to make the interest payments which will reduce the amount of proceeds available for loans by us.

If the information provided by borrowers is incorrect or fraudulent, we may misjudge a customer’s qualification to receive a loan, and our operating results may be harmed.

Our loan participation or loan decisions are based partly on information provided to us by loan applicants. To the extent that these applicants provide information to us in a manner that we are unable to verify, we may not be able to accurately assess the associated risk. In addition, data provided by third-party sources is a significant component of our underwriting process, and this data may contain inaccuracies. Inaccurate analysis of credit data that could result from false loan application information could harm our reputation, business, and operating results.

Our risk management efforts may not be effective.

We could incur substantial losses, and our business operations could be disrupted if we are unable to effectively identify, manage, monitor, and mitigate financial risks, such as credit risk, interest rate risk, liquidity risk, and other market-related risk, as well as operational risks related to our business, assets, and liabilities. To the extent our models used to assess the creditworthiness of potential borrowers do not adequately identify potential risks, the risk profile of such borrowers could be higher than anticipated. Our risk management policies, procedures, and techniques may not be sufficient to identify all of the risks we are exposed to, mitigate the risks that we have identified, or identify concentrations of risk or additional risks to which we may become subject in the future.

We rely on various referral sources and other borrower lead generation sources, including lending platforms.

Unlike banks and other larger competitors with significant resources, we rely on our smaller-scale marketing efforts, affinity groups, partners, and loan referral services to acquire borrowers. We do not have exclusive rights to referral services, and we cannot control which loans or the volume of loans we are sent. In addition, our competitors may enter into exclusive or reciprocal arrangements with their own referral services, which might significantly reduce the number of borrowers we are referred. Any significant reduction in borrower referrals could have an adverse impact on our loan volume, which will have a correspondingly adverse impact on our operations and our Company.

Our loans may be unsecured obligations of our borrowers.

We believe that some of our loans may be unsecured obligations of the borrowers. This means that, for those loans, we will not be able to foreclose on any assets of our borrowers in the event that they default. This limits our recourse in the event of a default. We may also attract borrowers who have fewer assets and may be engaged in less developed businesses than our peers. If we are unable to access collateral on our loans that default, our results of operations may be adversely impacted.

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We are subject to a number of conflicts of interest arising out of our relationship with WFI and its subsidiaries which may not be resolved in our favor.

We are subject to a number of conflicts of interest arising out of our relationship with WFI and its subsidiaries, including the following:

●	WFI is our parent company and our sole shareholder. WFI is also the sole shareholder of Worthy Management, Worthy Peer Capital II, Inc., Worthy Community Bonds, Inc. and Worthy Community Bonds II, Inc. Accordingly, its executive officers and directors have fiduciary obligations to a number of entities. This potential conflict of interest poses a risk that the executive officers and directors may exercise their fiduciary duties in favor of affiliated entities rather than us even though they have fiduciary duties to us;

●	Worthy Peer Capital II, Inc.’s, Worthy Community Bonds, Inc.’s and Worthy Community Bonds II, Inc.’s business is similar to ours and we may be competing for borrowers with them. This potential conflict of interest poses a risk that such borrowers may borrow from Worthy Peer Capital II, Inc., Worthy Community Bonds, Inc. or Worthy Community Bonds II, Inc. rather than us;

●	our executive officers and directors are also executive officers and directors of Worthy Peer Capital II, Inc., Worthy Community Bonds, Inc., Worthy Community Bonds II, Inc., and Worthy Management and they do not devote all of their time and efforts to our company. This potential conflict of interest poses a risk that the executive officers and directors may devote an insufficient amount of time and effort to operating our company because they are too busy devoting their time and effort to the operations of our affiliates; and

●	the terms of the Management Services Agreement with Worthy Management were not negotiated on an arms-length basis and the amounts to be reimbursed thereunder will be equal to the costs incurred by Worthy Management in paying for the staff and office expenses for the Company under the Management Services Agreement, will be determined by our executive officers and directors who are also executive officers and directors of Worthy Management notwithstanding that they are executive officers and directors of both our Company and Worthy Management. This potential conflict of interest poses a risk that the amount to be reimbursed by our company under the Management Services Agreement may be determined by the executive officers and directors to be higher in the absence of an arms-length arrangement at the expense of our company.

There are no assurances that any conflicts which may arise will be resolved in our favor, which could adversely affect our operations. In addition, as a bondholder you have no right to vote upon or receive notice of any corporate actions we may undertake which you might otherwise have if you owned equity in our company.

A significant disruption in our computer systems or a cybersecurity breach could adversely affect our operations.

We rely extensively on our computer systems to manage our loan origination and other processes. Our systems are subject to damage or interruption from power outages, computer and telecommunications failures, computer viruses, cyber security breaches, vandalism, severe weather conditions, catastrophic events and human error, and our disaster recovery planning cannot account for all eventualities. If our systems are damaged, fail to function properly or otherwise become unavailable, we may incur substantial costs to repair or replace them, and may experience loss of critical data and interruptions or delays in our ability to perform critical functions, which could adversely affect our business and results of operations. Any compromise of our security could also result in a violation of applicable privacy and other laws, significant legal and financial exposure, damage to our reputation, loss or misuse of the information and a loss of confidence in our security measures, which could harm our business.

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Our ability to protect the confidential information of our borrowers and investors may be adversely affected by cyber-attacks, computer viruses, physical or electronic break-ins or similar disruptions.

We process certain sensitive data from our borrowers and investors. While we have taken steps to protect confidential information that we receive or have access to, our security measures could be breached. Any accidental or willful security breaches or other unauthorized access to our systems could cause confidential borrower and investor information to be stolen and used for criminal purposes. Security breaches or unauthorized access to confidential information could also expose us to liability related to the loss of the information, time-consuming and expensive litigation and negative publicity. If security measures are breached because of third-party action, employee error, malfeasance or otherwise, or if design flaws in our software are exposed and exploited, our relationships with borrowers and investors could be severely damaged, and we could incur significant liability.

Because techniques used to sabotage or obtain unauthorized access to systems change frequently and generally are not recognized until they are launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures. In addition, federal regulators and many federal and state laws and regulations require companies to notify individuals of data security breaches involving their personal data. These mandatory disclosures regarding a security breach are costly to implement and often lead to widespread negative publicity, which may cause borrowers and investors to lose confidence in the effectiveness of our data security measures. Any security breach, whether actual or perceived, would harm our reputation, we could lose borrowers and investors and our business and operations could be adversely affected.

Any significant disruption in service on our platform or in our computer systems, including events beyond our control, could prevent us from processing or posting payments on loans, reduce the attractiveness of our marketplace and result in a loss of borrowers or investors.

In the event of a system outage and physical data loss, our ability to perform our servicing obligations, process applications or make loans available would be materially and adversely affected. The satisfactory performance, reliability and availability of our technology are critical to our operations, customer service, reputation and our ability to attract new and retain existing borrowers and investors.

Any interruptions or delays in our service, whether as a result of third-party error, our error, natural disasters or security breaches, whether accidental or willful, could harm our relationships with our borrowers and investors and our reputation. Additionally, in the event of damage or interruption, our insurance policies may not adequately compensate us for any losses that we may incur. Our disaster recovery plan has not been tested under actual disaster conditions, and we may not have sufficient capacity to recover all data and services in the event of an outage. These factors could prevent us from processing or posting payments on the loans, damage our brand and reputation, divert our employees’ attention, reduce our revenue, subject us to liability and cause borrowers and investors to abandon our marketplace, any of which could adversely affect our business, financial condition and results of operations.

We contract with third parties to provide services related to our online web lending and marketing, as well as systems that automate the servicing of our loan portfolios. While there are material cybersecurity risks associated with these services, we require that our vendors provide industry-leading encryption, strong access control policies, Statement on Standards for Attestation Engagements (SSAE) 16 audited data centers, systematic methods for testing risks and uncovering vulnerabilities, and industry compliance audits to ensure data and assets are protected. To date, we have not experienced any cyber incidents that were material, either individually or in the aggregate.

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If our estimates of loan receivable losses are not adequate to absorb actual losses, our provision for loan receivable losses would increase, which would adversely affect our results of operations.

We maintain an allowance for loans receivable losses. To estimate the appropriate level of allowance for loan receivable losses, we consider known and relevant internal and external factors that affect loan receivable collectability, including the total amount of loan receivables outstanding, historical loan receivable charge-offs, our current collection patterns, and economic trends. If customer behavior changes as a result of economic conditions and if we are unable to predict how the unemployment rate, housing foreclosures, and general economic uncertainty may affect our allowance for loan receivable losses, our provision may be inadequate. Our allowance for loan receivable losses is an estimate, and if actual loan receivable losses are materially greater than our allowance for loan receivable losses, our financial position, liquidity, and results of operations could be adversely affected.

We will face increasing competition of affiliated and non-affiliated parties and, if we do not compete effectively, our operating results could be harmed.

We compete with other companies that lend to small businesses. These companies include traditional banks, merchant cash advance providers, and newer, technology-enabled lenders. In addition, other technology companies that lend primarily to individual consumers, such as Lending Club and Prosper Marketplace, have already begun to focus, or may in the future focus, their efforts on lending to small businesses. If we are not able to compete effectively with our competitors, our operating results could be harmed.

The business of our affiliates, namely Worthy Peer Capital II, Inc., Worthy Community Bonds, Inc., and Worthy Community Bonds II, Inc., is similar to ours and we may be competing for borrowers and business opportunities with such affiliates in light of the fact that such affiliates and our company are under the common ownership, control and management of WFI. Worthy Management, Inc. merely advances certain operating costs including salaries and rent and allocates expenses monthly among the operating affiliates under its management services agreement with them. Worthy Management, Inc. does not manage any other aspect of the other operating affiliates. There is a risk that potential borrowers and business opportunities may be allocated to our affiliates rather than us by WFI. If we are not able to compete effectively with our affiliates, our operating results could be harmed.

Many of our competitors have significantly more resources and greater brand recognition than we do and may be able to attract borrowers more effectively than we do.

When new competitors seek to enter one of our markets, or when existing market participants seek to increase their market share, they sometimes undercut the pricing and/or credit terms prevalent in that market, which could adversely affect our market share or ability to explore new market opportunities. Our pricing and credit terms could deteriorate if we act to meet these competitive challenges. Further, to the extent that the fees we pay to our strategic partners and borrower referral sources are not competitive with those paid by our competitors, whether on new loans or renewals or both, these partners and sources may choose to direct their business elsewhere. All of the foregoing could adversely affect our business, results of operations, financial condition, and future growth.

The collection, processing, storage, use, and disclosure of personal data could give rise to liabilities as a result of governmental regulation, conflicting legal requirements, or differing views of personal privacy rights.

We receive, collect, process, transmit, store, and use a large volume of personally identifiable information and other sensitive data from borrowers and purchasers of the Worthy Bonds and services. There are federal, state, and foreign laws regarding privacy, recording telephone calls, and the storing, sharing, use, disclosure, and protection of personally identifiable information and sensitive data. Specifically, personally identifiable information is increasingly subject to legislation and regulations to protect the privacy of personal information that is collected, processed, and transmitted. Any violations of these laws and regulations may require us to change our business practices or operational structure, address legal claims, and sustain monetary penalties, or other harms to our business.

The regulatory framework for privacy issues in the United States and internationally is constantly evolving and is likely to remain uncertain for the foreseeable future. The interpretation and application of such laws is often uncertain, and such laws may be interpreted and applied in a manner inconsistent with other binding laws or with our current policies and practices. If either we or our third-party service providers are unable to address any privacy concerns, even if unfounded, or to comply with applicable laws and regulations, it could result in additional costs and liability, damage our reputation, and harm our business.

We are reliant on the efforts of Sally Outlaw and Alan Jacobs.

We rely on our management team and need additional key personnel to grow our business, and the loss of key personnel or inability to hire key personnel could harm our business. We believe our success has depended, and continues to depend, on the efforts and talents of our executive officers, Sally Outlaw, our Chief Executive Officer, and Alan Jacobs, our Executive Vice President and President of our Worthy Lending LLC subsidiary. Ms. Outlaw and Mr. Jacobs have expertise that could not be easily replaced if we were to lose any or all of their services.

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We could be materially and adversely affected if we are deemed to be an investment company under the Investment Company Act.

We believe that we fall within the exception of an investment company provided by Section 3(c)(5)(B) of the Investment Company Act of 1940. Section 3(c)(5)(B) provides an exemption for a company that is primarily engaged in making loans to manufacturers, wholesalers and retailers of and to prospective purchasers of specified merchandise and/or services. The Company has a Commitment Committee that reviews and legally assesses every potential loan for compliance with the exemption requirements. Once the Commitment Committee has confirmed such compliance, the potential loan is financially underwritten pursuant to the Company’s established underwriting policies. Notwithstanding, it is possible that the staff of the SEC could disagree with any of our assessment. If the staff of the SEC were to disagree with our analysis under the Investment Company Act, we would need to adjust our investment strategy. Any such adjustment in our strategy could have a material adverse effect on us. If we are deemed to be an investment company, we may be required to register as an investment company if we are unable to dispose of the disqualifying assets, which could have a material adverse effect on us.

Registration under the Investment Company Act would require us to comply with a variety of substantive requirements that impose, among other things:

●	limitations on capital structure;

●	restrictions on specified investments;

●	restrictions on leverage or senior securities;

●	restrictions on unsecured borrowings;

●	prohibitions on transactions with affiliates; and

●	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

If we were required to register as an investment company but failed to do so, we could be prohibited from engaging in our business, and criminal and civil actions could be brought against us. Registration with the SEC as an investment company would be costly, would subject us to a host of complex regulations and would divert attention from the conduct of our business, which could materially and adversely affect us. In addition, we would no longer be eligible to offer our securities under Regulation A of the Securities Act if we were required to register as an investment company.

Compliance with Regulation A and reporting to the SEC could be costly.

Compliance with Regulation A could be costly and requires legal and accounting expertise. We have limited experience complying with the provisions of Regulation A or making the public filings required by the rule since the SEC qualified our prior Regulation A+ offering. We must continue to file an annual report on Form 1-K, a semiannual report on Form 1-SA, and current reports on Form 1-U.

Our legal and financial staff may need to be increased in order to comply with our Regulation A reporting requirements. Compliance with Regulation A will also require greater expenditures on outside counsel and outside auditors in order to remain in compliance. Failure to remain in compliance with Regulation A may subject us to sanctions, penalties, and reputational damage and would adversely affect our results of operations.

We are required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. Therefore, we are subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies,” and our investors could receive less information than they might expect to receive from exchange traded public companies.

We are required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year. Therefore, our investors could receive less information than they might expect to receive from exchange traded public companies.

We are subject to the risk of fluctuating interest rates, which could harm our business operations.

We expect to generate net income from the difference between the interest rates we charge borrowers or otherwise make from our permissible investments, including loan origination fees paid by borrowers, and the interest we pay to the holders of Worthy Bonds. Due to fluctuations in interest rates, we may not be able to charge borrower’s an interest rate sufficient for us to generate income, which could harm our planned business operations.

Any Bond Rewards you receive as a result of the Bond Rewards Program could have adverse tax consequences to you.

There is some uncertainty about the appropriate treatment of these Bond Rewards for income purposes. You may be subject to tax on the value of your Bond Rewards. If you receive Worthy Demand Bonds under the Bond Rewards Program, upon receipt you will generally realize taxable income equal to the fair market value of the Worthy Demand Bonds. Your participation in the Bond Rewards Program may increase the complexity of your tax filings and may cause you to be ineligible to file Internal Revenue Service Form 1040-EZ, if you would otherwise be eligible to file such form.

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There are a number of risks associated with our having a verbal agreement (rather than a written agreement) with WFI governing our ability to utilize WFI’s Fintech Platform and the Worthy App including misunderstanding of the terms of the verbal agreement, dispute as to what was agreed to, as well as unwillingness of a court to enforce the agreement because we and WFI may not be able to prove the existence of the agreement or its terms, which could adversely affect our business, results of operations, financial condition and future growth.

Verbal agreements can lead to uncertainty about each party’s rights and obligations. A dispute may arise if there is nothing in writing explaining what both parties to the contract agreed to do.

On July 1, 2020, we entered into a verbal agreement with WFI to pay a license fee to WFI in the amount of $10 per active user per year. There are no other terms to such verbal agreement. In light of the fact that our agreement with WFI is a verbal contract (rather than a written contract), we and WFI are exposed to the following risks:

● the risk that we and WFI misunderstood an important term or terms of the contract, such as how much was to be paid or what services were to be performed;

● the risk that we and WFI will have a dispute regarding what was agreed to because we and WFI are only relying on memory; and

● the risk that a court will not enforce the contract because we and WFI may not be able to prove the existence of the contract or its terms.

If a dispute arises under our verbal agreement with WFI and a court is not willing to enforce the terms of such verbal agreement in our favor, this outcome could adversely affect our business, results of operations, financial condition, and future growth.

Risks Related to Worthy Bonds and this Offering

The characteristics of the Worthy Bonds, including no maturity date (as to Worthy Demand Bonds), maturity (as to Worthy Renewal Bonds), interest rate, lack of collateral security or guarantee, and lack of liquidity, may not satisfy your investment objectives.

The Worthy Bonds may not be a suitable investment for you, and we advise you to consult your investment, tax and other professional financial advisors prior to acquiring Worthy Bonds. The characteristics of the notes, including no maturity date (as to Worthy Demand Bonds), maturity (as to Worthy Renewal Bonds), repayable at your demand, redeemable by us, interest rate, lack of collateral security or guarantee, and lack of liquidity, may not satisfy your investment objectives. The Worthy Bonds may not be a suitable investment for you based on your ability to withstand a loss of interest or principal or other aspects of your financial situation, including your income, net worth, financial needs, investment risk profile, return objectives, investment experience and other factors. Prior to acquiring any Worthy Bonds, you should consider your investment allocation with respect to the amount of your contemplated investment in the Worthy Bonds in relation to your other investment holdings and the diversity of those holdings.

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The amount of repayments that bond holders demand at a given time may exceed the amount of funds we have available to make such payments which may result in a delay in repayment or loss of investment to the bond holders.

We will use our commercially reasonable efforts to maintain sufficient cash and cash equivalents on hand to honor repayment demands of bond holders. We anticipate setting aside a minimum of 20% of Worthy Bonds sales in cash and cash equivalents. However, in the event there are more demands for repayment to meet than our cash and cash equivalents on hand available, we may be required to (i) liquidate some of our publicly traded investments, loan portfolio, and other investments, (ii) seek commercial banks and non-bank lending sources, such as insurance companies, private equity funds and private lending organizations, for the provision of credit facilities, including, but not limited to, lines of credit, pursuant to which funds would be advanced to us, or (iii) seek capital contributions from our parent company, WFI.

During the year ended December 31, 2020, the Company received redemption requests totaling approximately $30,790,000. The Company funded approximately 65%, or approximately $19,870,000, of those redemption requests using cash and cash equivalents, approximately16%, or approximately $4,800,000, of those requests by liquidating publicly traded securities and approximately 19%, or approximately $6,120,000, by liquidating participations it held in loans originated by other lenders.

In the event that the above sources of funds to honor repayments cannot be realized within the time frame of the repayment requests of bond holders, bond holders might have to wait for repayment until the above sources are realized. If the above sources do not generate enough funds to honor bond holders’ requests for repayment, there is a risk that the bond holders may lose some or all of their investment in the Worthy Bonds.

Holders of Worthy Bonds are exposed to the credit risk of our company.

Worthy Bonds are our full and unconditional obligations. If we are unable to make payments required by the terms of the notes, you will have an unsecured claim against us. Worthy Bonds are therefore subject to non-payment by us in the event of our bankruptcy or insolvency. In an insolvency proceeding, there can be no assurances that you will recover any remaining funds. Moreover, your claim may be subordinate to that of any senior creditors and any secured creditors to the extent of the value of their security.

The Worthy Bonds are unsecured obligations.

The Worthy Bonds do not represent an ownership interest in any specific Worthy loans, their proceeds, or their assets. The Worthy Bonds are unsecured general obligations of Worthy only and not any Worthy borrower. The Worthy Bonds will be general unsecured obligations, and will rank equally with all of our other unsecured debt unless such debt is senior to or subordinate to the Worthy Bonds by their terms. We may issue secured debt in our sole discretion without notice to or consent from the holders of Worthy Bonds. Therefore as unsecured obligations, there is no security to be provided to the holders of the Worthy Bonds.

There is no public market for Worthy Bonds, and none is expected to develop.

Worthy Bonds are newly issued securities. Although under Regulation A the securities are not restricted, Worthy Bonds are still highly illiquid securities. No public market has developed nor is expected to develop for Worthy Bonds, and we do not intend to list Worthy Bonds on a national securities exchange or interdealer quotational system. You should be prepared to hold your Worthy Bonds as Worthy Bonds are expected to be highly illiquid investments.

Holders of the Worthy Bonds will have no voting rights.

Holders of the Worthy Bonds will have no voting rights and therefore will have no ability to control the Company. The Worthy Bonds do not carry any voting rights and therefore the holders of the Worthy Bonds will not be able to vote on any matters regarding the operation of the Company. As a bondholder purchaser in this offering will have no right to vote upon or receive notice of any corporate actions we may undertake which you might otherwise have if you owned equity in our Company.

There is a risk that the Worthy Website will not be able to handle a large number of investors subscribing to this offering.

Although the Worthy Website has been designed to handle numerous purchase orders and prospective investors, we cannot predict the response of the Worthy Website to any particular issuance of Worthy Bonds pursuant to this offering circular. You should be aware that if a large number of investors try to access the Worthy Website at the same time and submit their purchase orders simultaneously, there may be a delay in receiving and/or processing your purchase order. You should also be aware that general communications and internet delays or failures unrelated to the Worthy Website, as well as website capacity limits or failures may prevent purchase orders from being received on a timely basis by the Worthy Website. We cannot guarantee you that any of your submitted purchase orders will be received, processed and accepted during the offering process.

There is a risk that the Worthy Website and the Worthy APP may be hacked.

We receive, collect, process, transmit, store, and use a large volume of personally identifiable information and other sensitive data from borrowers and purchasers of the Worthy Bonds and services on the Worthy Website and the Worthy App. There is a risk that the Worthy Website and the Worthy APP may be hacked. Worthy Bonds will be issued by computer-generated program on our website and electronically signed by us in favor of the investor. The Worthy Bonds will be stored by us and will remain in our custody for ease of administration. In today’s environment, cyberattacks are perpetrated by identity thieves, unscrupulous contractors and vendors, malicious employees, business competitors, prospective insider traders and market manipulators, so-called “hacktivists,” terrorists, state-sponsored actors and others. Many companies that utilize technology in the business operations, such as ours are subject to the risk that they may be hacked. Even the most diligent cybersecurity efforts will not address all cyber risks that the Company faces. We cannot assure you that we’ll be able to prevent any such hacks by third parties, and if we experience these hacks, the effects would case an adverse effect on our business operations and will jeopardize the privacy of our users date, and can lead to us having to cease operations altogether.

The Worthy Bond Holders may be subject to third party fees.

Worthy Bond investors are not charged a servicing fee for their investment, but you may be charged a transaction fee if your method of payment requires us to incur an expense. The transaction fee will be equal to the amount that the Company will be charged by the payment processor. Other financial intermediaries, however, if engaged by you, may charge you commissions or fees.

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The Worthy Bond Holders may be subject to a servicing fee upon transfer.

The Worthy Bonds are transferable except a servicing fee of up to 1% may be charged for the transfer of Worthy Bonds to third parties, which charge would only be made against accrued interest.

Because the Worthy Bonds will have no sinking fund, insurance, or guarantee, you could lose all or a part of your investment if we do not have enough cash to pay.

There is no sinking fund, insurance or guarantee of our obligation to make payments on the Worthy Bonds. We will not contribute funds to a separate account, commonly known as a sinking fund, to make interest or principal payments on the Worthy Bonds. The Worthy Bonds are not certificates of deposit or similar obligations of, and are not guaranteed or insured by, any depository institution, the Federal Deposit Insurance Corporation, the Securities Investor Protection Corporation, or any other governmental or private fund or entity. Therefore, if you invest in the Worthy Bonds, you will have to rely only on our cash flow from operations and possible funding from WFI, our parent company, for repayment of principal and interest upon your demand of repayment or upon redemption by us. If our cash flow from operations and possible funding from WFI, our parent company, are not sufficient to pay any amounts owed under the Worthy Bonds, then you may lose all or part of your investment.

By purchasing Worthy Bonds in this Offering, unless you opt-out in accordance with the terms of the Worthy Demand Bond Investor Agreement, you are bound by the arbitration provisions contained in our Worthy Demand Bond Investor Agreement to be used for subscriptions in this offering which limits your ability to bring class action lawsuits or seek remedies on a class basis and waives the right a trial by jury.

By purchasing shares in this Offering, unless you opt-out in accordance with the terms of the Worthy Demand Bond Investor Agreement, you agree to be bound by the arbitration, jury waiver and class action waiver provisions contained in Section 13 of our Investor Purchase Agreement to be used for subscriptions on this offering. Pursuant to the terms of the Worthy Demand Bond Investor Agreement, the holders of Worthy Bonds and the Company will agree to (i) resolve disputes of the holders of Worthy Bonds through binding arbitration or small claims court, instead of through courts of general jurisdiction or through a class action and (ii) waive the right to a trial by jury and to participate in any class action, except in cases that involve personal injury. Pursuant to the terms of the Worthy Demand Bond Investor Agreement, if a holder of Worthy Bonds does not agree to the terms of the arbitration provision, the holder of Worthy Bonds may opt-out of the arbitration provision by sending an arbitration opt-out notice to the Company within thirty (30) days of the holder’s first electronic acceptance of the Worthy Demand Bond Investor Agreement. If the opt-out notice is not received within thirty (30) days, the holder of Worthy Bonds will be deemed to have accepted all terms of the arbitration provision, including the class action and jury waiver. If the investor opts out of the arbitration provision, the investor has also opted out of the jury trial and class action waivers. As arbitration provisions in commercial agreements have generally been respected by federal courts and state courts of Florida, we believe that the arbitration provision in the Worthy Demand Bond Investor Agreement is enforceable under federal law and the laws of the State of Florida. Although holders of Worthy Bonds will be subject to the arbitration provisions of the Worthy Demand Bond Investor Agreement, the arbitration provisions do not preclude holders of Worthy Bonds from pursuing claims under the U.S. federal securities laws in federal courts. THE ARBITRATION PROVISION OF THE WORTHY DEMAND BOND INVESTOR AGREEMENT IS NOT INTENDED TO BE DEEMED A WAIVER BY ANY HOLDER OF WORTHY BONDS OF THE COMPANY’S COMPLIANCE WITH THE U.S. FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER. THE ARBITRATION PROVISION OF THE WORTHY DEMAND BOND INVESTOR AGREEMENT DO NOT APPLY TO CLAIMS BROUGHT UNDER THE EXCHANGE ACT AND SECURITIES ACT.

The Worthy Demand Bond Investor Agreement provides that, to the extent permitted by law, each party to the Worthy Demand Bond Investor Agreement waives the right to a jury trial or class action of any claim they may have against us arising out of or relating to our Worthy Bonds or the Worthy Demand Bond Investor Agreement. If we were to oppose a jury trial or class action demand based on such waiver, the court would determine whether the waiver was enforceable based upon the facts and circumstances of that case in accordance with applicable state and federal law, including whether a party knowingly, intelligently and voluntarily waived the right to a jury trial or class action. The bondholders of Worthy Bonds will be subject to these provisions of the Worthy Demand Bond Investor Agreement to the extent permitted by applicable law. THE WAIVER OF THE RIGHT TO A JURY TRIAL AND CLASS ACTION CONTAINED IN THE WORTHY DEMAND BOND INVESTOR AGREEMENT IS NOT INTENDED TO BE DEEMED A WAIVER BY ANY HOLDER OF WORTHY BONDS OF THE COMPANY’S COMPLIANCE WITH THE U.S. FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER. THE JURY WAIVER AND CLASS ACTION WAIVER PROVISIONS OF THE WORTHY DEMAND BOND INVESTOR AGREEMENT DO NOT APPLY TO CLAIMS BROUGHT UNDER THE EXCHANGE ACT AND SECURITIES ACT.

If the investor opts out of the arbitration provision, the investor has also opted out of the jury trial and class action waivers. In the event that an investor does not opt-out, as described above, the rights of the adverse bond holder to seek redress in court would be severely limited. These restrictions on the ability to bring a class action lawsuit may result in increased costs and/or reduced remedies, to individual investors who wish to pursue claims against the Company.

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USE OF PROCEEDS

If we sell all $59,920,000 of Worthy Demand Bonds offered hereby for cash, we estimate we will receive net proceeds from this offering of approximately $59,820,000, after deducting the estimated offering expenses payable by us including our legal fees, accounting fees, financial printing costs, SEC filing fees, EDGAR fees, and other expenses of this offering which we estimate to be $100,000. We intend to use (i) approximately 75% of the net proceeds from this offering providing loans for small businesses including loans to manufacturers, wholesalers, and retailers secured by inventory, accounts receivable and/or equipment and purchase order financing, to a lesser extent, we may also provide loans to other borrowers, acquire equity interests in real estate, make fixed income and/or equity investments, provide factoring financing and make other types of loans and investments provided the amount and nature of such activities does not cause us to lose our exemption from regulations as an investment company pursuant to the 40 Act, and (ii) approximately 5% of the proceeds for general corporate purposes, including the reimbursement amounts due under the Management Services Agreement (the “Management Services Agreement”) with Worthy Management, Inc., or “Worthy Management.” Reimbursement amounts due to Worthy Management under the Management Services Agreement will be paid using approximately 5% of the proceeds of this offering and distributions from Worthy Lending, the Company’s operating subsidiary (generated from the income from the operations from Worthy Lending), which reimbursement payments will be made in advance on a monthly basis. We reserve the right however to change the estimated use of proceeds from this offering at any time so long as doing so does not result in the loss of our exemption from the 40 Act.

If all of the Worthy Demand Bonds being sold for cash are sold in this Offering on a “self-underwritten” basis through our officers and directors without utilizing broker-dealers to sell the Worthy Demand Bonds, we expect to receive net proceeds from this Offering of approximately $59,820,000. If all of the Worthy Demand Bonds being sold for cash are sold in this Offering through broker-dealers, we expect to receive net proceeds from this Offering in an amount equal to the gross proceeds in this Offering of approximately $59,820,000 minus estimated underwriting discounts and commissions to the broker-dealers.

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However, we cannot guarantee that we will sell all of the Worthy Demand Bonds being offered by us for cash. The following table summarizes how we anticipate using the gross proceeds of this Offering assuming the Worthy Demand Bonds are not sold in this Offering through broker-dealers, depending upon whether we sell 25%, 50%, 75%, or 100% (Maximum Offering Amount) of the Worthy Demand Bonds being offered in the Offering for cash:

	If 25% of Bonds Sold for Cash	If 50% of Bonds Sold for Cash	If 75% of Bonds Sold for Cash	If 100% of Bonds Sold for Cash
Gross Proceeds	$14,980,000	$29,960,000	$44,940,000	$59,920,000
Offering Expenses (Underwriting Discounts and Commissions to Placement Agent and other broker dealers)	$(0)	$(0)	$(0)	$(0)

Net Proceeds	$14,980,000	$29,960,000	$44,940,000	$59,920,000

Our intended use of the net proceeds is as follows:
Fees for Qualification of Offering under Regulation A (includes legal, auditing, accounting, transfer agent, financial printer and other professional fees)	$(100,000)	$(100,000)	$(100,000)	$(100,000)
Providing Loans to Small Businesses	(9,637,000)	(19,374,000)	(29,111,000)	(38,848,000)
Providing Loans to Other Borrowers	(1,498,000)	(2,996,000)	(4,494,000)	(5,992,000)
Acquiring Interests in Real Estate	(299,600)	(599,200)	(898,800)	(1,198,400)
Make Investments	(2,696,400)	(5,392,800)	(8,089,200)	(10,785,600)
Working Capital and General Corporate Purposes	(749,000)	(1,498,000)	(2,247,000)	(2,996,000)
Total Use of Proceeds	$14,980,000	$29,960,000	$44,940,000	$59,920,000

Pending use of the net proceeds from this offering, we may invest in short- and intermediate-term interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

We will not receive any proceeds from the issuance of up to $15,000,000 worth of Worthy Renewal Bonds to our existing bondholders upon their extension of our renewable bonds that they currently hold. In addition, we will not receive any proceeds from the redemption of up to $80,000 worth of Bond Rewards under the Bond Rewards Program for eligible referrals (not for cash).

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with the consolidated financial statements and the notes to those statements that are included elsewhere in this offering circular. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this offering circular. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements. Our future operating results, however, are impossible to predict and no guaranty or warranty is to be inferred from those forward-looking statements.

Background and Overview

Our business model is centered around providing loans for small businesses, including (i) loans to manufacturers, wholesalers, and retailers secured by inventory, accounts receivable and/or equipment; and (ii) purchase order financing. The retail inventory financing is a form of asset-based lending that allows retailers and wholesalers to use inventory as collateral to obtain a line of credit from us. To a lesser extent we may also provide (i) secured loans to other borrowers; (ii) acquire equity interests in real estate; (iii) make fixed income and/or equity investments; and (iv) provide factoring financing and other types of loans, provided the amount and nature of such activities do not cause us to lose our exemption from regulations as an investment company pursuant to the Investment Company Act of 1940.

A summary of the Company’s loan portfolio at December 31, 2020 and at December 31, 2019, disaggregated by class of financing receivable, are as follows:

	Loans to U.S Wholesalers, Retailers and Manufacturers - secured by Inventory and Equipment	Loans to U.S Wholesalers, Retailers and Manufacturers - secured by Accounts Receivable	Loans to U.S Wholesalers, Retailers and Manufacturers - secured by Purchase Order / Trade Financing	Total	Loans to Real Estate Developers Secured by First Mortgages
Outstanding December 31, 2020

Loans	$6,396,719	$2,966,548	$-	$9,363,267	$2,145,000

Allowance for loan losses	$1,616,127	$1,761,763	$-	$3,377,890	$9,200

Total Loans, net	$4,780,592	$1,204,785	$-	$5,985,377	$2,135,800

Percentage of total outstanding loans receivable	84%	16%	-		-

Percentage of total outstanding Mortgage loans receivable	-	-	-		58%

Outstanding December 31, 2019

Loans	$8,607,874	$3,395,033	$-	$12,002,907	$1,774,000

Allowance for loan losses	$883,906	$957,409	$-	$1,841,315	$-

Total Loans, net	$7,723,968	$2,437,624	$-	$10,161,592	$1,774,000

Percentage of total outstanding loans receivable	76%	24%	-		N/A

Percentage of total outstanding Mortgage loans receivable	-	-	-		100%

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In September 2018, we began deploying the capital we raised through the sale of our renewable bonds during 2018 we also began generating revenue from our operations. Through December 31, 2019, we also continued to deploy that capital through additional loan and financing arrangements for small businesses. Through June 30, 2020, we have also continued to deploy that capital through additional loan and financing arrangements for small businesses which are described in the notes to the consolidated financial statements appearing elsewhere in this offering circular.

While we have been successful in raising funds through the sale of our renewable bonds, perhaps our biggest challenge to date has been in identifying and closing loans and other investments at a rate sufficient to permit us to effectively utilize the proceeds from the bond sales. In an effort to more efficiently deploy the capital we raised, we have continued to expand our network of participants and brokers and began establishing a network of asset based loan brokers, relationships which are or will be an important source of potential new loan business. Loan brokers who introduced borrowers to us are responsible for less than 10% of our loans. Loan brokers are generally compensated by the borrower. The loan brokers that have been compensated by us received fees of between 1% and 1.5% of funds advanced to the introduced borrower. There were only two loans involving a broker compensated by us since our inception. The total compensation paid in connection with those loans equaled approximately $8,000. We may also pursue the acquisition of existing asset based loan portfolios, and have continued to build our corporate infrastructure to support our expected growth, including an expansion of our underwriting department and adding personnel to our finance department.

We are also investing approximately 20% of the cash we have on hand in short-term, low risk, lower return investments, such as government securities and certificates of deposit and similar insured instruments, and public preferred stock and public equity instruments in an effort to generate sufficient interest on these funds to pay the bond interest pending utilization of the cash to fund loans or other investments with a greater return.

During the years ended December 31, 2020 and 2019, our revenues included revenues from interest and dividend income, as well as loan fees. Loan fees are charged to the borrowers during loan originations and also include monthly collateral management fees. Interest income represents interest we earn on loans, investments and cash on deposit. The loan fees are offset against loan costs and then deferred to be recognized as non-interest income over the term of the loan. For term loans, we recognize interest income, loan fee income and collateral management fee income over the terms of the underlying loans. Loan fees, which include collateral management fees are reflected as non-interest income in our consolidated statements of operations. Loan fees typically include due diligence, appraisal and legal fees. Associated costs primarily include costs directly related to evaluating the financial performance of the prospective borrower, preparing and processing loan documentation, employees’ compensation directly related to the loan and costs paid to third parties for legal and appraisal services. The fees and the costs are netted as deferred revenue and amortized into revenue over the life of the loan.

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During the years ended December 31, 2020 and 2019, we generated revenues of approximately $2,505,000 and $951,000, respectively, and reported net losses of approximately $1,652,000 and $3,406,000, respectively, and cash flow provided by (used in) from operating activities of approximately $217,000 and ($1,540,000), respectively. As noted in our consolidated financial statements, as of December 31, 2020, we had a shareholder’s deficit and accumulated deficit of approximately $4,711,000 and $5,252,000, respectively. These conditions raise substantial doubt about the Company’s ability to continue as a going concern and our management has raised substantial doubt about our ability to continue as a going concern and our independent registered public accounting firm has included an explanatory paragraph relating to our ability to continue as a going concern in its audit report for a period of 12 months from the issuance date of the audit report with respect to our audited consolidated financial statements for the years ended from December 31, 2020 and 2019. See “Risk Factors—We have a history of operating losses, our management has concluded that factors raise substantial doubt about our ability to continue as a going concern and our auditor has included an explanatory paragraph relating to our ability to continue as a going concern in its audit report for the years ended December 31, 2020 and 2019.”

History and Recent Developments

On June 9, 2016, in connection with the formation of the Company, the Company issued 1,000,000 shares of its common stock, par value $0.0001 per share (“Common Stock”), to WFI in exchange for a total of $100.

Through December 31, 2017 we were engaged in organizational activities. During 2018 we achieved several important milestones in the implementation of our business model.

In January 2018, the Company commenced a Regulation A+ offering of $50,000,000 aggregate principal amount of renewable bonds under its qualified Offering Statement (File No. 024-10766) (“2018 Reg A+ Offering”).

On January 2, 2020, the Company entered into a Management Services Agreement (the “Management Services Agreement”) with Worthy Management Inc., a Florida corporation and an affiliate and a wholly owned subsidiary of our parent company (“Worthy Management”). Pursuant to the Management Services Agreement, Worthy Management agreed to provide the Company staff and office facilities, including all equipment and supplies, that are reasonable, necessary or useful for the day-to-day operations of the business of the Company, subject to such written direction provided by the Company to Worthy Management (collectively the “Services”).

The Company agreed to pay Worthy Management a monthly management services fee, in advance, equal to the costs of Worthy Management incurred by it in providing the staff and office expenses as included in the Services. The term of the Management Services Agreement commenced on January 1, 2020 and shall end on December 31, 2024 (the “Initial Term”). At the end of the Initial Term, the Management Services Agreement automatically renews for successive one year terms, unless either party delivers written notice to the other party at least ninety (90) days prior to the end of the Initial Term or any additional term as renewed.

On February 20, 2020, the Company entered into a Stock Redemption Agreement (the “Redemption Agreement”) with its parent company and sole shareholder, WFI pursuant to which the Company agreed to redeem 999,900 shares of its outstanding common stock par value $0.0001 per share (the “Common Stock”) out of the 1,000,000 shares of Common Stock held by WFI, from WFI, in exchange for $1.00, which resulted in WFI continuing to hold 100 shares of the Company’s Common Stock after the Redemption Agreement.

On February 24, 2020, the Company filed a Certificate of Amendment to its Certificate of Incorporation (the “Amendment”) with the State of Delaware to reduce its total number of shares of stock which the Company is authorized to issue to 100 shares of Common Stock. Prior to the Amendment, the Company had total authorized stock of 6,000,000, of which 5,000,000 were Common Stock and of which 1,000,000 were preferred stock. Pursuant to the Amendment, series of preferred stock may be created and issued from time to time with such designations, preferences and rights as shall be stated in a resolution adopted by the Company’s Board of Directors.

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On March 17, 2020, the Company completed the 2018 Reg A+ Offering of renewable bonds. From January 2018 through March 17, 2020, the Company sold approximately $50,000,000 aggregate principal amount of renewable bonds to 12,285 investors in the 2018 Reg A+ Offering.

Notwithstanding the completion of the Reg A+ Offering, we inadvertently sold after March 17, 2020, $630,380 more than the maximum offering amount allowable under the Offering Statement due to a coding error as to redemption transactions in our software. As a result of the oversubscription, on March 25, 2020, we rescinded the purchase and sale of the oversubscribed bonds by refunding and crediting the accounts of the 2,250 purchasers of the oversubscribed bonds their respective investment amounts, without any deduction therefrom, and cancelling the oversubscribed bonds.

On March 11, 2020, the World Health Organization declared the COVID-19 outbreak to be a global pandemic which continues to spread throughout the U.S. and the globe. In addition to the devastating effects on human life, the pandemic is having a negative ripple effect on the global economy, leading to disruptions and volatility in the global financial markets. Most U.S. states and many countries have issued policies intended to stop or slow the further spread of the disease such as issuing temporary executive orders that, among other stipulations, effectively prohibit in-person work activities for most industries and businesses, having the effect of suspending or severely curtailing operations. COVID-19 and the U.S.’s response to the pandemic are significantly affecting the economy. There are no comparable events that provide guidance as to the effect the COVID-19 pandemic may have, and, as a result, the ultimate effect of the pandemic is highly uncertain and subject to change. The extent of the ultimate impact of the pandemic on the Company’s operational and financial performance will depend on various developments, including the duration and spread of the outbreak, which cannot be reasonably predicted at this time. The ultimate disruption which may be caused by the outbreak is uncertain; however, it may result in a material adverse impact on the Company’s financial position, operations and cash flows. Possible areas that may be affected include, but are not limited to, higher redemption rate of holders of our renewable bonds, a decline in the demand for loans by potential borrowers or higher default rates by borrowers, and unavailability of professional services and other resources. In addition, the employees of affiliated companies that provide services to us could be medically or mentally affected by the pandemic and may be required to work remotely. This situation could cause of reduction in productivity or the inability to complete critical tasks for the Company. Many of our small business customers have been directly or indirectly affected by the COVID-19 pandemic due to the closures and reduced customer demand. During the second quarter of 2020, the COVID-19 pandemic continued to negatively impact many of our small business customers. While the extent to which COVID-19 impacts the Company’s future results will depend on future developments, the pandemic and associated economic impacts could result in a material impact to the Company’s future financial condition, results of operations and cash flows.

In March 2020, Worthy Peer Capital II, Inc. commenced a public offering pursuant to Regulation A of $50,000,000 aggregate principal amount of renewable bonds under a qualified Offering Statement (File No. 024-11150). In March 2020, Worthy Peer Capital II, Inc. began deploying the capital it had raised through sales of its renewable bonds in accordance with its business model.

In June 2020, WFI formed Worthy Community Bonds, Inc. and its wholly-owned subsidiary Worthy Lending III. Worthy Community Bonds, Inc.’s business model is centered around providing loans for small businesses including loans to manufacturers, wholesalers, and retailers secured by inventory, accounts receivable and/or equipment and purchase order financing.

On October 1, 2020, Worthy Peer Capital II, Inc. completed the offering. From March 17, 2020 through October 1, 2020, Worthy Peer Capital II, Inc. sold approximately $50,000,000 aggregate principal amount of renewable worthy bonds to 17,823 investors. As of the date of this offering circular, there is outstanding $31,916,430 principal amount of renewable bonds of Worthy Peer Capital II, Inc.

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In September 2020, Worthy Community Bonds, Inc. commenced a public offering pursuant to Regulation A of $50,000,000 aggregate principal amount of demand bonds under a qualified Offering Statement (File No. 024-11279). In September 2020, Worthy Community Bonds, Inc. began deploying the capital it had raised through sales of its demand bonds in accordance with its business model.

On October 14, 2020, WFI filed an Offering Statement on Form 1-A (File No. 024-11341), as amended, with the SEC for a public offering pursuant to Regulation A of $20,000,000 of its common stock.

On November 2, 2020, WFI formed Worthy Community Bonds II, Inc. and its wholly-owned subsidiary Worthy Lending IV. Worthy Community Bonds II, Inc.’s business model is centered around providing loans for small businesses including loans to manufacturers, wholesalers, and retailers secured by inventory, accounts receivable and/or equipment and purchase order financing.

On November 25, 2020, Worthy Community Bonds II, Inc. filed an Offering Statement on Form 1-A (File No. 024-11372), as amended, with the SEC for a public offering pursuant to Regulation A of $50,000,000 aggregate principal amount of demand bonds.

On December 16, 2020, we filed an Offering Statement on Form 1-A (File No. 024-11389) with the SEC, as amended, for a public offering pursuant to Regulation A of $15,000,000 aggregate principal amount of renewal bonds and $60,00,000 aggregate principal amount of demand bonds.

On February 26, 2021, Worthy Community Bonds, Inc. completed the offering. From September 29, 2020 through February 26, 2021, Worthy Community Bonds, Inc. sold approximately $50,000,000 aggregate principal amount of demand bonds to 18,914 investors. As of the date of this offering circular, there is outstanding $42,147,850 principal amount of demand bonds of Worthy Community Bonds, Inc.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company generated net losses and had cash provided by operations of approximately $1,652,000 and $217,000, respectively, for the year ended December 31, 2020. At December 31, 2020, we had a shareholder’s deficit and accumulated deficit of approximately $4,711,000 and $5,252,000, respectively. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issuance date of this report. During 2021, the Company continues to incur losses.

In response to the losses incurred, the Company continues to constantly evaluate and monitor its cash needs and existing cash burn rate, in order to make adjustments to its operating expenses. Cash on hand was approximately $1,688,000 at December 31, 2020. This cash was obtained through the sale of our renewable bonds and through interest, dividends and fees earned on our loans and investments.

No assurances can be given that the Company will achieve success without seeking additional financing. There also can be no assurances that any additional financing if required, can be obtained, or obtained on reasonable terms acceptable to the Company. The consolidated financial statements do not include adjustments related to the recoverability and classifications of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Operating Results

Interest on loans receivable

Interest on loans receivable for the year ended December 31, 2020 was $2,115,806, compared to $749,162, for the year ended December 31, 2019, an increase of $1,366,644 from the year ended December 31, 2019. This increase was the direct result of our increased loan portfolio.

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At December 31, 2020, our loans receivable held for investments, net balance and mortgage loans held for investment were $5,985,377 and $2,135,800 respectively, which was a (decrease)/increase of ($4,176,215) and $361,800, respectively from December 31, 2019. At December 31, 2019 our loans receivable held for investments, net balance and mortgage loans held for investment were $10,161,592 and $1,774,000, respectively. Our Provision for loan losses also increased at December 31, 2020 as a result of the increased loan portfolio. The balance at December 31, 2020 was $3,387,090 and the balance at December 31, 2019 was $1,841,315. Also, our reserve on interest receivable increased to $195,106 at December 31, 2020 from 0 at December 31, 2019.

Loan fees

For the year ended December 31, 2020, loan fees totaled $388,828 as compared to $202,118 for the year ended December 31, 2019, this $186,710 increase was due to increased loans earning fees in the fiscal year ended December 31, 2020 as compared to fiscal year ended December 31, 2019.

Cost of Revenue

Interest expense on bonds

Interest expense on bonds for the year ended December 31, 2020 was $1,309,320, an increase of $742,931 from the year ended December 31, 2019. Interest expense on bonds for the year ended December 31, 2019 was $566,389. The increase was the direct result of our increased bond sales and the duration of bonds outstanding during the year ended December 31, 2020 as compared to the year ended December 31, 2019.

Provision for loan losses

The provision for loan losses for the year ended December 31, 2020 is $1,740,881 as compared to $1,841,315 for the year ended December 31, 2019.

Operating Expenses

Our operating expenses decreased substantially in the year ended December 31, 2020 as compared to the year ended December 31, 2019 which represents the growth of our Company during 2020.

This decrease is primarily attributable to decreases of approximately $158,000 in sales and marketing expenses, approximately $67,000 in compensation and related costs, approximately $157,000 in general and administrative expenses. The decrease in sales and marketing expenses is directly related to bonds being sold out in March 2020 and not filing for another offering statement in 2020, as sales and marketing is primarily to support bond sales. The decrease in compensation and related expenses and general and administrative expenses is also the result of having nine months without an active bond offering. Going forward we expect our general and administrative expenses to increase as a result of the continued expansion of our operations. However, we are unable at this time to quantify these expected increases.

Other Income (Expenses)

Realized and Unrealized gains (losses) on investments, net

For the years ended December 31, 2020 and December 31, 2019 our net unrealized gains (losses) on marketable securities net of gains were $321,484 and ($11,852), respectively. This was primarily due to a larger investment base in 2020 and a positive change in general market conditions. Realized gains, net of losses is $49,130 for the year ended December 31, 2020 versus $0 for the year ended December 31, 2019.

Interest and Dividends on Investments for the year ended December 31, 2020 is $152,946 as compared to $7,550 for the year ended December 31, 2019, this $145,396 increase was the direct result of our increased investment portfolio, which increased in the later half of fiscal year 2019.

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Liquidity and Capital Resources

At December 31, 2020, we had total shareholder’s deficit of approximately $5,252,000 as compared to a total shareholder’s deficit of approximately $3,600,000 at December 31, 2019.

Our total assets decreased by approximately $8,694,000 at December 31, 2020 as compared to December 31, 2019, which principally reflects approximately $1,688,000 cash on hand at December 31, 2020 as compared to approximately $7,502,000 of cash on hand at December 31, 2019.

We had approximately $14,135,000 of loans receivable held for investment, net, mortgage loans held for investment, net, interest receivable, net and other investments on our balance sheet at December 31, 2020. Our total liabilities decreased by approximately $7,041,000 during the year ended December 31, 2020 as compared to the year ended December 31, 2019, which is principally related to the decrease in bond liabilities partially offset by the increase in accrued interest. We do not have any commitments for capital expenditures.

Our consolidated shareholders’ deficit and working capital deficiency are the result of initial and early-stage operating sales of bonds (a liability) at a more rapid pace than the proceeds from the sale of bonds could be effectively invested in income generating loans and investments. These deficiencies are also the result of an increase to our loan loss provision, in connection with our increasing loan portfolio. The combination of interest payable on the bonds and operating expenses initially generate working capital deficit. Now with generating income from loans and investments, we expect that the Company will begin generating net income in the second quarter of 2021.

To date, the working capital deficit has been funded by capital infusions to the Company, from its parent (WFI), through funds raised by the parent in a variety of equity, debt, and convertible debt financings. One of the primary uses of proceeds of a pending offering by the parent company is to provide additional capital to the Company and to reduce or eliminate the shareholders’ deficit.

Years Ended December 31, 2019 and December 31, 2020

Summary of cash flows

	Year Ended December 31, 2019	Year Ended December 31, 2020
Net cash (used) in provided by operating activities	$(1,540,000)	$217,000
Net cash (used) in provided by investing activities	$(17,760,000)	$1,814,000
Net cash (used) in provided by financing activities	$25,468,000	$(7,844,000)

In both the year ended December 31, 2020 and the year ended December 31, 2019, net provided by cash (used) in operating activities was used primarily to fund our losses. Net cash (used in) provided by investing activities in the year ended December 31, 2020 and 2019 represent primarily loans made, loan principal pay downs and sales of investment securities together with the purchase of investment securities. Net cash (used in) provided by financing activities in the year ended December 31, 2020 and 2019 represent primarily proceeds and redemptions of bond liabilities.

Significant accounting policies

Our significant accounting policies are fully described in Note 3 to our consolidated financial statements appearing elsewhere in this Annual Report, and we believe those accounting policies are critical to the process of making significant judgments and estimates in the preparation of our consolidated financial statements.

The preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (“US-GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of expenses during the reporting periods. Actual results could differ from those estimates. Estimates which are particularly significant to the consolidated financial statements include, but are not limited to, assessing the collectability of loans and interest receivable, due from related parties, the useful lives of property and equipment, the estimate of the fair value of the lease liability and related right of use asset, the estimate of our internal labor based loan origination costs and estimates of the valuation allowance on deferred tax assets.

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Revenue Recognition

We recognize revenue in accordance with the guidance in FASB ASC 942 “Financial Services – Depository Lending.”

We generate revenue primarily through interest earned, loan origination fees and collateral management fees for monitoring the underlying collateral related to the loan.

For term loans, we recognize interest income, loan fee income and collateral management fee income over the terms of the underlying loans. Loan fees and collateral management fees are reflected as non-interest income in our statements of operations.

Loan origination fees typically include due diligence, appraisal and legal fees. Associated costs primarily include costs directly related to evaluating the financial performance of the prospective borrower, preparing and processing loan documentation, employees’ compensation directly related to the loan and costs paid to third parties for legal and appraisal services. The fees and the costs are netted as deferred revenue and amortized into revenue over the life of the loan.

We also generate revenue through interest and dividends on investments and realized and unrealized gains on investments, which is all included in other income (expense) in the statement of operations.

Cash and cash equivalents

Cash and cash equivalents include checking, savings, unrestricted deposits with investment-grade financial institutions, institutional money market funds, certificates of deposit and other short term interest bearing products. We consider all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

Investments

On January 1, 2018 the Company adopted ASU 2016-01 “Financial Instruments – Overall” which requires unrealized gains and losses from equity securities to be recognized in operations.

Investments consist of various debt and equity investments. Management determines the appropriate classification of the securities at the time they are acquired and evaluates the appropriateness of such classifications at each balance sheet date. Investments in equity securities with a readily determinable fair value, not accounted for under the equity method, are recorded at that fair value with unrealized gains and losses included in earnings. For equity securities without a readily determinable fair value, the investment is recorded at cost, less any impairment, plus or minus adjustments related to observable transactions for the same or similar securities, with unrealized gains and losses included in earnings. Equity securities where the fair market value or net asset value are not available are carried at cost, subject to impairment valuation. The Company classifies its debt investments as available-for-sale pursuant to ASC 320, Investments – Debt and Equity Securities. Debt securities are classified as held to maturity, at unamortized cost on the consolidated balance sheet if (i) the Company has the intent and ability to hold the investments for a period of at least 1 year and (ii) the contractual maturity date of the investments is greater than 1 year. Debt securities are carried at fair value or amortized cost with unrealized gains or losses recorded as other comprehensive income or loss in equity. Realized gains and losses are included in other income or expense in the consolidated statement of operations on a specific-identification basis.

The Company reviews securities that are not measured at fair value for other-than-temporary impairment whenever the fair value of a security is less than the amortized cost and evidence indicates that a security’s carrying amount is not recoverable within a reasonable period of time. Other-than-temporary impairments of investments are recognized in the consolidated statements of operations if the Company has experienced a credit loss, has the intent to sell the security, or if it is more likely than not that the Company will be required to sell the security before recovery of the amortized cost basis. Evidence considered in this assessment includes reasons for the impairment, compliance with the Company’s investment policy, the severity and the duration of the impairment and changes in value subsequent to the end of the period.

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Loans Receivable Held for Investment

Loans held for investment consist of term loans that require monthly or weekly interest payments. We have both the ability and intent to hold these loans to maturity. When we originate a term loan, the borrower grants us a security interest in its assets which we may perfect by publicly filing a financing statement. Loans held for investment are carried at amortized cost, reduced by a valuation allowance for loan losses estimated as of the consolidated balance sheet dates.

Included in loans held for investment are loans that we participate in with other asset based lenders. Also included in loans held for investment is the netting of a borrower loan balance when we participate out a portion of a loan receivable, as the participant becomes responsible for the portion of the balance that they agree to participant in.

Mortgage Loans Held for Investment

Mortgage loans held for investment consist of loans secured by a mortgage in the real estate, and is located in the state of Florida. These loans typically have a maturity date of 1 to 2 years, pay interest at rates between 8.5% and 10.5% and are serviced by an outside, unrelated party. These loans require monthly interest payments to us. We have both the ability and intent to hold these loans to maturity. These loans are carried at amortized cost, reduced by a valuation allowance for loan losses, if deemed necessary, estimated as of the consolidated balance sheet dates.

Accrued Interest Receivable

In accordance with ASC 360-20-30-5A, the Company includes, in the reserves for loans receivable an amount attributed to accrued interest receivable.

In accordance with ASC 360-20-35-8A, the Company has an accounting policy election, at the class of financing receivable, to write off accrued interest receivables by recognizing credit loss expense.

Allowance for Loan Losses

The allowance for loan losses (“ALLL”) is established with respect to our loans held for investment through charges to the provision for loan losses in compliance with ASC 326 “Financial Instruments – Credit Losses.” Loan losses are charged against the ALLL when we believe that the future collection of principal is unlikely. Subsequent recoveries, if any, are credited to the ALLL. We evaluate the creditworthiness of our portfolio on an individual loan basis and on a portfolio basis. The allowance is subjective as it requires material estimates, including such factors as historical trends, known and inherent risks in the loan portfolio, adverse situations that may affect borrowers’ ability to repay and current economic conditions. Other qualitative factors considered may include items such as uncertainties in forecasting and modeling techniques, changes in portfolio composition, business conditions and emerging trends. Recovery of the carrying value of loans is dependent to a great extent on conditions that may be beyond our control. Any combination of the aforementioned factors may adversely affect our loan portfolio resulting in increased delinquencies and loan losses and could require additional provisions for loan losses, which could impact future periods.

Past Due and Non-Accrual Loans Receivable

Loans receivable are considered past due when a borrower hasn’t made a principal or interest payment for 90 days. The Company considers a loan to be non-performing and put on non-accrual status when management believes collectability is not probable. Management predicts probability of collectability through qualitative and quantitative criteria, including whether the loan is in past due status, borrower financial condition including net collateral to loan balance, personal or corporate validity or other guarantees, our experience with the borrower, quality of borrower internal credit review system, quality of borrower management, and external operating environment.

When a loan is placed on non-accrual status, we cease accruing interest and a reserve on interest receivable is established.

OUR BUSINESS

Overview

We were incorporated under the laws of the State of Delaware on June 9, 2016. Our wholly owned subsidiary Worthy Lending, LLC (“Worthy Lending”), a Delaware limited liability company, was formed on August 27, 2018.

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We are a wholly-owned subsidiary of Worthy Financial, Inc. (“WFI”), a Delaware corporation, which owns a fintech platform and mobile app (the “Worthy App”) that allows its users to digitally purchase “Worthy Bonds.” Purchases can be made in several ways including by rounding up the users’ debit card and checking account linked credit card purchases and other checking account transactions and thereafter use the “round up” dollars in increments of $10.00 to purchase Worthy Bonds from the Company. WFI also owns its proprietary website allowing direct purchases of Worthy Bonds (collectively the “Worthy Fintech Platform”).

Through our wholly owned subsidiary Worthy Lending, we implement our business model, which is centered primarily around providing (at least 60% of our assets are to be used for) loans for small businesses including loans to manufacturers, wholesalers, and retailers primarily secured by inventory, accounts receivable and/or equipment and purchase order financing which may include qualified minority owned businesses. Inventory financing is a form of asset-based lending that allows retailers and wholesalers to use inventory as collateral to obtain a line of credit from us. Purchase order financing allows manufacturers and wholesalers to receive up to 100% of the funds needed to fill an order for specified merchandise when they are unable to do so on their own. To a lesser extent (not more than 40% of our assets), we may also provide loans to other borrowers, acquire equity interests in real estate (which may include affordable housing), make fixed income and/or equity investments, provide factoring financing and other types of loans and investments provided the amount and nature of such activities does not cause us to lose our exemption from regulations as an investment company pursuant to the Investment Company Act of 1940, or the “40 Act.” We will sell Worthy Demand Bonds in this offering to provide the capital for these activities.

We generate revenue from the difference between the interest rates we charge borrowers or otherwise make from our permissible investments, including loan origination fees paid by borrowers, and the interest we will pay to the holders of Worthy Bonds. We also expect to use approximately 5% of the proceeds from sales of Worthy Demand Bonds to provide working capital for our company until such time as our revenues are sufficient to pay our operating expenses.

Background – the Worthy group of companies

WFI was organized in 2016 to create a “Worthy Community” in an effort to help members achieve financial wellness. WFI was initially targeting the millennials who are surpassing the baby boomers as the nation’s largest living generation and to develop the Worthy Fintech Platform. WFI’s management believes that the millennial demographic in large part has a basic distrust of old guard financial institutions, is burdened by student loans and other debt, changes employment frequently and is unable to save money and/or fund a retirement program. At the same time there are two rapidly growing trends – peer financing and robo investing.

WFI formed us in 2016 as a wholly owned subsidiary of WFI. Our business model is centered around providing loans for small businesses including loans to manufacturers, wholesalers, and retailers secured by inventory, accounts receivable and/or equipment and purchase order financing. To a lesser extent, we may also provide loans to other borrowers, acquire equity interests in real estate, make fixed income and/or equity investments, provide factoring financing and other types of loans and investments, provided the amount and nature of such activities does not cause it to lose its exemption from regulations as an investment company pursuant to the 40 Act.

In January 2018, we commenced a public offering pursuant to Regulation A of $50,000,000 aggregate principal amount of renewable worthy bonds under our qualified Offering Statement (File No. 024-10766).

In March 2018, WFI launched the Fintech Platform and Worthy App, a free mobile app which provides tools to help people easily invest including through “spare change” round ups. Round ups monetize debit card purchases, checking account linked credit card purchases and other checking account transactions by “rounding up” each purchase to the next higher dollar until the “round up” reaches $10.00 at which time the user can purchase a $10.00 Worthy Bond. As described below, we expect that the Worthy App will also permit purchasers of Worthy Demand Bonds to utilize it in the same way to purchase our bonds offered pursuant to this offering circular.

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In August 2018, we formed Worthy Lending, LLC, a Delaware limited liability company, or “Worthy Lending I,” as a wholly owned subsidiary. Worthy Lending I provides loan and investment origination and processing services for Worthy Peer I. In September 2018 we began deploying the capital we had raised through sales of our renewable bonds in accordance with our business model.

In October 2019, WFI began an internal reorganization to more efficiently utilize personnel at both WFI and Worthy Peer I, including Worthy Lending I.

In October 2019, WFI formed Worthy Management, Worthy Peer Capital II, Inc. and its wholly-owned subsidiary Worthy Lending II, LLC. Worthy Peer Capital II, Inc.’s business model is centered around providing loans for small businesses including loans to manufacturers, wholesalers, and retailers secured by inventory, accounts receivable and/or equipment and purchase order financing.

On March 17, 2020, we completed the offering of renewable worthy bonds. From January 2018 through March 17, 2020, we sold approximately $50 million aggregate principal amount of renewable worthy bonds to 12,285 investors. As of May 21, 2021, there is outstanding $16,654,560 principal amount of renewable worthy bonds of Worthy Peer Capital, Inc. and the remaining $33,345,440 in principal amount of renewable worthy bonds has been repaid to bondholders at the demand of the bondholders. As of May 21, 2021, the outstanding amount of our loans and investments are $11,076,801 and $5,622,726, respectively.

In March 2020, Worthy Peer Capital II, Inc. commenced a public offering pursuant to Regulation A of $50,000,000 aggregate principal amount of renewable bonds under a qualified Offering Statement (File No. 024-11150). In March 2020, Worthy Peer Capital II, Inc. began deploying the capital it had raised through sales of its renewable bonds in accordance with its business model.

In June 2020, WFI formed Worthy Community Bonds, Inc. and its wholly-owned subsidiary Worthy Lending III. Worthy Community Bonds, Inc.’s business model is centered around providing loans for small businesses including loans to manufacturers, wholesalers, and retailers secured by inventory, accounts receivable and/or equipment and purchase order financing.

On October 1, 2020, Worthy Peer Capital II, Inc. completed the offering. From March 17, 2020 through October 1, 2020, Worthy Peer Capital II, Inc. sold approximately $50,000,000 aggregate principal amount of renewable worthy bonds to 17,823 investors. As of May 21, 2021, there is outstanding $28,910,920 principal amount of renewable bonds of Worthy Peer Capital II, Inc.

In September 2020, Worthy Community Bonds, Inc. commenced a public offering pursuant to Regulation A of $50,000,000 aggregate principal amount of demand bonds under a qualified Offering Statement (File No. 024-11279). In September 2020, Worthy Community Bonds, Inc. began deploying the capital it had raised through sales of its demand bonds in accordance with its business model.

On October 14, 2020, WFI filed an Offering Statement on Form 1-A (File No. 024-11341), as amended, with the SEC for a public offering pursuant to Regulation A of $20,000,000 of its common stock.

On November 2, 2020, WFI formed Worthy Community Bonds II, Inc. and its wholly-owned subsidiary Worthy Lending IV. Worthy Community Bonds II, Inc.’s business model is centered around providing loans for small businesses including loans to manufacturers, wholesalers, and retailers secured by inventory, accounts receivable and/or equipment and purchase order financing.

On November 25, 2020, Worthy Community Bonds II, Inc. filed an Offering Statement on Form 1-A (File No. 024-11372), as amended by Amendment Nos. 1, 2, 3 and 4 to Form 1-A filed with the SEC on January 8, 2021, January 29, 2021, March 5, 2021, and May 27, 2021, respectively, with the SEC for a public offering pursuant to Regulation A of $50,000,000 aggregate principal amount of demand bonds.

On December 16, 2020, we filed an Offering Statement on Form 1-A (File No. 024-11389) with the SEC, , as amended by Amendment Nos. 1 and 2 to Form 1-A filed with the SEC on January 28, 2021 and March 22, 2021, respectively, for a public offering pursuant to Regulation A of $15,000,000 aggregate principal amount of renewal bonds and $60,00,000 aggregate principal amount of demand bonds.

On February 26, 2021, Worthy Community Bonds, Inc. completed the offering. From September 29, 2020 through February 26, 2021, Worthy Community Bonds, Inc. sold approximately $50,000,000 aggregate principal amount of demand bonds to 18,914 investors. As of May 21, 2021, there is outstanding $38,447,660 principal amount of demand bonds of Worthy Community Bonds, Inc.

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Organizational Structure

The following reflects the current organization structure of WFI:

(1)	Worthy Financial, Inc. owns 100% of the issued and outstanding capital stock of Worthy Management, Inc., Worthy Peer Capital, Inc., Worthy Peer Capital II, Inc., Worthy Community Bonds, Inc. and Worthy Community Bonds II, Inc.
(2)	Worthy Peer Capital, Inc., Worthy Peer Capital II, Inc., Worthy Community Bonds, Inc. and Worthy Community Bonds II, Inc. are each a party to a management services agreement with Worthy Management, Inc.
(3)	Worthy Peer Capital, Inc., Worthy Peer Capital II, Inc., Worthy Community Bonds, Inc. and Worthy Community Bonds II, Inc. own 100% of the issued and outstanding membership interests of Worthy Lending, LLC, Worthy Lending II, LLC, Worthy Lending III, LLC and Worthy Lending IV, LLC, respectively.

History

On June 9, 2016, in connection with the formation of the Company, the Company issued 1,000,000 shares of its common stock, par value $0.0001 per share (“Common Stock”), to WFI in exchange for a total of $100.

In January 2018, the Company commenced a Regulation A+ offering of $50,000,000 aggregate principal amount of renewable worthy bonds under its qualified Offering Statement (File No. 024-10766) (“2018 Reg A+ Offering”).

On January 2, 2020, the Company entered into a Management Services Agreement (the “Management Services Agreement”) with Worthy Management Inc., a Florida corporation and an affiliate and a wholly owned subsidiary of our parent company (“Worthy Management”). Pursuant to the Management Services Agreement, Worthy Management agreed to provide the Company staff and office facilities, including all equipment and supplies, that are reasonable, necessary or useful for the day-to-day operations of the business of the Company, subject to such written direction provided by the Company to Worthy Management (collectively the “Services”). On August 1, 2019 Worthy Peer Capital, Inc. commenced a 5-year lease for its corporate headquarters located in Boca Raton, Florida. Worthy Management will make the monthly payments and allocate the cost ratable to the Worthy subsidiaries.

The Company agreed to pay Worthy Management a monthly management services fee, in advance, equal to the costs of Worthy Management incurred by it in providing the staff and office expenses as included in the Services. The term of the Management Services Agreement commenced on January 1, 2020 and shall end on December 31, 2024 (the “Initial Term”). At the end of the Initial Term, the Management Services Agreement automatically renews for successive one year terms, unless either party delivers written notice to the other party at least ninety (90) days prior to the end of the Initial Term or any additional term as renewed.

On February 20, 2020, the Company entered into a Stock Redemption Agreement (the “Redemption Agreement”) with its parent company and sole shareholder, WFI pursuant to which the Company agreed to redeem 999,900 shares of its outstanding common stock par value $0.0001 per share (the “Common Stock”) out of the 1,000,000 shares of Common Stock held by WFI, from WFI, in exchange for $1.00, which resulted in WFI continuing to hold 100 shares of the Company’s Common Stock after the Redemption Agreement.

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On February 24, 2020, the Company filed a Certificate of Amendment to its Certificate of Incorporation (the “Amendment”) with the State of Delaware to reduce its total number of shares of stock which the Company is authorized to issue to 100 shares of Common Stock. Prior to the Amendment, the Company had total authorized stock of 6,000,000, of which 5,000,000 were Common Stock and of which 1,000,000 were Preferred Stock. Pursuant to the Amendment, series of Preferred Stock may be created and issued from time to time with such designations, preferences and rights as shall be stated in a resolution adopted by the Company’s Board of Directors.

On March 17, 2020, the Company completed the 2018 Reg A+ Offering of renewable worthy bonds. From January 2018 through March 17, 2020, the Company sold approximately $50,000,000 aggregate principal amount of renewable worthy bonds to 12,285 investors in the 2018 Reg A+ Offering.

Notwithstanding the completion of the 2018 Reg A+ Offering, the Company inadvertently sold after March 17, 2020, $630,380 more than the maximum offering amount allowable under the Offering Statement due to a coding error as to redemption transactions in the Company’s software. As a result of the oversubscription, on March 25, 2020, the Company rescinded the purchase and sale of the oversubscribed renewable worthy bonds by refunding and crediting the accounts of the 2,250 purchasers of the oversubscribed renewable worthy bonds their respective investment amounts, without any deduction therefrom, and cancelling the oversubscribed renewable worthy bonds.

Since the Company completed the 2018 Reg A+ Offering in March 17, 2020, the Company no longer offers interest reinvestment in renewable worthy bonds under its auto-invest program to bondholders who selected this reinvestment feature as the Company may not issue any more renewable worthy bonds under the Offering Statement. In lieu of interest reinvestment in renewable worthy bonds, the Company pays interest on interest (compounded interest) and credit such interest to such bondholders’ accounts.

Recent Developments

COVID-19

On March 11, 2020, the World Health Organization declared the COVID-19 outbreak to be a global pandemic which continues to spread throughout the U.S. and the globe. In addition to the devastating effects on human life, the pandemic is having a negative ripple effect on the global economy, leading to disruptions and volatility in the global financial markets. Most U.S. states and many countries have issued policies intended to stop or slow the further spread of the disease such as issuing temporary executive orders that, among other stipulations, effectively prohibit in-person work activities for most industries and businesses, having the effect of suspending or severely curtailing operations. COVID-19 and the U.S.’s response to the pandemic are significantly affecting the economy. There are no comparable events that provide guidance as to the effect the COVID-19 pandemic may have, and, as a result, the ultimate effect of the pandemic is highly uncertain and subject to change. The extent of the ultimate impact of the pandemic on the Company’s operational and financial performance will depend on various developments, including the duration and spread of the outbreak, which cannot be reasonably predicted at this time. The ultimate disruption which may be caused by the outbreak is uncertain; however, it may result in a material adverse impact on the Company’s financial position, operations and cash flows. Possible areas that may be affected include, but are not limited to, higher redemption rate of holders of the Worthy Bonds, a decline in the demand for loans by potential borrowers or higher default rates by borrowers, and unavailability of professional services and other resources. In addition, the employees of affiliated companies that provide services to us could be medically or mentally affected by the pandemic and may be required to work remotely. This situation could cause of reduction in productivity or the inability to complete critical tasks for the Company. Many of our small business customers have been directly or indirectly affected by the COVID-19 pandemic due to the closures and reduced customer demand. During the second quarter of 2020, the COVID-19 pandemic continued to negatively impact many of our small business customers. While the extent to which COVID-19 impacts the Company’s future results will depend on future developments, the pandemic and associated economic impacts could result in a material impact to the Company’s future financial condition, results of operations and cash flows.

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Bonds Being Offering

Worthy Renewal Bonds

In January 2018, we commenced a public offering pursuant to Regulation A of $50 million aggregate principal amount of renewable worthy bonds under our qualified Offering Statement (File No. 024-10766). On March 17, 2020, we completed the offering of renewable worthy bonds. From January 2018 through March 17, 2020, we sold approximately $50 million aggregate principal amount of renewable worthy bonds to 12,285 investors. As of the date hereof, there is outstanding $16,654,560 principal amount of renewable worthy bonds and the remaining $33,345,440 in principal amount of renewable worthy bonds has been repaid to bondholders at the demand of the bondholders. In the event holders of existing renewable worthy bonds wish to renew their existing renewable worthy bonds, they will be issued Worthy Renewal Bonds under this Offering Statement, provided that this Offering Statement has been qualified by the SEC, based on the same terms of the existing renewable worthy bonds as set forth below (except that the Worthy Renewal Bonds shall not be renewable for any additional terms to maturity):

●	are priced at $10.00 each;
●	represent a full and unconditional obligation of our company;
●	bear interest at 5% per annum. For clarification purposes, we will pay interest on interest (compounded interest) and credit such interest to bondholders’ Worthy accounts;
●	have a three-year term;
●	are subject to repayment at any time at the demand of the holder;
●	are subject to redemption by us at any time;
●	are not payment dependent on any underlying small business or other loan; and
●	are unsecured.

For more information on the terms of Worthy Renewal Bonds being offered, please see “Description of the Worthy Bonds – Worthy Renewal Bonds” beginning on page 47 of this offering circular.

Worthy Demand Bonds

The Worthy Demand Bonds:

●	are priced at $10.00 each;
●	represent a full and unconditional obligation of our company;
●	bear interest at 5% per annum. For clarification purposes, we will pay interest on interest (compounded interest) and credit such interest to bondholders’ Worthy accounts;
●	are subject to repayment at any time at the demand of the holder;
●	are subject to redemption by us at any time;
●	are not payment dependent on any underlying small business or other loan; and
●	are unsecured.

For more information on the terms of Worthy Demand Bonds being offered, please see “Description of the Worthy Bonds – Worthy Demand Bonds” beginning on page 47 of this offering circular.

We are offering up to (i) 5,992,000 of our Worthy Demand Bonds, with an aggregate principal amount of $59,920,000, for cash and (ii) 8,000 of our Worthy Demand Bonds, with an aggregate principal amount of $80,000, as rewards under our Worthy Demand Bond Rewards Program (as described below) for eligible referrals (not for cash).

Except as otherwise provided herein, the Worthy Renewal Bonds and Worthy Demand Bonds are subject to repayment at the demand of bond holders at any time. The bond holder has the right to cause the Company to repay the bond upon five (5) days’ notice and the outstanding principal balance together with the interest earned through the repurchase date will be credited to the bondholder’s account within five (5) business days. If a bondholder holds Worthy Demand Bonds in the aggregate a principal amount greater than $50,000, the bondholder may not exercise its right to cause the Company to repurchase in excess of $50,000 of the Worthy Demand Bonds for a period of at least twelve months from the date of purchase.

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We have created the Worthy Demand Bond Rewards Program (“Bond Rewards Program”) to provide (i) investors (each a “Referror”) who meet eligibility standards set forth herein the opportunity to receive Worthy Demand Bonds as a thank you for referring a friend or family member to open an account on the Worthy Fintech Platform to join the Worthy community and (ii) new members of the Worthy community (each a “Referree”) who meet eligibility standards set forth herein the opportunity to receive Worthy Demand Bonds as a thank you for opening an account on the Worthy Fintech Platform as a result of an eligible referral. The Referree would not be required to fund his or her account on the Worthy Fintech Platform in order for the Referror and the Referree to each receive a Bond Reward. In other words, the Referree would not be required to purchase a Worthy Demand Bond in order for the Referror and the Referree to each receive a Bond Reward. Each eligible Referror and eligible Referree will be entitled to receive an award of one Worthy Demand Bond valued at $10.00 each (each a “Bond Reward”) per eligible referral, subject to a limitation of 50 Worthy Demand Bonds per Referror account and Referree account per calendar year. Bond Rewards will be fulfilled through Worthy Demand Bonds issued under the offering statement of which this offering circular forms a part. For more information on the terms and conditions of Worthy Demand Bond Rewards Program, please see “Plan of Distribution – Worthy Demand Bond Rewards Program” on page 53 of this offering circular.

The termination of the offering will occur on the earlier of (i) the date that renewals of, subscriptions for, and rewards of the Worthy Bonds offered hereby equal $75,000,000 or (ii) an earlier date determined by the Company in its sole discretion. The offering of Worthy Renewable Bonds could terminate prior to the offering of Worthy Demand Bonds for cash or the Bond Rewards Program offering if all of the Worthy Renewable Bonds offered have been issued to existing bondholders upon their extension of renewable bonds of the Company that they currently hold but not all of the Worthy Demand Bonds for cash have sold or not all of the Worthy Demand Bonds in the Bond Rewards Program offering have been issued. The offering of Worthy Demand Bonds for cash could terminate prior to the offering of Worthy Renewable Bonds or the Bond Rewards Program offering if we have sold all of the Worthy Demand Bonds but not all of the Worthy Renewable Bonds being offered have been issued or not all of the Worthy Demand Bonds in the Bond Rewards Program offering have been issued. The Bond Rewards Program offering could terminate prior to the offering of Worthy Renewable Bonds or the offering of Worthy Demand Bonds for cash if all of the Worthy Demand Bonds offered in the Bond Rewards Program offering have been awarded but not all of the Worthy Demand Bonds for cash have sold or not all of the Worthy Renewable Bonds being offered have been issued. If one of these offerings has closed but the other offerings are ongoing, we will inform investors by filing a supplement to this offering circular with the SEC.

As Worthy Lending is a wholly owned subsidiary of the Company, we expect that the loans and other assets of Worthy Lending, and the returns from the operations of such loans and assets, will generally remain available to support and fund the payment obligations of the Company with respect to the Worthy Bonds. While there is no formal security agreement in place with respect to these loans and other assets within Worthy Lending (and while any current and future creditors of Worthy Lending may also have recourse to the assets of the entity), as the Company is the sole member of Worthy Lending we expect that the Company will retain the right at any time to cause the distribution of available funds from Worthy Lending up to the Company so that the Company may meet such payment obligations.

Our business model

Through our wholly owned subsidiary Worthy Lending, we implement our business model, which is centered primarily around providing (at least 60% of our assets are to be used for) loans for small businesses including loans to manufacturers, wholesalers, and retailers primarily secured by inventory, accounts receivable and/or equipment and purchase order financing which may include qualified minority owned businesses. Inventory financing is a form of asset-based lending that allows retailers and wholesalers to use inventory as collateral to obtain a line of credit from us. Purchase order financing allows manufacturers and wholesalers to receive up to 100% of the funds needed to fill an order for specified merchandise when they are unable to do so on their own. To a lesser extent (not more than 40% of our assets), we may also provide loans to other borrowers, acquire equity interests in real estate (which may include affordable housing), make fixed income and/or equity investments, provide factoring financing and other types of loans and investments provided the amount and nature of such activities does not cause us to lose our exemption from regulations as an investment company pursuant to the Investment Company Act of 1940, or the “40 Act.” We will sell Worthy Demand Bonds in this offering to provide the capital for these activities.

While we have been successful in raising funds through the sale of our renewable bonds, perhaps our biggest challenge to date has been in identifying and closing loans and other investments at a rate sufficient to permit us to effectively utilize the proceeds from the bond sales. In an effort to more efficiently deploy the capital we raised, we have continued to expand our network of participants and brokers and began establishing a network of asset based loan brokers, relationships which are or will be an important source of potential new loan business. Loan brokers who introduced borrowers to us are responsible for less than 10% of our loans. Loan brokers are generally compensated by the borrower. The loan brokers that have been compensated by us received fees of between 1% and 1.5% of funds advanced to the introduced borrower. There were only two loans involving a broker compensated by us since our inception. The total compensation paid in connection with those loans equaled approximately $8,000. We may also pursue the acquisition of existing asset based loan portfolios, and have continued to build our corporate infrastructure to support our expected growth, including an expansion of our underwriting department and adding personnel to our finance department.

Our company’s mission is to help fuel small businesses. Proceeds from Worthy Bonds sales will be loaned to growing companies who offer collateral such as inventory and accounts receivable to secure the funds.

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Worthy Fintech Platform

WFI has developed technology solutions, including the Worthy App and the Worthy Website, that facilitate the renewal and purchase of Worthy Bonds and provide information on accounts of the Worthy Bond investors. We refer to these as the “Worthy Fintech Platform.” These solutions have been expanded to offer the same technology solutions to purchasers of our bonds. We will pay a license fee to WFI in the amount of $10 per active user per year; provided that such amount will be subject to periodic review and modification. The term “active user” means an individual or entity that has registered on the Worthy Fintech Platform (provided name and email) and renewed or purchased at least one Worthy Bond.

Worthy App

The Worthy App is designed to support the target market for our bonds which we believe is approximately 74 million millennials, who spend more than $600 billion a year. The Worthy App seeks to provide an easy way for our target market to micro invest including monetizing their debit card purchases, checking account linked credit card purchases and other checking account transactions by “rounding up” each purchase to the next higher dollar until the “round up” reaches $10.00 at which time the user can purchase a $10.00 Worthy Demand Bond. The Worthy App is available via the web at worthybonds.com or for Apple iPhone users from the Apple Store and for Android phone users from Google Play.

Procedurally, Worthy App users download the application and simply link their bank account to the App. If engaging in the round-up feature, they connect their debit card or credit card to the App. Every time the user shops or completes any checking account transaction, the App automatically rounds up their purchase to the next dollar, tracks the spare change and then permits the user to use it to invest in the Worthy Demand Bonds. The user’s bank accounts are monitored and the money is transferred via ACH once the round up amounts reach $10.00. Users can also make one time or recurring purchases of Worthy Demand Bonds.

Worthy Website

The Worthy Website offers users the following features:

●	Available online directly from us. You can purchase Worthy Demand Bonds directly from us through the Worthy Website;
●	No purchase fees charged. We will not charge you any commission or fees to purchase Worthy Demand Bonds through the Worthy Website. However, other financial intermediaries, if engaged, may charge you commissions or fees;
●	Invest as little as $10. You will be able to build ownership in Worthy Demand Bonds over time by making purchases as low as $10;
●	Flexible, secure payment options. You may purchase Worthy Demand Bonds electronically or by wire transfer, and we will provide funding instructions; and
●	Manage your portfolio online. You can view your bond purchases, redemptions, interest payments and other transaction history online, as well as receive tax information and other reports.

Following your initial purchase of Worthy Demand Bonds, you can elect to participate in our auto-invest program, or the “Auto-Invest Program,” on the Worthy Website and App. This program allows you to automatically invest in additional Worthy Demand Bonds on a reoccurring basis (e.g., daily, weekly or monthly) subject to an amount and investment parameters that you designate.

Worthy Causes

The Worthy Causes program helps non-profit organizations generate contributions from “smaller” donors via the spare change “round-up” tool on the Worthy App. Donors painlessly gather and donate funds by investing the “spare change” from their daily purchases throughout the year. We believe this program will offer the following advantages:

●	Painless giving, donors support their causes without altering their lifestyle;
●	All giving is magnified by 5% interest; and
●	Supporting causes and small businesses in the process.

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To participate in this program, the donor simply links a debit or credit card within the Worthy App and every time the card is used it rounds the transactions up to the next whole dollar (so, for instance, $1.57 is rounded-up to $2.00). Whenever the “rounded-up” spare change reaches $10.00, a purchase of our Worthy Demand Bonds is made. The bonds may then be donated to charitable causes, earning interest at 5% per year provided that the charity complies with new account on-boarding requirements. As an alternative to donating bonds to a charity, a bond holder could liquidate its account and contribute the proceeds from liquidation of the bonds to charitable causes. In addition to, or instead of, our round-up program, donors can also simply buy a desired number of bonds and donate them to the cause of their choice or they can set a recurring monthly amount to invest making it an easy way to contribute. Investors will not be charged any transfer fee for making contributions of Worthy Demand Bonds via the Worthy Causes program.

Operations – Management Services Agreement with Worthy Management

On January 2, 2020, we entered into Management Services Agreement (the “Management Services Agreement”) with Worthy Management, an affiliate. The Management Services Agreement is deemed operative beginning on January 1, 2020 and is described earlier in this offering statement. The terms of the Management Services Agreement with Worthy Management were not negotiated on an arms-length basis and the amounts to be reimbursed thereunder will be equal to the costs incurred by Worthy Management in paying for the staff and office expenses for the Company under the Management Services Agreement.

Under the terms of the Management Services Agreement, Worthy Management agreed to provide to the Company certain management services, personnel and office facilities, including all equipment and supplies, that are reasonable, necessary or useful for the day-to-day operations of the business of the Company, subject to such written direction provided by the Company to Worthy Management. Pursuant to the Management Services Agreement, the Company agreed to reimburse Worthy Management for the costs incurred by Worthy Management in paying for the staff and office expenses for the Company under the Management Services Agreement. There is no interest rate or maturity associated with the obligations to reimburse Worthy Management under the Management Services Agreement. The reimbursement amounts payable to Worthy Management by the Company accrues until the Company makes reimbursement payments to Worthy Management from interest earned from Worthy Lending, the Company’s operating subsidiary (generated from the income from the operations from Worthy Lending). The reimbursement payments are made in advance on a monthly basis. As of December 31, 2020, rather than having accrued reimbursable costs, we prepaid to Worthy Management $110,000 of future reimbursable costs that will be incurred by Worthy Management.

The reimbursement amount under the Management Services Agreement, will be equal to the costs incurred by Worthy Management in paying for the staff and office expenses under the Management Services Agreement for the Company and will consist of both a to-be-determined portion of the annual salaries and employee benefits of our executive officers and the other personnel employed by Worthy Management based upon the amount of time they devote to us, as well as a pro-rata allocation of office expenses. The monthly reimbursement amount is based on the costs incurred by Worthy Management in paying for the staff and executive officers and office expenses for the Company under the Management Services Agreement.

There will be no fees under the Management Services Agreement.

License Fee

On July 1, 2020, we entered into a verbal agreement (not a written agreement) with WFI to pay a license fee to WFI in the amount of $10 per active user per year. The license fees paid by the Company to WFI are not used to offset the reimbursements under the Management Services Agreement. There are no other terms to such verbal agreement. In light of the fact that our agreement with WFI is a verbal contract (rather than a written contract), we and WFI are exposed to the following risks:

● the risk that we and WFI misunderstood an important term or terms of the contract, such as how much was to be paid or what services were to be performed;

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● the risk that we and WFI will have a dispute regarding what was agreed to because we and WFI are only relying on memory; and

● the risk that a court will not enforce the contract because we and WFI may not be able to prove the existence of the contract or its terms.

If a dispute arises under our verbal agreement with WFI and a court is not willing to enforce the terms of such verbal agreement in our favor, this outcome could adversely affect our business, results of operations, financial condition, and future growth.

Executive Offices

Worthy Management provides office space to us under the terms of the Management Services Agreement described above. As described therein, we will reimburse Worthy Management a to-be-determined portion of the total office expenses associated with this office space. This amount has not been determined as of the date of this offering circular.

Our Business

Under our business model, we generate revenue in multiple ways: through fees charged to borrowers, interest generated from each loan that we purchase or in which we participate and potentially fees from ancillary services that we introduce to our Worthy members and others provided by us.

We provide at least 60% of our assets for (i) loans to manufacturers, wholesalers, and retailers secured by inventory and/or equipment; and (ii) purchase order financing. To a lesser extent (not more than 40%), we may also provide (i) secured loans to other borrowers; (ii) acquire equity interests in real estate; (iii) make fixed income investments; and (iv) provide factoring financing, provided the amount and nature of such activities do not cause us to lose our exemption from regulations as an investment company pursuant to the Investment Company Act of 1940.

The retail inventory financing is a form of asset-based lending that allows retailers and wholesalers to use inventory as collateral to obtain a line of credit from us. The line of credit can be used to purchase additional inventory.

Purchase order financing allows manufacturers and wholesalers to receive up to 100 percent of the funds needed to fill an order for specified merchandise when they are unable to do so on their own.

Subject to the limitations described above, we may also purchase directly or indirectly accounts receivables in a factoring transaction. Factoring is a financial transaction and type of debtor financing in which a business sells its accounts receivables (i.e., invoices) to a third party called a factor at a discount.

We anticipate that we will generate fees from our ancillary services by agreement with WFI. These ancillary services will be from introducing our bond holders to providers of personal loans, refinanced student loans, and small business loans. We are to receive 1/3 of the fees received by WFI. We are unable to anticipate the amount of the loans or the fees we will receive.

Our Loan and Investment Portfolio

Commencing in September of 2018, the Company, through its wholly owned subsidiary Worthy Lending, LLC, began loaning funds directly to borrowers and through participation agreements with other lenders under loan agreements for an aggregate amount of $1,200,000, with small business borrowers based in the United States. During the six months ended June 30, 2020 and the year ended December 31, 2019, the Company loaned an additional aggregate amount of $875,000 and $12,576,907, respectively, to small business borrowers based in the United States. The balance due the Company at June 30, 2020 was $11,036,636, net of a loan loss reserve of $1,841,315.

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The loans pay interest at varying rates ranging from 0.62% per month to 1.5% per month and collateral management fees ranging from of 0.5% to 1% per month. The loan agreements have customary loan origination fees, which have been netted against our loan costs with the net amount recorded as deferred revenue to be recognized as revenue over the term of the loan. One of the loans has an annual facility fee, which is being amortized into income over one year. The term of the loans range from two to three years, with no prepayment penalty and generally pay interest only in year one. The loans are secured by the assets of the borrowers. These investments were funded by sales of our Worthy Bonds. There was no loan allowance required at any time during the year ended December 31, 2018. The loan allowance was $1,841,315 at June 30, 2020 and December 31, 2019, respectively.

During the year ended December 31, 2019, the Company invested in 8 mortgage loans for a total of $1,774,000, each loan is secured by a mortgage in the real estate and is located in the state of Florida. Each loan has a maturity date of 2 years and matures on various dates ranging between March of 2021 and December of 2021.These loans pay interest at rates between 9.5% and 10.5% and are serviced by an outside, unrelated party.

During the six months ended June 30, 2020, the Company invested in 11 mortgage loans for a total of $2,349,000, each loan is secured by a mortgage in the real estate and is located in the state of Florida. Each loan has a maturity date of 2 years and matures on various dates ranging between March of 2021 and June of 2022.These loans pay interest at rates between 9.5% and 10.5% and is serviced by an outside, unrelated party.

The Company maintains a portfolio of investments on its consolidated balance sheet as marketable securities held at fair value. Fair value includes gross unrealized gains, gross unrealized losses, accrued interest, and amortized cost. The Company typically invests in a portfolio of private market real estate investments with the primary objective to earn diversified risk-adjusted returns while the corporate bonds, certificates of deposit, asset backed securities, and U.S. treasury securities are intended to mitigate risk and minimize potential risk of principal loss. The Company’s investment policy limits the amount of credit exposure to any one issuer and targets 20% portfolio weight in the more conservative investments.

Our lending product, either by direct loan or participation with other lenders, is asset-based loans secured by all assets of the borrower including inventory and accounts receivable. On rare occasion, a loan may be made based on purchase orders issued to our borrower by known customers purchasing products that they have purchased before.

Our loan origination process includes inquires generated from our website, worthylending.com; professional business or advisor intermediaries; and introduction to loan opportunities by other asset-based lending organizations who invite us to participate in loans they originate.

Upon introduction of an asset-based loan opportunity, our underwriting department reviews and considers the business and financial condition of the proposed borrower based on material submitted to us pursuant to our document request list. Our underwriting criteria include an analysis of the borrower’s business and financial condition as well as the net orderly liquidation value of the collateral. Our underwriting process includes analysis of third-party appraisals of the net orderly liquidation value of collateral, third party review of the borrower’s books and records and our review and analysis of the borrower’s business and financial history and current performance. We conduct credit and background checks on the borrowers and its principals and credit checks on individual guarantors. After completion of the underwriting department review of the loan file, the underwriting department makes a recommendation to our Loan Commitment Committee for approval prior to any commitment to the borrower or referring lender.

In connection with invitations to participate with a referring lender we review the entire file of the loan originator and request any additional information or material that we deem appropriate to supplement the originators file. We discuss the opportunity in depth with the referring lenders underwriters prior to making a participation commitment. Following our participations, we receive monthly updates on borrowers’ business and financial condition status of collateral, borrowing base analyses and projected business. We discuss each loan with the referring lender each month.

We have only invited one lender to participate with us (in November 2019) in one loan when several increases in our line of credit presented a potential concentration issue.

Our underwriting staff has more than 25 combined years of experience in lending including underwriting, servicing business management, and corporate finance.

We have a loan servicing manager who bills each borrower monthly and is in ongoing dialogue with each borrower. We also have a portfolio manager who works with each borrower in structuring and monitoring collections.

Collateral management includes ongoing review of collateral value and periodic updated appraisal of collateral net orderly liquidation value.

Marketing and Strategy

Our Bonds will be marketed through our website, on-line information sources, social networks, institutional (Colleges and universities, charities, trade associations and employers) and other marketing partner sources of introduction and referral.

Our strategy is to expand our network of online information, social networking, institutional (colleges and universities, charities, trade organizations, and employers), and other marketing partner sources of introductions and referrals to our targeted users.

We are pursuing the following strategies:

●	Grow the Worthy community;
●	Market our products through digital and other social networking channels;
●	Establish strategic relationship with lending platforms; and
●	Establish strategic relationships with service providers.

Competition

We compete with other companies that lend to small businesses. These companies include traditional banks, merchant cash advance providers, and newer, technology-enabled lenders. In addition, other technology companies that lend primarily to individual consumers, such as Lending Club and Prosper Marketplace, have already begun to focus, or may in the future focus, their efforts on lending to small businesses. We seek to, but may not be able to effectively compete with such competitors.

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We believe we benefit from the following competitive strengths:

We are part of the Worthy Community. The Worthy App and websites (the “Worthy FinTech Platform”) are targeted to the millennials who are part of the fastest growing segment of our population. We believe that they have a basic distrust of traditional banking institutions yet they have a need to accumulate assets for retirement or otherwise. The Worthy FinTech Platform provides for a savings and investing alternative for the millennials as well as potential access to other services, which may appeal to millennials, such as personal loans (often used to reduce or pay off higher interest rate loans such as credit cards), small business loans, auto loans, student loan refinancing and debt counseling.

We are part of the fast-growing online lending industry. Alternative lenders often provide a more appealing financing option to small businesses as they are usually more flexible than larger financial institutions on loan repayment terms and often approve loans much faster than banks. For example, online “peer-to-peer” lending website uses technology to meet market demand where traditional bank and institutional financing has become more difficult to obtain. Lenders often have significant cost advantages over banks, including lower overhead and the absence of branch offices and extensive sales forces. These efficiencies often make it easier for nonbanks to originate loans to borrowers whose options online were traditionally limited to banks.

We focus on an underserved banking sector. Due to higher costs, we believe that banks cannot profitably serve the small business lending market for commercial loans below $500,000. Indeed, traditional banks have been exiting the small business loan market for over a decade. We believe our small business loan program enables us to profitably participate in loans at these levels.

Governmental Regulation

The sale of our Worthy Bonds is subject to federal securities laws. The distribution of our Worthy Bonds is also subject to the regulation by several states and we are registered as an issuer dealer in the State of Florida. The loans made by the us are also subject to state usury laws. Changes in laws or regulations or the regulatory application or judicial interpretation of the laws and regulations applicable to us could adversely affect our ability to operate in the manner in which we intend to conduct business or make it more difficult or costly for us to participate in or otherwise make loans. A material failure to comply with any such laws or regulations could result in regulatory actions, lawsuits, and damage to our reputation, which could have a material adverse effect on our business and financial condition and our ability to participate in and perform our obligations to investors and other constituents.

Additionally, the collection, processing, storage, use, and disclosure of personal data could give rise to liabilities as a result of governmental regulation, conflicting legal requirements, or differing views of personal privacy rights. We receive, collect, process, transmit, store, and use a large volume of personally identifiable information and other sensitive data from borrowers and purchasers of the Worthy Bonds and services. There are federal, state, and foreign laws regarding privacy, recording telephone calls, and the storing, sharing, use, disclosure, and protection of personally identifiable information and sensitive data. Specifically, personally identifiable information is increasingly subject to legislation and regulations to protect the privacy of personal information that is collected, processed, and transmitted. Any violations of these laws and regulations may require us to change our business practices or operational structure, address legal claims, and sustain monetary penalties, or other harms to our business. The regulatory framework for privacy issues in the United States and internationally is constantly evolving and is likely to remain uncertain for the foreseeable future. The interpretation and application of such laws is often uncertain, and such laws may be interpreted and applied in a manner inconsistent with other binding laws or with our current policies and practices. If either we or our third-party service providers are unable to address any privacy concerns, even if unfounded, or to comply with applicable laws and regulations, it could result in additional costs and liability, damage our reputation, and harm our business.

No Public Market

Although under Regulation A the Worthy Bonds are not restricted and are payable upon demand, Worthy Bonds are still highly illiquid securities. No public market has developed nor is expected to develop for Worthy Bonds, and we do not intend to list Worthy Bonds on a national securities exchange or interdealer quotational system. You should be prepared to hold your Worthy Renewal Bonds through their maturity dates or Worthy Demand Bonds until you demand repayment as the Worthy Renewal Bonds and Worthy Demand Bonds are expected to be highly illiquid investments.

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Employees

We currently have no full-time employees and no part-time employees. Staffing is currently provided to us by Worthy Management, Inc., a wholly owned subsidiary of our parent company.

Legal Proceedings

From time to time, we may become party to various lawsuits, claims and other legal proceedings that arise in the ordinary course of our business. We are not currently a party, as plaintiff or defendant, nor are we aware of any threatened or pending legal proceedings, that we believe to be material or which, individually or in the aggregate, would be expected to have a material effect on our business, financial condition or results of operation if determined adversely to us.

Our Principal Executive Offices

Our principal office is located at One Boca Commerce Center, 551 NW 77 Street, Suite 212, Boca Raton, FL, 33487. The space is approximately 2,500 square-feet, executive suite office space.

Effective January 1, 2020, pursuant to the Management Services Agreement with Worthy Management, Worthy Management agreed to provide the Company staff and office facilities, including all equipment and supplies, that are reasonable, necessary or useful for the day-to-day operations of the business of the Company, subject to such written direction provided by the Company to Worthy Management. The Company agreed to pay Worthy Management a monthly management services fee, in advance, equal to the costs of Worthy Management incurred by it in providing the staff and office expenses as included in the Services. On August 1, 2019 Worthy Peer Capital, Inc. commenced a 5-year lease for its corporate headquarters located in Boca Raton, Florida. As part of the lease the Company was required to make a security deposit of $11,618. Monthly rent is $5,296 inclusive of sales tax and the lease contains an annual escalation clause of 4%. Worthy Management will make the monthly payments and allocate the cost ratable to the Worthy subsidiaries.

We do not own any physical properties. If necessary, we believe we can find alternative office space without difficulty near our current location.

MANAGEMENT

Directors and Executive Officers

Our executive officers and directors are as follows:

Name	Age	Position	Term of Office

Sally Outlaw	58	Chief Executive Officer, Co-Founder, Director	Since June 2016

Alan Jacobs	79	Executive Vice President, Chief Operating Officer, Director	Since June 2016

Sally Outlaw was a co-founder of the Company has served as our chief executive officer and director since inception. Ms. Outlaw also serves as the President, Chief Executive Officer and a member of the Board of Directors of Worthy Peer Capital II, Inc., Worthy Community Bonds, Inc., and Worthy Community Bonds II, Inc. since October 2019, June 30, 2020, and November 2, 2020. In addition, since 2016, she has served as Chief Executive Officer of WFI where she engages in defining long term strategy, product development and implementing the company vision. Furthermore, since October 2019, Ms. Outlaw has served as President, Chief Executive Officer and a member of the Board of Directors of Worthy Management. From October 2010 to December 2015, she was the president of Peerbackers LLC, which engaged in all aspects of crowd funding and provides services to help clients navigate the world of crowd finance including the capital and investment opportunities offered through The JOBS ACT. Ms. Outlaw was also president and CEO of Peerbackers Advisory LLC, formerly an inactive SEC-registered investment advisor and a wholly owned subsidiary of WFI prior to the voluntary dissolution of Peerbackers Advisory LLC on January 16, 2021. Ms. Outlaw received her B.A. in Communications and Media Studies from the University of Minnesota in 1984 and holds a Series 65 license as a Registered Investment Advisor. Ms. Outlaw brings knowledge and experience in the financial industry, which we believe is of great value to our Company.

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Alan Jacobs serves as our executive vice president, chief operating officer and director since inception. He also serves as the president of our Worthy Lending LLC subsidiary. In addition, Mr. Jacobs has served as the Executive Vice President, Chief Operating Officer and a member of the Board of Directors of Worthy Peer Capital II, Inc., Worthy Community Bonds, Inc. and Worthy Community Bonds II, Inc. since October 2019, June 30, 2020, and November 2, 2020, respectively. Furthermore, he serves as the president of Worthy Peer Capital II, Inc.’s subsidiary Worthy Lending II, LLC, Worthy Community Bonds, Inc.’s subsidiary Worthy Lending III, LLC, and Worthy Community Bonds II, Inc.’s subsidiary Worthy Lending IV, LLC. Moreover, since October 2019 he has also served as Executive Vice President, Chief Operating Officer and a member of the Board of Directors of Worthy Management. For more than the past five years he has been engaged as a business consultant for various early stage companies. From 2016 to 2018 Mr. Jacobs was the Founder and President of CorpFin Management Group where he was focused on business development, strategic planning and corporate management. From September 2014 to December 2015, Mr. Jacobs was associated with ViewTrade Securities, a FINRA registered broker-dealer where he was focused on advisory and corporate services. Prior to that time and for more than 30 years, Mr. Jacobs was associated with several FINRA registered broker-dealers including Ladenburg Thalman, Josephthal & Company, and Capital Growth Securities. Mr. Jacobs received his bachelor’s degree from Franklin and Marshall College in 1963 and law degree from Columbia University in 1966. He was also president of Wheelchair Fitness Inc. and director of business development of SSTI, Inc. from 2015 to 2018. Mr. Jacobs brings knowledge and experience in the financial industry, which we believe is of great value to our Company.

The term of office of each director is until the next annual election of directors and until a successor is elected and qualified or until the director’s earlier death, resignation or removal. Officers are appointed by the Board of Directors and serve at the discretion of the Board. There are no family relationships between any of the executive officers and directors.

Worthy Lending

In addition to Mr. Jacobs, Worthy Lending, LLC has two additional officers:

Jungkun (“Jang”) Centofanti. Ms. Centofanti, 52, has served as Worthy Lending’s senior vice president and chief administrative officer since August 2018. Ms. Centofanti also serves as the Senior Vice President, Chief Administrative Officer and Secretary of Worthy Peer Capital II, Inc., Worthy Community Bonds, Inc., and Worthy Community Bonds II, Inc. since October 2019, June 30, 2020, and November 2, 2020, respectively. In addition, she is Senior Vice President and Chief Administrative Officer of Worthy Lending II, LLC, Worthy Lending III, LLC, and Worthy Lending IV, LLC. Furthermore, since October 2019, Ms. Centofanti has served as Senior Vice President, Chief Administrative Officer and Secretary of Worthy Management. Moreover, since January 2017, she has served as Vice President of our parent, WFI. Ms. Centofanti has more than 25 years of operational and management experience, which we believe is of great value to our Company. From September 2016 to July 2018 she was Senior Vice President of CorpFin Management Group, a South Florida-based business development and strategic planning company where she handled all aspects of administration, and from January 2017 to July 2018 she served as Vice President of Wheelchair Fitness Solution Inc. Prior to joining CorpFin Management Group, from 2011 to June 2015 she was Administrative and Customer Service Manager for DU20 Holistic Oasis, and from 2004 until 2010 she was Preschool Director for Hazel Crawford School, both South Florida-based companies. Ms. Centofanti received an Associate of Science in Fashion Marketing and Business from the Art Institute of Fort Lauderdale in 1989.

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Joseph D’Arelli. Mr. D’Arelli, 51, served as the Executive Vice President and Chief Operating Officer of Worthy Lending, LLC from August 2018 through January 2, 2020. Since January 2, 2020 Mr. D’Arelli has served as Senior Vice President and Chief Financial Officer of Worthy Lending, LLC. Mr. D’Arelli has also served as the Senior Vice President and Chief Financial Officer of Worthy Peer Capital II, Inc., Worthy Community Bonds, Inc., and Worthy Community Bonds II, Inc. since inception in October 2019, June 30, 2020, and November 2, 2020, respectively. In addition, Mr. D’Arelli serves as a Senior Vice President of Worthy Lending II, LLC, Worthy Lending III, LLC and Worthy Lending IV, LLC. Furthermore, since October 2019, he has served as Senior Vice President and Chief Financial Officer of Worthy Management. Mr. D’Arelli has over 25 years of experience in public accounting, including partnership and senior management positions, and he has extensive experience in auditing public and private companies in such industries as waste management, financial services; broker/dealers; distribution and technology companies, which we believe will be of great value to our Company. From June 2018 until joining Worthy Lending, Mr. D’Arelli was self-employed, providing business advisory and accounting consulting services. From November 2016 until June 2018, Mr. D’Arelli was employed by Attis Industries, Inc. (Nasdaq: ATIS) serving as Chief Financial Officer (November 2016 until April 2017) and SEC Compliance Director (April 2017 until June 2018). From October 2012 until May 2016 he was a partner/shareholder at D’Arelli Pruzansky, P.A., formerly a PCAOB registered accounting firm (the firm voluntarily withdrew as a member of the PCAOB. On March 29, 2018). He continues his affiliations with the American Institute of Certified Public Accountants (AICPA), New York State Society of Certified Public Accountants (NYSSCPA), Florida Institute of Certified Public Accountants (FICPA), and is a Certified Public Accountant in the state of Florida. Mr. D’Arelli received a Bachelor’s Degree in Accounting from St. John’s University in 1992.

Family Relationships

None.

Involvement in Certain Legal Proceedings

Joseph D’Arelli is the Senior Vice President and Chief Financial Officer of Worthy Lending, LLC and the Senior Vice President and Chief Financial Officer of Worthy Management.

On September 30, 2016, the SEC issued an Order Instituting Cease-and-Desist Proceedings under Administrative Proceeding File No. 3-17605 pursuant to Section 21C of the Securities Exchange Act of 1934, Making Findings, and Imposing a Cease-and-Desist Order (collectively, the “Order”) against D’Arelli Pruzansky, P.A. (the “Firm”), Joseph D’Arelli, CPA, and Mitchell Pruzansky, CPA (collectively, the “Respondents”). Respondents consented to the Order pursuant to Offers of Settlement, accepted by the SEC, pursuant to which Respondents neither admitted nor denied the findings in the Order. During a PCAOB inspection in July 2015, the Firm was informed that it had failed to comply with the SEC’s partner rotation requirements because Mr. D’Arelli and Mr. Pruzansky performed quarterly reviews after being the lead audit partner for five consecutive audits, with respect to two issuer audit clients. In August 2015, the Firm reviewed all of its engagements and self-reported instances of such rotation issues regarding additional issuer audit clients. Respondents were ordered to cease and desist from committing or causing any violations and any future violations of Sections 10A(j) and 13(a) of the Securities Exchange Act of 1934 and Rules 10A-2 and 13a-13 thereunder and to pay the SEC, jointly and severally, a civil penalty of $50,000.

Other than the foregoing, no executive officer, member of the board of directors or control person of our Company has been involved in any legal proceeding listed in Item 401(f) of Regulation S-K in the past 10 years.

CONFLICTS OF INTEREST

We are subject to a number of conflicts of interest arising out of our relationship with WFI and its subsidiaries, including the following:

●	WFI is our parent company and our sole shareholder. WFI is also the sole shareholder of Worthy Management, Worthy Peer Capital II, Inc., Worthy Community Bonds, Inc. and Worthy Community Bonds II, Inc. Accordingly, its executive officers and directors have fiduciary obligations to a number of entities;

●	Worthy Peer Capital II, Inc.’s, Worthy Community Bonds, Inc.’s and Worthy Community Bonds II, Inc.’s business is similar to ours and we may be competing for borrowers with them;

●	our executive officers and directors are also executive officers and directors of Worthy Peer Capital II, Inc., Worthy Community Bonds, Inc., Worthy Community Bonds II, Inc., and Worthy Management and they do not devote all of their time and efforts to our company; and

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●	the terms of the Management Services Agreement with Worthy Management were not negotiated on an arms-length basis and the amounts to be reimbursed thereunder will be equal to the costs incurred by Worthy Management in paying for the staff and office expenses for the Company under the Management Services Agreement, will be determined by our executive officers and directors who are also executive officers and directors of Worthy Management notwithstanding that they are executive officers and directors of both our Company and Worthy Management.

There are no assurances that any conflicts which may arise will be resolved in our favor. In addition, as a bondholder you have no right to vote upon or receive notice of any corporate actions we may undertake which you might otherwise have if you owned equity in our company.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Our directors and executive officers will not be separately compensated by us. As described earlier in this offering statement under “Management – Management Services Agreement with Worthy Management,” Under the terms of the Management Services Agreement, Worthy Management agreed to provide to the Company certain management services, personnel and office facilities, including all equipment and supplies, that are reasonable, necessary or useful for the day-to-day operations of the business of the Company, subject to such written direction provided by the Company to Worthy Management. Pursuant to the Management Services Agreement, the Company agreed to reimburse Worthy Management for the costs incurred by Worthy Management in paying for the staff and office expenses for the Company under the Management Services Agreement. There is no interest rate or maturity associated with the obligations to reimburse Worthy Management under the Management Services Agreement. The reimbursement amounts payable to Worthy Management by the Company will accrue until the Company can make reimbursement payments to Worthy Management from approximately 5% of the proceeds of this offering and distributions from Worthy Lending, the Company’s operating subsidiary (generated from the income from the operations from Worthy Lending), which reimbursement payments will be made in advance on a monthly basis. The reimbursement amount under the Management Services Agreement, will be equal to the costs incurred by Worthy Management in paying for the staff and office expenses under the Management Services Agreement for the Company and will consist of both a to-be-determined portion of the annual salaries and employee benefits of our executive officers and the other personnel employed by Worthy Management based upon the amount of time they devote to us, as well as a pro-rata allocation of office expenses. We have not yet determined the amount of this monthly reimbursement amount as it will be based on the costs incurred by Worthy Management in paying for the staff and office expenses for the Company under the Management Services Agreement and as Worthy Management has not yet determined salary payment amounts or the benefits it’ll provide to our executive officers and the other personnel employed by Worthy Management. Our directors will not receive additional compensation for their Board services. We do not expect that this management sharing arrangement will change in the foreseeable future.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On January 2, 2020, we entered into Management Services Agreement (the “Management Services Agreement”) with Worthy Management, an affiliate. The Management Services Agreement is deemed operative beginning on January 1, 2020 and is described earlier in this offering statement. The terms of the Management Services Agreement with Worthy Management were not negotiated on an arms-length basis and the amounts to be reimbursed thereunder will be equal to the costs incurred by Worthy Management in paying for the staff and office expenses for the Company under the Management Services Agreement.

Under the terms of the Management Services Agreement, Worthy Management agreed to provide to the Company certain management services, personnel and office facilities, including all equipment and supplies, that are reasonable, necessary or useful for the day-to-day operations of the business of the Company, subject to such written direction provided by the Company to Worthy Management. Pursuant to the Management Services Agreement, the Company agreed to reimburse Worthy Management for the costs incurred by Worthy Management in paying for the staff and office expenses for the Company under the Management Services Agreement. There is no interest rate or maturity associated with the obligations to reimburse Worthy Management under the Management Services Agreement. The reimbursement amounts payable to Worthy Management by the Company will accrue until the Company can make reimbursement payments to Worthy Management from approximately 5% of the proceeds of this offering and distributions from Worthy Lending, the Company’s operating subsidiary (generated from the income from the operations from Worthy Lending), which reimbursement payments will be made in advance on a monthly basis.

The reimbursement amount under the Management Services Agreement, will be equal to the costs incurred by Worthy Management in paying for the staff and office expenses under the Management Services Agreement for the Company and will consist of both a to-be-determined portion of the annual salaries and employee benefits of our executive officers and the other personnel employed by Worthy Management based upon the amount of time they devote to us, as well as a pro-rata allocation of office expenses. We have not yet determined the amount of this monthly reimbursement amount as it will be based on the costs incurred by Worthy Management in paying for the staff and office expenses for the Company under the Management Services Agreement and as Worthy Management has not yet determined salary payment amounts or the benefits it will provide to our executive officers and the other personnel employed by Worthy Management.

There will be no fees under the Management Services Agreement.

On July 1, 2020, we entered into a verbal agreement (not a written agreement) with WFI to pay a license fee to WFI in the amount of $10 per active user per year. There are no other terms to such verbal agreement. In light of the fact that our agreement with WFI is a verbal contract (rather than a written contract), we and WFI are exposed to the following risks:

● the risk that we and WFI misunderstood an important term or terms of the contract, such as how much was to be paid or what services were to be performed;

● the risk that we and WFI will have a dispute regarding what was agreed to because we and WFI are only relying on memory; and

● the risk that a court will not enforce the contract because we and WFI may not be able to prove the existence of the contract or its terms.

If a dispute arises under our verbal agreement with WFI and a court is not willing to enforce the terms of such verbal agreement in our favor, this outcome could adversely affect our business, results of operations, financial condition, and future growth.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

At May 27, 2021, the Company had 100 shares of our common stock issued and outstanding which are held by WFI. The following table sets forth information regarding the beneficial ownership of WFI’s common stock by:

●	each person known by us to be the beneficial owner of more than 5% of its common stock;

●	each of its directors;

●	each of its named executive officers; and

●	WFI’s named executive officers and directors as a group.

As of May 27, 2021, there are 2,775,888 shares of WFI’s common stock issued and outstanding. Unless specified below, the business address of each of WFI’s stockholders is c/o One Boca Commerce Center, 551 NW 77th Street, Suite 212, Boca Raton, Florida 33487. The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of WFI’s common stock outstanding on that date and all shares of its common stock issuable to that holder in the event of exercise of outstanding options, warrants, rights or conversion privileges owned by that person at that date which are exercisable within 60 days of that date. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of WFI’s common stock owned by them, except to the extent that power may be shared with a spouse.

	Common Stock
Name and Address of Beneficial Owner	Shares	%
Sally Outlaw	1,073,196	38.7%
Alan Jacobs	544,742	19.6%
Jungkun (“Jang”) Centofanti (1)	112,532	3.9%
Joseph D’Arelli (2)	17,732	*
Todd Lazenby (3)	20,000	*
Dara Albright (3)	20,000	*
Stefanie Crowe (3)	20,000	*
All WFI officers and directors as a group (seven persons) (1)(2)(3)	1,808,202	65.1%
Pohlman Living Trust (4)	200,000	7.2%
Jack W. Richards and Susan Richards	380,712	13.7%

(1)	Includes 70,932 shares issuable upon the exercise of vested stock options.

(2)	Includes 17,732 shares issuable upon the exercise of vested stock options.

(2)	Non-executive member of WFI’s Board of Directors.

(3)	Dr. Randolph H. Pohlman holds voting and dispositive control over securities held of record by the trust.

*Equal to or less than 1%.

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DESCRIPTION OF THE WORTHY BONDS

Worthy Renewal Bonds

General. In January 2018, we commenced a public offering pursuant to Regulation A of $50 million aggregate principal amount of renewable worthy bonds under our qualified Offering Statement (File No. 024-10766). On March 17, 2020, we completed the offering of renewable worthy bonds. From January 2018 through March 17, 2020, we sold approximately $50 million aggregate principal amount of renewable worthy bonds to 12,285 investors. As of the date hereof, there is outstanding $16,654,560 principal amount of renewable worthy bonds and the remaining $33,345,440 in principal amount of renewable worthy bonds has been repaid to bondholders at the demand of the bondholders.

Renewal Process. We will email each holder of an existing renewable worthy bond fourteen (14) calendar days prior to the maturity date of the renewable worthy bond held by such holder and allow them the opportunity (up until the maturity date of the renewable worthy bond) to renew the term of the renewable worthy bond for up to an additional three (3) year term. Within the email will be a link to a Notice of Exercise of Option to Renew Worthy Bonds (“Notice”) (Exhibit 4.1 to the Offering Statement of which this offering circular forms a part), instructions to completing the Notice, as well as a link to this offering circular. When completing the Notice, a holder of existing renewable worthy bonds with varying maturity dates may exercise the option to renew all renewable worthy bonds held by the holder at one time (“Universal Renewal Default”) rather than exercising the option to renew the renewable worthy bonds within the fourteen (14) calendar day period prior to the maturity date of each renewable worthy bond held by such holder (“Single Renewal Default”). Notwithstanding, the selection of the Universal Renewal Default may be changed to Single Renewal Default any time by the holder as to existing renewal worthy bonds with varying maturity dates that have not matured as of yet by accessing the holder’s account at the Worthy App or at www.worthybonds.com, or contacting our customer service at support@worthy.us. In addition, notwithstanding a holder exercising its option to renew existing renewable worthy bonds held by the holder, the holder may request repayment of the existing renewable worthy bonds pursuant to the terms and conditions of the existing renewable worthy bonds.

In the event holders of existing renewable worthy bonds wish to renew their existing renewable worthy bonds, they will be issued Worthy Renewal Bonds under this Offering Statement, provided that this Offering Statement has been qualified by the SEC, based on the same terms of the existing renewable worthy bonds as set forth below (except that the Worthy Renewal Bonds shall not be renewable for any additional terms to maturity). We may offer Worthy Renewal Bonds, with a total value of up to $15,000,000 on a continuous basis, under this offering circular. The Worthy Renewal Bonds will be offered in increments of $10.00.

Maturity. The Worthy Renewal Bonds will have a three-year term.

Interest. Compound interest shall accrue on the Outstanding Principal Balance at the fixed interest rate of 5% per annum from the date that the purchase funds have cleared. Interest shall be computed on the basis of a year consisting of 360 days, with interest credited daily to the payee’s account consisting of the same daily amount regardless of the actual number of days in such month. Upon credit of the interest to payee’s account, the interest shall be deemed paid in full. For clarification purposes, we will pay interest on interest (compounded interest) and credit such interest to bondholders’ Worthy accounts.

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Put by holder. Prior to the maturity date, the bond holder has the right to cause the Company to repurchase the Worthy Renewal Bond at any time upon five (5) days’ notice and the outstanding principal balance together with the interest earned through the repurchase date will be credited to the bondholder’s account within five (5) business days or, if the bondholder withdraws an aggregate amount greater than $50,000 in any 30 day period, it may take up to thirty (30) days to process the payment and remit the funds back to the bondholder’s account.

Call, Redemption and Prepayment Rights. Prior to the maturity date, each Worthy Renewal Bond is callable, redeemable, and prepayable at any time by us at par value plus any accrued but unpaid interest up to but not including the date of prepayment. The Worthy Renewal Bonds, prior to the maturity date, are pre-payable upon five (5) days’ notice by the Company to the bond holder and the outstanding principal balance together with the interest will be credited to the bond holder’s account within five (5) business days following the prepayment date.

Security; Ranking; Sinking Fund. The Worthy Renewal Bonds will be general unsecured obligations, and will rank equally with all of our other unsecured debt unless such debt is senior to or subordinate to the Worthy Renewal Bonds by their terms. We may issue secured debt in our sole discretion without notice to or consent from the holders of Worthy Renewal Bonds. There is no sinking fund.

Fees. Worthy Renewal Bond investors are not charged a servicing fee for their investment, but you may be charged a transaction fee if your method of payment requires us to incur an expense. The transaction fee will be equal to the amount that the Company will be charged by the payment processor. Other financial intermediaries, however, if engaged by you, may charge you commissions or fees.

Form and Custody. Worthy Renewal Bonds will be issued by computer-generated program on our website and electronically signed by us in favor of the investor. The Worthy Renewal Bonds will be stored by us and will remain in our custody for ease of administration with a copy available in investor’s Bond account.

Transfer. The Worthy Renewal Bonds are transferable except a servicing fee of up to 1% may be charged for the transfer of Worthy Renewal Bonds to third parties, which charge would only be made against accrued interest.

Conversion or Exchange Rights. The Worthy Renewal Bonds are not convertible or exchangeable into any other securities.

Events of Default. The following will be events of default under the Worthy Rewal Bonds:

●	if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;
●	if we fail to pay the principal, or premium, if any, when due whether by maturity or demand of a bond holder or by our redemption; and
●	if we cease operations, file, or have an involuntary case filed against us, for bankruptcy, are insolvent or make a general assignment in favor of our creditors.

The occurrence of an event of default of Worthy Bonds may constitute an event of default under any bank credit agreements we may have in existence from time to time. In addition, the occurrence of certain events of default may constitute an event of default under certain of our other indebtedness outstanding from time to time.

No Personal Liability of Directors, Officers, Employees and Shareholders. No incorporator, shareholder, employee, agent, officer, director, affiliate or subsidiary of ours will have any liability for any obligations of ours due to the issuance of any Worthy Bonds.

Assets and Income from Operating Subsidiary. As Worthy Lending is a wholly owned subsidiary of the Company, we expect that the loans and other assets of Worthy Lending, and the returns from the operations of such loans and assets, will generally remain available to support and fund the payment obligations of the Company with respect to the Worthy Renewal Bonds. While there is no formal security agreement in place with respect to these loans and other assets within Worthy Lending (and while any current and future creditors of Worthy Lending may also have recourse to the assets of the entity), as the Company is the sole member of Worthy Lending we expect that the Company will retain the right at any time to cause the distribution of available funds from Worthy Lending up to the Company so that the Company may meet such payment obligations.

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Governing Law.

Worthy Renewal Bonds and the Worthy Renewal Bond Investor Agreement will be governed and construed in accordance with the laws of the State of Florida.

Arbitration.

Pursuant to the terms of the Worthy Renewal Bond Investor Agreement, the holders of Worthy Renewal Bonds and the Company will agree to (i) resolve disputes of the holders of Worthy Renewal Bonds through binding arbitration or small claims court, instead of through courts of general jurisdiction or through a class action and (ii) waive the right to a trial by jury and to participate in any class action, except in cases that involve personal injury.

Pursuant to the terms of the Worthy Renewal Bond Investor Agreement, if a holder of Worthy Renewal Bonds does not agree to the terms of the arbitration provision, the holder of Worthy Renewal Bonds may opt-out of the arbitration provision by sending an arbitration opt-out notice to the Company within thirty (30) days of the holder’s first electronic acceptance of the Worthy Renewal Bond Investor Agreement. If the opt-out notice is not received within thirty (30) days, the holder of Worthy Renewal Bonds will be deemed to have accepted all terms of the arbitration provision, including the class action and jury waiver. If the investor opts out of the arbitration provision, the investor has also opted out of the jury trial and class action waivers.

As arbitration provisions in commercial agreements have generally been respected by federal courts and state courts of Florida, we believe that the arbitration provision in the Worthy Renewal Bond Investor Agreement is enforceable under federal law and the laws of the State of Florida. Although holders of Worthy Renewal Bonds will be subject to the arbitration provisions of the Worthy Renewal Bond Investor Agreement, the arbitration provisions do not preclude holders of Worthy Renewal Bonds from pursuing claims under the Exchange Act and Securities Act in federal courts. THE ARBITRATION PROVISION OF THE WORTHY RENEWAL BOND INVESTOR AGREEMENT IS NOT INTENDED TO BE DEEMED A WAIVER BY ANY HOLDER OF WORTHY RENEWAL BONDS OF THE COMPANY’S COMPLIANCE WITH THE U.S. FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER. THE ARBITRATION PROVISION OF THE WORTHY RENEWAL BOND INVESTOR AGREEMENT DO NOT APPLY TO CLAIMS BROUGHT UNDER THE EXCHANGE ACT AND SECURITIES ACT.

Jury Trial and Class Action Waivers.

The Worthy Renewal Bond Investor Agreement provides that, to the extent permitted by law, each party to the Worthy Renewal Bond Investor Agreement waives the right to a jury trial or class action of any claim they may have against us arising out of or relating to our Worthy Renewal Bonds or the Worthy Renewal Bond Investor Agreement. If we were to oppose a jury trial or class action demand based on such waiver, the court would determine whether the waiver was enforceable based upon the facts and circumstances of that case in accordance with applicable state and federal law, including whether a party knowingly, intelligently and voluntarily waived the right to a jury trial or class action. The bondholders of Worthy Renewal Bonds will be subject to these provisions of the Worthy Renewal Bond Investor Agreement to the extent permitted by applicable law. THE WAIVER OF THE RIGHT TO A JURY TRIAL AND CLASS ACTION CONTAINED IN THE WORTHY RENEWAL BOND INVESTOR AGREEMENT IS NOT INTENDED TO BE DEEMED A WAIVER BY ANY HOLDER OF WORTHY RENEWAL BONDS OF THE COMPANY’S COMPLIANCE WITH THE U.S. FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER. THE JURY WAIVER AND CLASS ACTION WAIVER PROVISIONS OF THE WORTHY RENEWAL BOND INVESTOR AGREEMENT DO NOT APPLY TO CLAIMS BROUGHT UNDER THE EXCHANGE ACT AND SECURITIES ACT. If the investor opts out of the arbitration provision, the investor has also opted out of the jury trial and class action waivers.

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Worthy Demand Bonds

General. We may offer Worthy Demand Bonds, with a total value of up to $50 million on a continuous basis, under this offering circular. The Worthy Demand Bonds will be offered in increments of $10.00. We will not issue more than $50 million of Worthy Demand Bonds pursuant to this offering circular in any 12-month period.

Maturity. The Worthy Demand Bonds have no maturity date.

Interest. Compound interest shall accrue on the Outstanding Principal Balance at the fixed interest rate of 5% per annum from the date that the purchase funds have cleared. Interest shall be computed on the basis of a year consisting of 360 days, with interest credited daily to the payee’s account consisting of the same daily amount regardless of the actual number of days in such month. Upon credit of the interest to payee’s account, the interest shall be deemed paid in full. For clarification purposes, we will pay interest on interest (compounded interest) and credit such interest to bondholders’ Worthy accounts.

Repayment on Demand of Holder. Except as otherwise provided herein, the Worthy Demand Bonds are subject to repayment at the demand of bond holders at any time. The bond holder has the right to cause the Company to repay the bond upon five (5) days’ notice and the outstanding principal balance together with the interest earned through the repurchase date will be credited to the bondholder’s account within five (5) business days. If a bondholder holds Worthy Demand Bonds in the aggregate a principal amount greater than $50,000, the bondholder may not exercise its right to cause the Company to repurchase in excess of $50,000 of the Worthy Demand Bonds for a period of at least twelve months from the date of purchase.

Redemption by Company. Each Worthy Demand Bond is redeemable by us at any time at par value plus any accrued but unpaid interest up to but not including the date of redemption. The Worthy Demand Bonds are redeemable upon five (5) days’ notice by the Company to the bond holder and the outstanding principal balance together with the interest will be credited to the bond holder’s account within five (5) business days following the redemption date.

Security; Ranking; Sinking Fund. The Worthy Demand Bonds will be general unsecured obligations, and will rank equally with all of our other unsecured debt unless such debt is senior to or subordinate to the Worthy Demand Bonds by their terms. We may issue secured debt in our sole discretion without notice to or consent from the holders of Worthy Demand Bonds. There is no sinking fund.

Fees. Worthy Demand Bond investors are not charged a servicing fee for their investment, but you may be charged a transaction fee if your method of payment requires us to incur an expense. The transaction fee will be equal to the amount that the Company will be charged by the payment processor. Other financial intermediaries, however, if engaged by you, may charge you commissions or fees.

Form and Custody. Worthy Demand Bonds will be issued by computer-generated program on our website and electronically signed by us in favor of the investor. The Worthy Demand Bonds will be stored by us and will remain in our custody for ease of administration with a copy available in investor’s Bond account.

Transfer. The Worthy Demand Bonds are transferable except a servicing fee of up to 1% may be charged for the transfer of Worthy Demand Bonds to third parties, which charge would only be made against accrued interest.

Conversion or Exchange Rights. The Worthy Demand Bonds are not convertible or exchangeable into any other securities.

Events of Default. The following will be events of default under the Worthy Demand Bonds:

●	if we fail to pay interest when due and our failure continues for 90 days;
●	if we fail to pay the principal, or premium, if any, when due whether by demand of a bond holder or by our redemption; and
●	if we cease operations, file, or have an involuntary case filed against us, for bankruptcy, are insolvent or make a general assignment in favor of our creditors.

The occurrence of an event of default of Worthy Bonds may constitute an event of default under any bank credit agreements we may have in existence from time to time. In addition, the occurrence of certain events of default may constitute an event of default under certain of our other indebtedness outstanding from time to time.

No Personal Liability of Directors, Officers, Employees and Shareholders. No incorporator, shareholder, employee, agent, officer, director, affiliate or subsidiary of ours will have any liability for any obligations of ours due to the issuance of any Worthy Bonds.

Assets and Income from Operating Subsidiary. As Worthy Lending is a wholly owned subsidiary of the Company, we expect that the loans and other assets of Worthy Lending, and the returns from the operations of such loans and assets, will generally remain available to support and fund the payment obligations of the Company with respect to the Worthy Bonds. While there is no formal security agreement in place with respect to these loans and other assets within Worthy Lending (and while any current and future creditors of Worthy Lending may also have recourse to the assets of the entity), as the Company is the sole member of Worthy Lending we expect that the Company will retain the right at any time to cause the distribution of available funds from Worthy Lending up to the Company so that the Company may meet such payment obligations.

Governing Law.

Worthy Demand Bonds and the Worthy Demand Bond Investor Agreement will be governed and construed in accordance with the laws of the State of Florida.

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Arbitration.

Pursuant to the terms of the Worthy Demand Bond Investor Agreement, the holders of Worthy Demand Bonds and the Company will agree to (i) resolve disputes of the holders of Worthy Demand Bonds through binding arbitration or small claims court, instead of through courts of general jurisdiction or through a class action and (ii) waive the right to a trial by jury and to participate in any class action, except in cases that involve personal injury.

Pursuant to the terms of the Worthy Demand Bond Investor Agreement, if a holder of Worthy Demand Bonds does not agree to the terms of the arbitration provision, the holder of Worthy Demand Bonds may opt-out of the arbitration provision by sending an arbitration opt-out notice to the Company within thirty (30) days of the holder’s first electronic acceptance of the Worthy Demand Bond Investor Agreement. If the opt-out notice is not received within thirty (30) days, the holder of Worthy Demand Bonds will be deemed to have accepted all terms of the arbitration provision, including the class action and jury waiver. If the investor opts out of the arbitration provision, the investor has also opted out of the jury trial and class action waivers.

As arbitration provisions in commercial agreements have generally been respected by federal courts and state courts of Florida, we believe that the arbitration provision in the Worthy Demand Bond Investor Agreement is enforceable under federal law and the laws of the State of Florida. Although holders of Worthy Demand Bonds will be subject to the arbitration provisions of the Worthy Demand Bond Investor Agreement, the arbitration provisions do not preclude holders of Worthy Demand Bonds from pursuing claims under the Exchange Act and Securities Act in federal courts. THE ARBITRATION PROVISION OF THE WORTHY DEMAND BOND INVESTOR AGREEMENT IS NOT INTENDED TO BE DEEMED A WAIVER BY ANY HOLDER OF WORTHY DEMAND BONDS OF THE COMPANY’S COMPLIANCE WITH THE U.S. FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER. THE ARBITRATION PROVISION OF THE WORTHY DEMAND BOND INVESTOR AGREEMENT DO NOT APPLY TO CLAIMS BROUGHT UNDER THE EXCHANGE ACT AND SECURITIES ACT.

Jury Trial and Class Action Waivers.

The Worthy Demand Bond Investor Agreement provides that, to the extent permitted by law, each party to the Worthy Demand Bond Investor Agreement waives the right to a jury trial or class action of any claim they may have against us arising out of or relating to our Worthy Demand Bonds or the Worthy Demand Bond Investor Agreement. If we were to oppose a jury trial or class action demand based on such waiver, the court would determine whether the waiver was enforceable based upon the facts and circumstances of that case in accordance with applicable state and federal law, including whether a party knowingly, intelligently and voluntarily waived the right to a jury trial or class action. The bondholders of Worthy Demand Bonds will be subject to these provisions of the Worthy Demand Bond Investor Agreement to the extent permitted by applicable law. THE WAIVER OF THE RIGHT TO A JURY TRIAL AND CLASS ACTION CONTAINED IN THE WORTHY DEMAND BOND INVESTOR AGREEMENT IS NOT INTENDED TO BE DEEMED A WAIVER BY ANY HOLDER OF WORTHY DEMAND BONDS OF THE COMPANY’S COMPLIANCE WITH THE U.S. FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER. THE JURY WAIVER AND CLASS ACTION WAIVER PROVISIONS OF THE WORTHY DEMAND BOND INVESTOR AGREEMENT DO NOT APPLY TO CLAIMS BROUGHT UNDER THE EXCHANGE ACT AND SECURITIES ACT. If the investor opts out of the arbitration provision, the investor has also opted out of the jury trial and class action waivers.

The form of Worthy Demand Bond is filed as an exhibit to the offering statement of which this offering circular forms a part. See “Where You Can Obtain More Information” appearing later in this offering statement.

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INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company was organized under the laws of the State of Delaware and is subject to the Delaware General Corporation Law. Pursuant to the Certificate of Incorporation of the Company, a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

Pursuant to the Certificate of Incorporation of the Company, to the fullest extent permitted by the Delaware General Corporation Law, the Company shall indemnify, or advance expenses to, any person made, or threatened to be made, a party to any action, suit or proceeding by reason of the fact that such person (i) is or was a director of the Company; (ii) is or was serving at the request of the Company as a director of another corporation, provided that such person is or was at the time a director of the Company; or (iv) is or was serving at the request of the Company as an officer of another corporation, provided that such person is or was at the time a director of the corporation or a director of such other corporation, serving at the request of the Company. Unless otherwise expressly prohibited by the Delaware General Corporation Law, and except as otherwise provided in the previous sentence, the Board of Directors of the Company shall have the sole and exclusive discretion, on such terms and conditions as it shall determine, to indemnify, or advance expenses to, any person made, or threatened to be made, a party to any action, suit, or proceeding by reason of the fact such person is or was an officer, employee or agent of the Company as an officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. No person falling within the purview of this paragraph may apply for indemnification or advancement of expenses to any court of competent jurisdiction.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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PLAN OF DISTRIBUTION

Worthy Peer Capital, Inc. (the “Company,” “we,” “us,” “our,” or “ours”) is offering up to $75,000,000 (“Maximum Offering Amount”) of our bonds on a best efforts basis in increments of $10.00. Of such Maximum Offering Amount, we are offering up to (i) $15,000,000 of our renewable bonds (“Worthy Renewal Bonds”) to existing bondholders upon their extension of renewable bonds of the Company that they currently hold, (ii) $59,920,000 of our demand bonds (“Worthy Demand Bonds”) for cash, and (iii) $80,000 of our Worthy Demand Bonds as rewards under our Worthy Demand Bond Rewards Program (as described below) for eligible referrals (not for cash). Worthy Renewal Bonds and Worthy Demand Bonds are collectively referred to herein as “Worthy Bonds”.

Bonds Being Offering

Worthy Renewal Bonds

In January 2018, we commenced a public offering pursuant to Regulation A of $50 million aggregate principal amount of renewable worthy bonds under our qualified Offering Statement (File No. 024-10766). On March 17, 2020, we completed the offering of renewable worthy bonds. From January 2018 through March 17, 2020, we sold approximately $50 million aggregate principal amount of renewable worthy bonds to 12,285 investors. As of date hereof, there is outstanding $16,654,560 principal amount of renewable worthy bonds of Worthy Peer Capital, Inc. and the remaining $33,345,440 in principal amount of renewable worthy bonds has been repaid to bondholders at the demand of the bondholders. In the event holders of existing renewable worthy bonds wish to renew their existing renewable worthy bonds, they will be issued Worthy Renewal Bonds under this Offering Statement, provided that this Offering Statement has been qualified by the SEC, based on the same terms of the existing renewable worthy bonds as set forth below (except that the Worthy Renewal Bonds shall not be renewable for any additional terms to maturity):

●	are priced at $10.00 each;
●	represent a full and unconditional obligation of our company;
●	bear interest at 5% per annum. For clarification purposes, we will pay interest on interest (compounded interest) and credit such interest to bondholders’ Worthy accounts;
●	have a three-year term;
●	are subject to repayment at any time at the demand of the holder;
●	are subject to redemption by us at any time;
●	are not payment dependent on any underlying small business or other loan; and
●	are unsecured.

For more information on the terms of Worthy Renewal Bonds being offered, please see “Description of the Worthy Bonds – Worthy Renewal Bonds” beginning on page 47 of this offering circular.

Worthy Demand Bonds

The Worthy Demand Bonds:

●	are priced at $10.00 each;
●	represent a full and unconditional obligation of our company;
●	bear interest at 5% per annum. For clarification purposes, we will pay interest on interest (compounded interest) and credit such interest to bondholders’ Worthy accounts;
●	are subject to repayment at any time at the demand of the holder;
●	are subject to redemption by us at any time;
●	are not payment dependent on any underlying small business or other loan; and
●	are unsecured.

For more information on the terms of Worthy Demand Bonds being offered, please see “Description of the Worthy Bonds – Worthy Demand Bonds” beginning on page 47 of this offering circular.

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We are offering up to (i) 5,992,000 of our Worthy Demand Bonds, with an aggregate principal amount of $59,920,000, for cash and (ii) 8,000 of our Worthy Demand Bonds, with an aggregate principal amount of $80,000, as rewards under our Worthy Demand Bond Rewards Program (as described below) for eligible referrals (not for cash).

Except as otherwise provided herein, the Worthy Renewal Bonds and Worthy Demand Bonds are subject to repayment at the demand of bond holders at any time. The bond holder has the right to cause the Company to repay the bond upon five (5) days’ notice and the outstanding principal balance together with the interest earned through the repurchase date will be credited to the bondholder’s account within five (5) business days. If a bondholder holds Worthy Demand Bonds in the aggregate a principal amount greater than $50,000, the bondholder may not exercise its right to cause the Company to repurchase in excess of $50,000 of the Worthy Demand Bonds for a period of at least twelve months from the date of purchase.

Worthy Website

Worthy Bonds being offered hereby will only be offered through the Worthy Website at www.worthybonds.com or through the Worthy App which may be downloaded for free from the Apple Store or from Google Play. This offering circular will be furnished to prospective investors before or at the time of all written offers and will be available for viewing on our website, as well as on the SEC’s website at www.sec.gov. Set forth below is the procedure for subscribing to purchase Worthy Bonds:

Establishing a Worthy Bonds Account on the Worthy Website

The first step to being able to purchase Worthy Bonds is to set up an account, which we refer to as a “Worthy Bonds Account.” In order to set up a Worthy Bonds Account, you need to do the following:

●	if you are an individual, you will need to establish a Worthy Bonds Account through the Worthy Website or App by registering and providing your name, email address, social security number, the type of account and other specified information;
●	if you are subscribing for the Worthy Bonds as a corporation, limited liability company, partnership, or other entity, the entity will need to establish a Worthy Bonds Account through the Worthy Website by registering and providing the name of the organization, the type of organization, email address, tax identification number, type of account and other specified information; and
●	in either case, you must agree to our terms of use and privacy policy which provide for the general terms and conditions of using the Worthy Website and other applicable terms and conditions.

By subscribing for Worthy Bonds, you will be consenting to receiving all notifications required by law or regulation or provided for by the Worthy Website electronically at your last electronic address you provided to us.

After you have successfully registered with the Worthy Website or App, you may view the Worthy Bond offering circular and related documents. Please note that you are not obligated to submit a subscription for any Worthy Bonds simply because you have registered on the Worthy Website.

If you have difficulty opening an account or otherwise using the Worthy Website, you may use the live help button on the website or the App to connect with a customer service representative. Customer service representatives will help you with technical issues related to your use of the Worthy Website. However, customer service representatives will not provide you with any investment advice, nor how much to invest in Worthy Bonds, or the merits of investing or not investing in Worthy Bonds.

Establishing an Account Using the Worthy App

Procedurally, Worthy App users register on the application via the worrthybonds.com website or via the mobile App, which may be downloaded for free from the Apple Store or from Google Play and simply link to their bank account. Whenever users want to buy a bond they click the “Buy Bonds” button to purchase. If they would like to purchase via their spare change round-ups they can also link a debit card or credit card to the App for this purpose. If the round-up feature is engaged, every time the user shops or completes any checking account transaction, the App automatically rounds up their purchase to the next dollar, tracks the spare change and then permits the user to use it to invest in the Worthy Bonds. The user’s linked bank account is monitored and the money is transferred via ACH once the round up amounts reach $10.00. Users can make one time or recurring purchases of Worthy Bonds.

Subscribing for Worthy Bonds

Once you have opened a Worthy Bond Account, in order for you to complete a subscription for Worthy Bonds, you must first provide funds. We will instruct you on how to do so. You may then submit purchase orders by:

●	indicating the amount of Worthy Bonds that you wish to purchase;
●	reviewing the applicable offering circular for Worthy Bonds, including the Form of Bond;
●	submitting a subscription order by clicking the “Buy Bonds” button; and
●	reviewing the subscription to ensure accuracy, checking the box to confirm accuracy and confirming the subscription by clicking the confirmation button.

You will not be able to subscribe for a Worthy Bond unless you have completed all of the above steps.

Once you submit a subscription to the Worthy Website, your subscription will constitute an offer to purchase Worthy Bonds. For purposes of the electronic order process at the Worthy Website, the time as maintained on the website will constitute the official time of a subscription.

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As part of these terms and conditions to subscribe to purchase Worthy Bonds, you will be required to certify to us that:

●	you will have had the opportunity to view this offering circular and any offering circular supplement each time you purchase Worthy Bonds;
●	if you are an individual investor, your subscription is submitted for and on behalf of your account;
●	if you are an organization, your subscription has been submitted by an officer or agent who is authorized to bind the organization; and
●	you had the opportunity to review the Worthy Bond Investor Agreement, meet the qualifications to subscribe for Worthy Bonds and agree to be legally bound by the terms and conditions of the agreement.

Your subscription and all other consents submitted through the Worthy Website are legal, valid and enforceable contracts. We are not providing any investment or tax advice to subscribers of Worthy Bonds. We are not a broker dealer or investment adviser. The Worthy Bonds may not be a suitable investment for you, even if you qualify to purchase Worthy Bonds. Moreover, even if you qualify to purchase Worthy Bonds and place a subscription, you may not receive an allocation of Worthy Bonds for any number of reasons.

Minimum and Maximum Investment Amount

The minimum investment amount per subscriber in this offering is $10. There is no maximum investment amount per subscriber in this offering.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our Worthy Bonds on a best efforts basis. As there is no minimum offering amount, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

Worthy Demand Bond Rewards Program

The Company has created the Worthy Demand Bond Rewards Program (“Bond Rewards Program”) to provide (i) investors (each a “Referror”) who meet eligibility standards set forth herein the opportunity to receive Worthy Demand Bonds as a thank you for referring a friend or family member to open an account on the Worthy Fintech Platform to join the Worthy community and (ii) new members of the Worthy community (each a “Referree”) who meet eligibility standards set forth herein the opportunity to receive Worthy Demand Bonds as a thank you for opening an account on the Worthy Fintech Platform as a result of an eligible referral. Each eligible Referror and eligible Referree will be entitled to receive an award of one Worthy Demand Bond valued at $10.00 each (each a “Bond Reward”) per eligible referral, subject to a limitation of 50 Worthy Demand Bonds per Referror account and Referree account per calendar year. Bond Rewards will be fulfilled through Worthy Demand Bonds issued under the offering statement of which this offering circular forms a part.

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Bond Rewards

A Bond Reward will be made to each an eligible Referror and eligible Referree to receive one Worthy Demand Bond valued at $10.00 each per eligible referral for which an eligible Referror refers an eligible Referree as a result of which the Referree has opened a qualifying account using a unique referral link designated to the Referror (the “Referral Offer”). The Referree would not be required to fund his or her account on the Worthy Fintech Platform in order for the Referror and the Referree to each receive a Bond Reward. In other words, the Referree would not be required to purchase a Worthy Demand Bond in order for the Referror and the Referree to each receive a Bond Reward. The Worthy Demand Bond will be awarded at the account level. We will generally process a Bond Reward for a Referral Offer and deposit the Worthy Demand Bond issued pursuant to the Bond Reward in such Referror’s account and Referree’s account within 15 days following the date the Referree opens a qualifying account with the unique referral link designated to the Referror. Notwithstanding the foregoing, Bond Rewards are limited to 50 Worthy Demand Bonds per Referror account and per Referree account per calendar year.

There are no expenses charged to participants in connection with Bond Rewards under the Bond Rewards Program. All costs of administering the Bond Rewards Program will be paid by us. Our Worthy Demand Bonds may not be available under the Bond Rewards Program in all states or jurisdictions. We are not making an offer to sell our Worthy Demand Bonds in any jurisdiction where the offer or sale is not permitted.

This offering circular sets forth the terms of the Bond Rewards Program. We will determine any question of interpretation arising under the Bond Rewards Program, and any such determination will be final. Any action taken by us to effectuate the Bond Rewards Program in the good faith exercise of our judgment will be binding on all parties.

Any questions regarding the Bond Rewards Program should be referred to our customer care at support@worthy.us.

Eligibility

In order for you to receive a Bond Reward as a Referror for referring a friend or family member to join the Worthy community or as a Referree for joining the Worthy community, such Referree must open an account on the Worthy Fintech Platform and must have used to open the Referree’s account the unique referral link that we assigned to the Referror. The Referree would not be required to fund his or her account on the Worthy Fintech Platform in order for the Referror and the Referree to receive a Bond Reward. In other words, the Referree would not be required to purchase a Worthy Demand Bond in order for the Referror and the Referree to each receive a Bond Reward. You must be a U.S. resident of majority age and you must meet the Applicable Restrictions set forth below.

Applicable Restrictions

The following types of Referror and Referree accounts are excluded from eligibility to receive a Bond Reward: government accounts, employee accounts, other accounts designated by the Company as “special” accounts, VIP accounts, and dealer accounts. To determine if your account is eligible, you should check your account at the Worthy App or at www.worthybonds.com, or contact our customer service at support@worthy.us

The Bond Rewards Program is currently available only to U.S. residents (including residents of Puerto Rico), and you may only participate if you are of the age of majority for the state in which you reside. We may later allow foreign residents to join the Bond Rewards Program, which may depend upon your country of residence and other factors as we determine in our discretion. Bond Rewards are limited to 50 Worthy Demand Bonds per Referror account and per Referree account per calendar year.

If a Referror or Referree holds Worthy Demand Bonds in the aggregate a principal amount greater than $50,000, the Referror or Referree may not exercise its right to cause the Company to repurchase in excess of $50,000 of the Worthy Demand Bonds for a period of at least twelve months from the date of purchase.

Bond Rewards are not transferable.

Electronic Book-Entry of Worthy Demand Bonds

Worthy Demand Bonds in the Bond Rewards Program will be maintained in your name in book-entry form. Physical certificates are not available.

56

State Law Exemption and Offerings to “Qualified Purchasers”

Our Worthy Bonds are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act of 1933, which we refer to as the “Securities Act.”). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state “Blue Sky” law review, subject to certain state filing requirements and anti-fraud provisions, to the extent that the Worthy Bonds offered hereby are offered and sold only to “qualified purchasers” or at a time when the Worthy Bonds are listed on a national securities exchange. “Qualified purchasers” include:

●	“accredited investors” under Rule 501(a) of Regulation D of the Securities Act; and

●	all other investors so long as their investment in Worthy Bonds does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

57

Investment Amount Limitations

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, you are encouraged to refer to www.investor.gov.

As a Tier 2, Regulation A offering, investors must comply with the 10% limitation to investment in the Offering. The only investor in this Offering exempt from this limitation is an accredited investor, an “Accredited Investor,” as defined under Rule 501 of Regulation D. If you meet one of the following tests you should qualify as an Accredited Investor:

(i)	You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse or spousal equivalent in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)	You are a natural person and your individual net worth, or joint net worth with your spouse or spousal equivalent, exceeds $1,000,000 at the time you purchase the Worthy Bonds (please see below on how to calculate your net worth);

(iii)	You are a director, executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

(iv)	You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, a corporation, a Massachusetts or similar business trust or a partnership or limited liability company, not formed for the specific purpose of acquiring the Worthy Bonds, with total assets in excess of $5,000,000;

(v)	You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an investment advisor registered pursuant to the Investment Advisers Act of 1940 or registered pursuant to the laws of a state, an investment advisor relying on the exemption of registering with the SEC under the Investment Advisers Act of 1940, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940, or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958, or a Rural Business Investment Company as defined in the Consolidated Farm and Rural Development Act, or a private business development company as defined in the Investment Advisers Act of 1940;

(vi)	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii)	You are a trust with total assets in excess of $5,000,000, your purchase of Worthy Bonds is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Worthy Bonds; or

(viii)	You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(ix)	You are an entity, of a type not listed in the above paragraphs iv, v, vi, vii, or viii, not formed for the specific purpose of acquiring the Worthy Bonds, owning investments in excess of $5,000,000;

(x)	You are a natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status;

(xi)	You are a “family office,” as defined by the Investment Advisers Act of 1940, with assets under management in excess of $5,000,000, and is not formed for the specific purpose of acquiring the Worthy Bonds, and your prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment; or

(xii)	You are a “family client,” as defined under the Investment Advisers Act of 1940, of a family office meeting the requirements in the above paragraph xi, and your prospective investment in the issuer is directed by such family office pursuant to the above paragraph xi.

For the purposes of calculating your Net Worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Worthy Bonds.

In order to purchase Worthy Bonds and prior to the acceptance of any funds from an investor, an investor will be required to represent, to our satisfaction, that he or she is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this offering.

Offering Period and Expiration Date

The termination of the offering will occur on the earlier of (i) the date that renewals of, subscriptions for, and rewards of the Worthy Bonds offered hereby equal $75,000,000 or (ii) an earlier date determined by the Company in its sole discretion. The offering of Worthy Renewable Bonds could terminate prior to the offering of Worthy Demand Bonds for cash or the Bond Rewards Program offering if all of the Worthy Renewable Bonds offered have been issued to existing bondholders upon their extension of renewable bonds of the Company that they currently hold but not all of the Worthy Demand Bonds for cash have sold or not all of the Worthy Demand Bonds in the Bond Rewards Program offering have been issued. The offering of Worthy Demand Bonds for cash could terminate prior to the offering of Worthy Renewable Bonds or the Bond Rewards Program offering if we have sold all of the Worthy Demand Bonds but not all of the Worthy Renewable Bonds being offered have been issued or not all of the Worthy Demand Bonds in the Bond Rewards Program offering have been issued. The Bond Rewards Program offering could terminate prior to the offering of Worthy Renewable Bonds or the offering of Worthy Demand Bonds for cash if all of the Worthy Demand Bonds offered in the Bond Rewards Program offering have been awarded but not all of the Worthy Demand Bonds for cash have sold or not all of the Worthy Renewable Bonds being offered have been issued. If one of these offerings has closed but the other offerings are ongoing, we will inform investors by filing a supplement to this offering circular with the SEC.

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Worthy Website Operation

Although the Worthy Website and App has been designed to handle numerous purchase orders and prospective investors, we cannot predict the response of the Worthy Website to any particular issuance of Worthy Demand Bonds pursuant to this offering circular. You should be aware that if a large number of investors try to access the Worthy Website at the same time and submit their purchase orders simultaneously, there may be a delay in receiving and/or processing your purchase order. You should also be aware that general communications and internet delays or failures unrelated to the Worthy Website, as well as website capacity limits or failures may prevent purchase orders from being received on a timely basis by the Worthy Website. We cannot guarantee you that any of your submitted purchase orders will be received, processed and accepted during the offering process.

Orders will typically be processed by our payment processor within 4 to 5 business days following the order. You may not withdraw the amount of your purchase order, unless the purchase is withdrawn or cancelled. Once a purchase order is accepted and processed, it is irrevocable. Interest does not accrue until the purchase funds have cleared.

Prior to submitting a purchase order, you will be required to acknowledge receipt of the offering documents for the Worthy Demand Bonds that you wish to purchase. In the case of an entity investor, the prospective investor will be required to make representations regarding the authority of the signatory to enter into the agreement and make representations on behalf of the entity.

The minimum purchase order that you may submit to purchase Worthy Demand Bonds is $10, and subject to consideration there is no maximum purchase order that may be submitted, except for non-accredited investors, whose purchases will be subject to the following limits pursuant to SEC Rule 251(d)(2)(C):

●	natural non-accredited persons may only invest the greater of 10% of their annual income or net worth; and
●	non-natural non-accredited persons may invest up to 10% of the greater of their net assets or revenues for the most recently completed fiscal year.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

For the purposes of calculating your Net Worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Worthy Demand Bonds.

In order to purchase Worthy Demand Bonds and prior to the acceptance of any funds from an investor, an investor will be required to represent, to our satisfaction, that he or she is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this offering.

Tax and Legal Treatment

Worthy Demand Bonds will receive interest income. At the end of the calendar year, investors with over $10 of realized interest will receive a form 1099-INT. These will need to be filed in accordance with the United States Tax Code. Investor’s tax situations will likely vary greatly and all tax and accounting questions should be directed towards a certified public accountant.

IRA

If an investor opens a new IRA account on the Worthy Fintech Platform, we will pay all of his or her third-party fees associated with opening the IRA account on the Worthy Fintech Platform.

Auto-Invest Program

Following the user’s initial purchase of Worthy Demand Bonds, they can elect to participate in our auto-invest program, or the “Auto-Invest Program,” which allows them to automatically invest in additional Worthy Demand Bonds on a recurring basis (e.g., daily, weekly or monthly) subject to an amount and investment parameters that they designate.

If they elect to participate in the Auto-Invest Program, we will automatically place orders for Worthy Demand Bonds that match the amount and parameters they designate. Investors may affirmatively elect to participate or cancel their participation in the Auto-Invest Program by selecting “on” or “off” in their Worthy accounts. As part of affirmatively electing to participate in the Auto-Invest Program by selecting “on”, the investor will choose the frequency of such investor’s recurring investments (e.g., daily, weekly or monthly) and the amount of such recurring investment. In addition, the investor will choose which bank account from which the funds would be drawn for purposes of the Auto-Invest Program. Upon affirmatively electing to participate in the Auto-Invest Program, the investor will be asked to agree to the terms and conditions of the Worthy Demand Bond Investor Agreement. Prior to each “auto investment,” the investor will be asked to reconfirm the terms and conditions of the Worthy Demand Bond Investor Agreement which they originally agreed to, such as that the investor continues to be either an accredited investor or in compliance with the 10% of net worth or annual income limitation on investment in this offering. If no reconfirmation is received by us from the investor prior to a scheduled “auto-investment,” the “auto-investment” shall not be executed. If a reconfirmation is received by us from the investor prior to a scheduled “auto-investment,” the “auto-investment” shall be executed and we will send a confirmatory email to the investor denoting the amount invested upon such “auto-investment.”

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Holders of Worthy Bonds will have access to current information regarding their Worthy Bonds by viewing their account on the Worthy Website or App. Users can review, adjust, cancel, pause, or restart the Auto-Invest Program at any time by making the appropriate selection within their account or by contacting us.

We intend to treat any sales of Worthy Demand Bonds made pursuant to the Auto-Invest Program as sales chargeable against the aggregate total of offered securities pursuant to the offering circular and to include such sales when calculating the $50 million cap in offering proceeds raised under any qualified offering statement within a 12 month period in accordance with SEC Rule 251(a).

Selling Restrictions

Notice to prospective investors in Canada

The offering of the Worthy Bonds in Canada is being made on a private placement basis in reliance on exemptions from the prospectus requirements under the securities laws of each applicable Canadian province and territory where the Worthy Bonds may be offered and sold, and therein may only be made with investors that are purchasing as principal and that qualify as both an “accredited investor” as such term is defined in National Instrument 45-106 Prospectus and Registration Exemptions and as a “permitted client” as such term is defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligation. Any offer and sale of the Worthy Bonds in any province or territory of Canada may only be made through a dealer that is properly registered under the securities legislation of the applicable province or territory wherein the Worthy Bonds is offered and/or sold or, alternatively, by a dealer that qualifies under and is relying upon an exemption from the registration requirements therein.

Any resale of the Worthy Bonds by an investor resident in Canada must be made in accordance with applicable Canadian securities laws, which may require resales to be made in accordance with prospectus and registration requirements, statutory exemptions from the prospectus and registration requirements or under a discretionary exemption from the prospectus and registration requirements granted by the applicable Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the Worthy Bonds outside of Canada.

Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

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CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of certain U.S. federal income tax considerations that may be relevant to the Program. Your participation in the Program will have certain consequences from a U.S. federal income tax standpoint. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the U.S. Treasury regulations promulgated thereunder, administrative pronouncements and judicial decisions, all as of the date hereof and all of which are subject to change, possibly with retroactive effect. Because the Program is unique, there are limited applicable legal precedents applicable to the income tax consequences of the Program, and we are not able to describe all of the material tax consequences with certainty. The following discussion is for general purposes only, is limited to U.S. federal income tax consequences only, and may not be applicable depending on your particular situation. The discussion addressed only to individuals who are U.S. citizens or residents for U.S. tax purposes, and who hold their Worthy Demand Bonds as “capital assets” within meaning of the Code. You are urged to consult your own tax advisor with respect to the income and other tax consequences of the Program, including the tax consequences under state, local, estate, foreign and other tax laws and tax treaties and the possible effects of changes in U.S. or other tax laws.

If you receive Worthy Demand Bonds under the Worthy Demand Bond Rewards Program, upon receipt you will generally realize taxable income equal to the fair market value (calculated using the method described under the heading “Price of Worthy Demand Bonds” in this offering circular) of the Worthy Demand Bonds. We will report this amount to the IRS using Form 1099-MISC as applicable.

There can be no assurance IRS will agree with the foregoing tax treatment, and it is possible that the federal income tax consequences of the Program could differ from those described above.

Your participation in the Program may also be subject to information reporting and tax withholding.

Your participation in the Program may increase the complexity of your tax filings and may cause you to be ineligible to file Internal Revenue Service Form 1040-EZ, if you would otherwise be eligible to file such form. The U.S. federal income tax discussion set forth above is included for general information only and may not be applicable depending on your particular situation. You are urged to consult your own tax advisor with respect to the tax consequences of your participation in the Program, including the tax consequences under state, local, estate, foreign and other tax laws and tax treaties and the possible effects of changes in U.S. or other tax laws.

LEGAL MATTERS

The validity of the securities offered by this offering circular will be passed upon for us by Anthony L.G., PLLC, 625 N. Flagler Drive, Ste, 600, West Palm Beach, Florida 33401.

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EXPERTS

Our consolidated balance sheets as of December 31, 2020 and 2019 and the related consolidated statements of operations, shareholder’s deficit and cash flows for the years ended December 31, 2020 and 2019 included in this offering circular have been audited by Salberg & Company, P.A., independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a Regulation A offering statement on Form 1-A with the SEC under the Securities Act with respect to the Worthy Bonds to be sold in this offering. This offering circular, which constitutes a part of the offering statement, does not contain all of the information set forth in the offering statement and exhibits and schedules to the offering statement. For further information with respect to our company and the Worthy Bonds to be sold in this offering, reference is made to the offering statement, including the exhibits and schedules to the offering statement. Statements contained in this offering circular as to the contents of any contract is an exhibit to the offering statement, each statement is qualified in all respects by the exhibit to which the reference relates. The offering statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the offering statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

The offering statement is also available on the Worthy Website at www.worthybonds.com. After the completion of this Offering, you may access these materials at the foregoing website free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on the website is not a part of this offering circular and the inclusion of the website address in this offering circular is an inactive textual reference only.

Reporting Requirements under Tier II of Regulation A. Following this Tier II, Regulation A offering, we will be required to comply with certain ongoing disclosure requirements under Rule 257 of Regulation A. We will be required to file: an annual report with the SEC on Form 1-K; a semi-annual report with the SEC on Form 1-SA; current reports with the SEC on Form 1-U; and a notice under cover of Form 1-Z. The necessity to file current reports will be triggered by certain corporate events, similar to the ongoing reporting obligation faced by issuers under the Exchange Act, however the requirement to file a Form 1-U is expected to be triggered by significantly fewer corporate events than that of the Form 8-K. Such reports and other information will be available for inspection and copying at the public reference room and on the SEC’s website referred to above. Parts I & II of Form 1-Z will be filed by us if and when we decide to and are no longer obligated to file and provide annual reports pursuant to the requirements of Regulation A.

We will make annual filings on Form 1-K, which will be due by the end of April each year and will include audited financial statements for the previous fiscal year. We will make semi-annual filings on Form 1-SA, which will be due by September 30th each year, which will include unaudited financial statements for the six months ending June 30. We will also file a Form 1-U to announce important events such as the loss of a senior officer, a change in auditors or certain types of capital-raising. We will be required to keep making these reports unless we file a Form 1-Z to exit the reporting system, which we will only be able to do if we have less than 300 shareholders of record and have filed at least one Form 1-K.

We may supplement the information in this offering circular by filing a supplement with the SEC. You should read all the available information before investing.

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WORTHY PEER CAPITAL, INC.

F-1

Report of Independent Registered Public Accounting Firm

To the Shareholder and the Board of Directors of:

Worthy Peer Capital, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Worthy Peer Capital, Inc. and Subsidiary (the “Company”) as of December 31, 2020 and 2019, the related consolidated statements of operations, changes in shareholder’s deficit, and cash flows, for each of the two years in the period ended December 31, 2020, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2020 and 2019, and the consolidated results of its operations and its cash flows for each of the two years in the period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2, to the consolidated financial statements, the Company has a net loss of $1,652,413 for the year ended December 31, 2020. The Company also had a shareholder’s deficit and an accumulated deficit of $4,711,024 and $5,251,989, respectively, and total liabilities exceeded total assets by $4,711,024 at December 31, 2020. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s Plan regarding these matters is also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion

F-2

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Valuation of loans and mortgage loans and related accrued interest and fees receivable

As described in Footnote 3 “Allowance for Loan Losses” and in Footnote 6 “Loans Receivable and Mortgage Loans Held for Investment”, to the consolidated financial statements, the Company’s consolidated loans and mortgage loans receivable and accrued interest receivable balances, net of the related $3,582,196 allowance for loan losses, was $8,509,918 at December 31, 2020. Loans and mortgage loans held for investment and related accrued interest and fees receivable balances are evaluated by management for collectability periodically and at year-end. The determination of the valuation of these balances requires management to make significant estimates and assumptions related to the intent and ability of the borrowers to pay the amounts due to the Company.

We identified the valuation of loans and mortgage loans and related accrued interest and fees receivable as a critical audit matter. Auditing management’s judgments regarding the intent and ability of the borrowers to pay the amounts due to the Company involved a high degree of complexity and subjectivity.

The primary procedures we performed to address this critical audit matter included (a) reviewing management’s process for developing an estimate of the loan loss allowance to be recorded including management’s use of internal risk ratings and credit quality indicators and the information management uses to develop these ratings and indicators, (b) sending audit confirmation letters to a sample of borrowers, (c) reviewing the promissory notes and related legal documents including any collateral related documents for our sample of borrowers, and (d) reviewing and verifying the historical and subsequent collection history through the date of our procedures for our sample of borrowers and correlating this history to management’s process of developing the loan loss allowance.

/S/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

We have served as the Company’s auditor since 2018.

Boca Raton, Florida

April 30, 2021

2295 NW Corporate Blvd., Suite 240 • Boca Raton, FL 33431-7328

Phone: (561) 995-8270 • Toll Free: (866) CPA-8500 • Fax: (561) 995-1920

www.salbergco.com • info@salbergco.com

Member National Association of Certified Valuation Analysts • Registered with the PCAOB

Member CPAConnect with Affiliated Offices Worldwide • Member AICPA Center for Audit Quality

F-3

Worthy Peer Capital, Inc. and Subsidiary

Consolidated Balance Sheets

	As of
	December 31, 2020	December 31, 2019
ASSETS

ASSETS
Cash and Cash equivalents	$1,688,283	$7,502,191
Loans receivable held for investment, net of $3,377,890 and $1,841,315 allowance at December 31, 2020 and 2019, respectively	5,985,377	10,161,592
Mortgages loans held for investment, net of $9,200 and $0 allowance at December 31, 2020 and 2019	2,135,800	1,774,000
Investments	5,625,332	4,460,646
Interest and fees receivable, net of $195,106 and $0 allowance at December 31, 2020 and 2019	388,741	110,088
Interest receivable - related parties	26,667	6,667
Due from related parties	311,644	700,000
Other receivable	-	75,000
Prepaid expenses	-	5,286
Right of use asset	180,071	238,474
Property and equipment, net	6,366	8,158
Security deposit	11,618	11,618
TOTAL ASSETS	$16,359,899	$25,053,720

LIABILITIES AND SHAREHOLDER’S DEFICIT

LIABILITIES
Bond liabilities	$19,772,160	$27,605,438
Accounts payable	184,106	11,900
Accrued expenses	48,663	124,664
Accrued interest	826,961	90,938
Deferred revenue	58,962	40,917
Lease liability	180,071	238,474
TOTAL LIABILITIES	21,070,923	28,112,331

Commitments and contingencies (Note 10)	-	-

Shareholder’s Deficit
Common Stock, par value $0.0001, 100 shares authorized, and 100 shares issued and outstanding	-	-
Additional paid-in capital	540,965	540,965
Accumulated deficit	(5,251,989)	(3,599,576)
Total Shareholder’s Deficit	(4,711,024)	(3,058,611)

TOTAL LIABILITIES AND SHAREHOLDER’S DEFICIT	$16,359,899	$25,053,720

The accompanying notes are an integral part of these consolidated financial statements

F-4

Worthy Peer Capital, Inc. and Subsidiary

Consolidated Statements of Operations

	Year ended December 31, 2020	Year ended December 31, 2019

Operating Revenue
Interest on loans receivable	$2,115,806	$749,162
Loan fees	388,828	202,118

Total operating revenue	2,504,634	951,280

Cost of Revenue
Interest expense on bonds	1,309,320	566,389
Provision for loan losses	1,740,881	1,841,315

Total cost of revenue	3,050,201	2,407,704

Gross profit (loss)	(545,567)	(1,456,424)

Operating expenses
General and administrative expenses	705,541	863,187
Compensation and related expenses	876,664	944,118
Sales and marketing	70,480	228,079

Total operating expenses	1,652,685	2,035,384

Other Income (Expense)
Other income	-	75,000
Interest income - related party	20,000	6,667
Interest income and dividends on investments	152,946	7,550
Interest income on cash	2,278	8,087
Realized gains (losses) on investments, net	49,131	-
Unrealized gains (losses) on investments, net	321,484	(11,852)

Total other income (expenses)	545,839	85,452

Net Loss	$(1,652,413)	$(3,406,356)

Net loss per common share	$(16,524.13)	$(34,063.56)
Weighted average number of shares outstanding	100	100

The accompanying notes are an integral part of these consolidated financial statements

F-5

Worthy Peer Capital, Inc. and Subsidiary

Consolidated Statements of Changes in Shareholder’s Deficit

For the Years Ended December 31, 2020 and 2019

	Common Shares	Common Stock, Par	Additional Paid in Capital	Accumulated Deficit	Total

Balance at December 31, 2018	100	$-	$189,540	$(193,220)	$(3,680)

Capital contribution from parent	-	-	325,000	-	325,000

Parent debt forgiven	-	-	26,425	-	26,425

Net loss	-	-	-	(3,406,356)	(3,406,356)

Balance at December 31, 2019	100	-	540,965	(3,599,576)	(3,058,611)

Net loss	-	-	-	(1,652,413)	(1,652,413)

Balance at December 31, 2020	100	$-	$540,965	$(5,251,989)	$(4,711,024)

The accompanying notes are an integral part of these consolidated financial statements

F-6

Worthy Peer Capital, Inc. and Subsidiary

Consolidated Statements of Cash Flows

	Year ended December 31, 2020	Year ended December 31, 2019

Cash flows from operating activities:
Net loss	$(1,652,413)	$(3,406,356)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Bonds issued for marketing service	11,030	40,370
Depreciation expense	1,793	925
Provision for loan losses	1,740,881	1,841,315
Unrealized (gains) losses on marketable securities, net	(321,484)	11,852
Changes in working capital items:
Prepaid expense	5,286	(4,036)
Other receivable	75,000	(75,000)
Security deposit	-	(11,618)
Interest receivable	(473,759)	(106,888)
Interest receivable - related party	(20,000)	(6,667)
Accrued interest	736,023	66,598
Deferred revenue	18,045	2,872
Accrued expenses	(76,001)	120,664
Accounts payable	172,204	(13,695)

Net cash provided by (used in) operating activities	216,605	(1,539,664)

Cash flows from investing activities:
Purchase of investment securities	(5,645,201)	(4,472,498)
Sale of investment securities	4,802,000	-
Purchase of property and equipment	-	(9,082)
Proceeds/(Payments) to related parties	388,356	(700,000)
Proceeds/(Payments) from officer	-	(1,097)
Loan pay downs	12,995,089	-
Loan disbursements	(10,726,448)	(12,576,907)

Net cash provided by (used in) investing activities	1,813,795	(17,759,584)

Cash flows from financing activities:
Parent capital contributions	-	325,000
Proceeds from bonds	14,368,407	32,789,306
Redemptions of bonds	(22,212,715)	(7,646,427)

Net cash provided by (used in) financing activities	(7,844,308)	25,467,879

Net change in cash	(5,813,908)	6,168,631

Cash at beginning of year	7,502,191	1,333,560

Cash at end of year	$1,688,283	$7,502,191

Supplemental Disclosures of Cash Flow Information:

Cash paid for interest	$242,720	$27,314
Cash paid for taxes	$-	$-

Supplemental Non-Cash Investing and Financing Information

Parent company loan converted to capital	$-	$26,425

The accompanying notes are an integral part of these consolidated financial statements

F-7

WORTHY PEER CAPITAL, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

NOTE 1. ORGANIZATION AND NATURE OF OPERATIONS

Worthy Peer Capital, Inc., a Delaware corporation, (the “Company,” “WPC”, “we,” or “us”) was founded on June 9, 2016. On August 27, 2018, the Company organized Worthy Lending, LLC, a Delaware limited liability company, as a wholly owned subsidiary. Through our wholly owned subsidiary Worthy Lending, LLC (“WL”), we loan or participate in secured loans, primarily to small business borrowers. We sell Worthy Bonds in $10.00 increments on a continuous basis directly through our Worthy Peer Capital website via computer or the Worthy App., to fund our loans to small business borrowers.

We are a wholly owned subsidiary of Worthy Financial, Inc. (“WFI”), or “Worthy Financial” or “parent” which owns a mobile app (the “Worthy App”) that allows its users to round up their debit card and checking account linked credit card purchases and other checking account transactions and thereafter use the “round up” dollars in increments of $10.00 to purchase Worthy Bonds. The “users” may also use additional funds to purchase Worthy Bonds. WFI also owns the technology on the website. This technology is defined as the “Worthy Technology Platform.”

NOTE 2. GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company generated net losses and had cash provided by operations of approximately $1,652,000 and $217,000, respectively, for the year ended December 31, 2020. At December 31, 2020 we had a shareholder’s deficit and accumulated deficit of approximately $4,700,000 and $5,300,000, respectively, and total liabilities exceeded total assets by approximately $4,711,000. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issuance date of this report. During 2021, the Company continues to incur losses, however in 2021, the Company has filed a new Form 1-A Regulation A Offering Statement which, if qualified, will allow the Company to raise funds.

In response to the losses incurred in 2020, 2019 and 2018, the Company continues to constantly evaluate and monitor its cash needs and existing cash burn rate, in order to make adjustments to its operating expenses. Also, in the second quarter of 2019, the Company’s loans receivable and investments began to generate revenue. Cash on hand was approximately $1,690,000 at December 31, 2020. This cash was obtained through the sale of our Worthy Bonds and the collection of interest and dividends on our outstanding loans and investments.

No assurances can be given that the Company will achieve success, without seeking additional financing. There also can be no assurances that the Form 1-A will result in additional financing or that any additional financing if required, can be obtained, or obtained on reasonable terms acceptable to the Company. These consolidated financial statements do not include adjustments related to the recoverability and classifications of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the operations of the Company and its wholly-owned subsidiary, Worthy Lending, LLC.

All significant intercompany accounts and transactions have been eliminated in consolidation.

F-8

WORTHY PEER CAPITAL, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

Use of estimates

The preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (“US-GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of expenses during the reporting periods. Actual results could differ from those estimates. Estimates which are particularly significant to the consolidated financial statements include, but are not limited to, assessing the collectability of loans and interest receivable, and due from related parties, valuation of investments, the useful lives of property and equipment, the estimate of the fair value of the lease liability and related right of use asset, the estimate of our internal labor based loan origination costs and estimates of the valuation allowance on deferred tax assets.

Cash and cash equivalents

Cash and cash equivalents include checking, savings, unrestricted deposits with investment-grade financial institutions, institutional money market funds, certificates of deposit and other short term interest bearing products. We consider all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

COVID-19 Pandemic Impact

On March 11, 2020, the World Health Organization designated the outbreak of the novel strain of coronavirus known as COVID-19 as a global pandemic. Governments and businesses around the world have taken unprecedented actions to mitigate the spread of COVID-19, including, but not limited to, shelter-in-place orders, quarantines, significant restrictions on travel, as well as restrictions that prohibit many employees from going to work. Uncertainty with respect to the economic impacts of the pandemic has introduced significant volatility in the financial markets. Many of our small business borrowers have been directly or indirectly affected by the COVID-19 pandemic due to the closures and reduced customer demand. The COVID-19 pandemic continues to negatively impact many of our small business borrowers. In March and April of 2020 due to the events surrounding the Coronavirus pandemic, the Company experienced much higher than usual bond redemptions. We have included the COVID-19 impacts as part of our calculation of the allowance for credit losses. While the extent to which COVID-19 impacts the Company’s future results will depend on future developments, the pandemic and associated economic impacts could result in a material impact to the Company’s future financial condition, results of operations and cash flows.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash, loans and mortgage loans receivable, interest receivable, due from related parties, other receivables, account payable, accrued expenses, accrued interest and bond liabilities. The carrying amount of these financial instruments approximates fair value due to length of maturity of these instruments.

Fair Value Measurement

In accordance with ASC 820, Fair Value Measurement, we use a three-tier fair value hierarchy to classify and disclose all assets and liabilities measured at fair value on a recurring basis, as well as assets and liabilities measured at fair value on a nonrecurring basis, in periods subsequent to their initial measurement. The hierarchy requires us to use observable inputs when available, and to minimize the use of unobservable inputs when determining fair value.

The three tiers are defined as follows:

Level 1: Quoted prices in active markets or liabilities in active markets for identical assets or liabilities, accessible by us at the measurement date.

Level 2: Quoted prices for similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active, or other observable inputs other than quoted prices.

Level 3: Unobservable inputs for assets or liabilities for which there is little or no market data, which require us to develop our own assumptions. These unobservable assumptions reflect estimates of inputs that market participants would use in pricing the asset or liability. Valuation techniques include the use of option pricing models, discounted cash flows, or similar techniques, which incorporate our own estimates of assumptions that market participants would use in pricing the instrument or valuations that require significant management judgment or estimation.

F-9

WORTHY PEER CAPITAL, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

A financial instrument’s categorization within the valuation hierarchy is based on the lowest level of input that is significant to the fair value measurement.

		Quoted prices in
		active markets for	Significant other	Significant
		identical	observable	unobservable
	December 31, 2020	assets (Level 1)	inputs (Level 2)	inputs (Level 3)

Description

Recurring fair value measurements

Equity Securities
Common stock	$535,830	$535,830	$-	$-
Mutual funds	531,657	531,657	-	-
Exchange traded closed-end funds	114,600	114,600	-	-
Public preferred stock	1,249,239	1,249,239	-	-
Total equity securities	2,431,326	2,431,326	-	-

Available for sale debt securities
Corporate bonds	861,239	861,239	-	-
Certificates of deposit	19,289	19,289	-	-
Asset Backed Securities	1,899,747	1,899,747	-	-
Total available for sale securities	2,780,275	2,780,275	-	-

Total recurring fair value measurements	$5,211,601	$5,211,601	$-	$-

	December 31, 2019	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)

Description

Recurring fair value measurements

Equity Securities
Equity securities - public preferred stock	$205,598	$205,598	$-	$-
Total equity securities	205,598	205,598	-	-

Available for sale debt securities
Corporate bonds	1,226,500	1,226,500	-	-
Certificates of deposit	19,084	19,084	-	-
U.S. Treasury Securities	999,660	999,660	-	-
Asset Backed Securities	1,309,184	1,309,184	-	-
Total available for sale debt securities	3,554,428	3,554,428	-	-

Total recurring fair value measurements	$3,760,026	$3,760,026	-	-

F-10

WORTHY PEER CAPITAL, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

Investments

On January 1, 2018 the Company adopted ASU 2016-01 “Financial Instruments – Overall” which requires unrealized gains and losses from equity securities to be recognized in operations.

Investments consist of various debt and equity investments. Management determines the appropriate classification of the securities at the time they are acquired and evaluates the appropriateness of such classifications at each balance sheet date. Investments in equity securities with a readily determinable fair value, not accounted for under the equity method, are recorded at that value with unrealized gains and losses included in earnings. For equity securities without a readily determinable fair value, the investment is recorded at cost, less any impairment, plus or minus adjustments related to observable transactions for the same or similar securities, with unrealized gains and losses included in earnings. Equity securities where the fair market value or net asset value are not available are carried at cost, subject to impairment valuation. The Company classifies certain of its debt investments as available-for-sale pursuant to ASC 320, Investments – Debt and Equity Securities. Debt securities are classified as held to maturity, at unamortized cost on the consolidated balance sheet if (i) the Company has the intent and ability to hold the investments for a period of at least 1 year and (ii) the contractual maturity date of the investments is greater than 1 year. Debt securities available for sale are carried at fair value or amortized cost with unrealized gains or losses recorded as other comprehensive income or loss in equity. Debt securities held to maturity are carried at amortized cost and unamortized gains and losses are not recognized. Realized gains and losses are included in other income or expense in the consolidated statement of operations on a specific-identification basis.

The Company reviews securities that are not measured at fair value for other-than-temporary impairment whenever the fair value of a security is less than the amortized cost and evidence indicates that a security’s carrying amount is not recoverable within a reasonable period of time. Other-than-temporary impairments of investments are recognized in the consolidated statements of operations if the Company has experienced a credit loss, has the intent to sell the security, or if it is more likely than not that the Company will be required to sell the security before recovery of the amortized cost basis. Evidence considered in this assessment includes reasons for the impairment, compliance with the Company’s investment policy, the severity and the duration of the impairment and changes in value subsequent to the end of the period.

Loans Receivable Held for Investment

Loans held for investment consist of term loans that require monthly or weekly interest payments. We have both the ability and intent to hold these loans to maturity. When we originate a term loan, the borrower grants us a security interest in its assets which we may perfect by publicly filing a financing statement. Loans held for investment are carried at amortized cost, reduced by a valuation allowance for loan losses estimated as of the consolidated balance sheet dates.

Included in loans held for investment are loans that we participate in with other asset based lenders. Also included in loans held for investment is the netting of a borrower loan balance when we participate out a portion of a loan receivable, as the participant becomes responsible for the portion of the balance that they agree to participant in.

Mortgage Loans Held for Investment

Mortgage loans held for investment consist of loans secured by a mortgage in the real estate which is located in the state of Florida. These loans typically have a maturity date of 1 to 2 years, pay interest at rates between 8.5% and 10.5% and are serviced by an outside, unrelated party. These loans require monthly interest payments to us. We have both the ability and intent to hold these loans to maturity. These loans are carried at amortized cost, reduced by a valuation allowance for loan losses, if deemed necessary, estimated as of the consolidated balance sheet dates.

F-11

WORTHY PEER CAPITAL, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

Accrued Interest Receivable

In accordance with ASC 360-20-30-5A, the Company includes, in the allowance for loan losses an amount attributed to accrued interest receivable.

In accordance with ASC 360-20-35-8A, the Company has an accounting policy election, at the class of financing receivable, to write off accrued interest receivables by recognizing credit loss expense.

Loan Origination Fees and Cost

Loan Fees are charged to the borrowers during loan originations. These fees are offset against related loan costs incurred by the Company and then deferred as deferred revenue to be recognized as loan fee revenues over the term of the loan. Direct loan origination costs include but are not limited to costs directly related to evaluating the financial performance of the prospective borrower, preparing and processing loan documentation and employees’ compensation directly related to the loan.

Allowance for Loan Losses

The allowance for loan losses (“ALLL”) is established with respect to our loans held for investment through charges to the provision for loan losses in compliance with ASC 326 “Financial Instruments – Credit Losses.” Loan losses are charged against the ALLL when we believe that the future collection of principal is unlikely. Subsequent recoveries, if any, are credited to the ALLL. We evaluate the creditworthiness of our portfolio on an individual loan basis and on a portfolio basis. The allowance is subjective as it requires material estimates, including such factors as historical trends, known and inherent risks in the loan portfolio, adverse situations that may affect borrowers’ ability to repay and current economic conditions. Other qualitative factors considered may include items such as uncertainties in forecasting and modeling techniques, changes in portfolio composition, business conditions and emerging trends. Recovery of the carrying value of loans is dependent to a great extent on conditions that may be beyond our control. Any combination of the aforementioned factors may adversely affect our loan portfolio resulting in increased delinquencies and loan losses and could require additional provisions for loan losses, which could impact future periods.

Past Due and Non-Accrual Loans Receivable

Loans receivable are considered past due when a borrower hasn’t made a principal or interest payment for 90 days. The Company considers a loan to be non-performing and put on non-accrual status when management believes collectability is not probable. Management predicts probability of collectability through qualitative and quantitative criteria, including whether the loan is in past due status, borrower financial condition including net collateral to loan balance, personal or corporate validity or other guarantees, our experience with the borrower, quality of borrower internal credit review system, quality of borrower management, and external operating environment.

When a loan is placed on non-accrual status, we cease accruing interest and a reserve on interest receivable is established.

Property and equipment

Property and equipment and leasehold improvements are recorded at its historical cost. The cost of property and equipment is depreciated over the estimated useful lives, when placed in service, (ranging from 3 -5 years) of the related assets utilizing the straight-line method of depreciation. The cost of leasehold improvements is depreciated (amortized) over the lesser of the length of the related leases or the estimated useful lives of the assets. Ordinary repairs and maintenance are expensed when incurred and major repairs will be capitalized and expensed if it benefits future periods.

F-12

WORTHY PEER CAPITAL, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

Leases

In February of 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2016-02-Leases (Topic 842), which significantly amended the way companies are required to account for leases. Under the updated leasing guidance, some leases that did not have to be reported previously are now required to be presented as an asset and liability on the balance sheet. In addition, for certain leases, what was previously classified as an operating expense must now be allocated between amortization expense and interest expense. The Company adopted this update as of January 1, 2019 using the modified retrospective transition method and prior periods have not been restated. Upon implementation, the Company recognized an initial operating lease right-of-use asset of $264,314 and operating lease liability of $259,018. Due to the simplistic nature of the Company’s leases, no retained earnings adjustment was required. See Note 10 for further details.

Revenue Recognition

We recognize revenue in accordance with the guidance in FASB ASC 942 “Financial Services – Depository Lending”.

We generate revenue primarily through loan interest earned, loan origination fees and collateral management fees for monitoring the underlying collateral related to the loan.

For term loans, we recognize interest income, loan origination fee income and collateral management fee income over the terms of the underlying loans. Loan origination fees and collateral management fees are reflected as loan fees in our statement of operations.

Loan origination fees typically include due diligence, appraisal and legal fees. Associated costs primarily include costs directly related to evaluating the financial performance of the prospective borrower, preparing and processing loan documentation, employees’ compensation directly related to the loan and costs paid to third parties for legal and appraisal services. The fees and the costs are netted as deferred revenue and amortized into revenue over the life of the loan.

We also generate revenue through interest and dividends on investments and realized and unrealized gains on investments, which is all included in other income (expense) in the statement of operations.

Impairment of long-lived assets

The Company periodically reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less that the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value. No impairments were noted during the year-ended December 31, 2020 or 2019.

Allocation of expenses incurred by affiliates on behalf of the Company

During 2020 and 2019, costs incurred by our parent, WFI and our sister company Worthy Management, Inc. (WM) have been allocated to the Company for the purposes of preparing the consolidated financial statements based on a specific identification basis or, when specific identification is not practicable, a proportional cost allocation method which allocates expenses based upon the percentage of employee time expended on the Company’s business as compared to total employee time. The proportional use basis was adopted to allocate shared costs is in accordance with the guidance of SEC Staff Accounting Bulletin (“SAB”) Topic 1B, Allocation Of Expenses And Related Disclosure In Financial Statements Of Subsidiaries, Divisions Or Lesser Business Components Of Another Entity. Management has determined that the method of allocating costs to the Company is reasonable.

Management believes that the consolidated statements of operations in 2020 and 2019 include a reasonable allocation of costs and expenses incurred by the Company. However, such amounts may not be indicative of the actual level of costs and expenses that would have been incurred by the Company if it had operated as an independent company or of the costs and expenses expected to be incurred in the future.

F-13

WORTHY PEER CAPITAL, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

Income taxes

Income taxes - The Company accounts for income taxes in accordance with ASC Topic 740, Accounting for Income Taxes. Under this method, deferred income taxes are determined based on the estimated future tax effects of differences between the financial statement and tax basis of assets and liabilities given the provisions of enacted tax laws.

Deferred income tax provisions and benefits are based on changes to the assets or liabilities from year to year. In providing for deferred taxes, the Company considers tax regulations of the jurisdictions in which they operate, estimates of future taxable income, and available tax planning strategies. If tax regulations, operating results or the ability to implement tax- planning strategies vary, adjustments to the carrying value of deferred tax assets and liabilities may be required. Valuation allowances are recorded related to deferred tax assets based on the “more likely than not” criteria of Topic 740.

The Company accounts for uncertain tax positions in accordance with ASC 740-10, Accounting for Uncertainty in Income Taxes. As required by the relevant guidance, the Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would, more likely than not, sustain the position following an audit. For tax positions meeting the more likely than not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority. The Company has applied the guidance to all tax positions for which the statute of limitations remained open.

The Company is included with its parent company (Worthy Financial, Inc.) consolidated tax return. The parent company consolidated tax returns for the years 2017, 2018 & 2019 remain open for audit by the IRS.

Basic Income (Loss) Per Share

Basic income (loss) per share is calculated by dividing the Company’s net loss by the weighted average number of common shares outstanding during the period. Diluted earnings per share is calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the period. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. The Company does not have any potentially dilutive debt or equity at December 31, 2020 and 2019.

NOTE 4. RECENTLY ISSUED ACCOUNTING STANDARDS

Accounting standards promulgated by the FASB are subject to change. Changes in such standards may have an impact on the Company’s future financial statements.

The Company periodically reviews new accounting standards that are issued. Although some of these accounting standards may be applicable to the Company, the Company has not identified any other new standards that it believes merit further discussion, and the Company expects that none would have a significant impact on its consolidated financial statements.

NOTE 5. INVESTMENTS

The Company maintains a portfolio of investments on its consolidated balance sheet which consist of securities held at fair value or cost basis securities. Fair value includes gross unrealized gains, gross unrealized losses, and accrued interest. The Company typically invests in a portfolio of private market real estate investments with the primary objective to earn diversified risk-adjusted returns while the corporate bonds, publicly traded preferred and common equities, certificates of deposit, asset backed securities, and U.S. treasury securities are intended to mitigate risk and minimize potential risk of principal loss. The Company’s investment policy limits the amount of credit exposure to any one issuer and targets 20% portfolio weight in the more conservative investments.

F-14

WORTHY PEER CAPITAL, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

The Company holds certain non-marketable investments accounted for at cost. The eREITs are public, non-traded equity REITs that invest in small-cap commercial real estate projects. The Company owns shares in the limited liability companies that hold the real estate projects, and the investments target different mandates including, growth, income, and geographic strategies. The REIT investment is in a multi-housing equity REIT, formed to originate, invest in, and manage a diversified portfolio primarily consisting of investments in multi-housing within the continental U.S. in the areas of student housing, multi-housing, conventional apartments, and senior living (both existing and new development projects). The Company also through another company platform fractionally invests in unsecured limited recourse obligations, which are used by the issuer of these obligations to make secured real estate loans.

There were no securities that had been in an unrealized loss position for more than 12 months as of December 31, 2020 or 2019.

The following is a breakdown of the investments as of December 31, 2020.

	Cost	Unrealized Gain (Loss)	Carrying Value	Percentage of Total
Equity Securities
REIT	$100,620	$3,120	$103,740	1.84%
eREIT	$100,000	$-	$100,000	1.78%
Public Preferred Stock	$1,276,410	$(27,171)	$1,249,239	22.21%
Common Stock	$462,616	$73,214	$535,830	9.53%
Exchange-traded and closed-end funds	$80,000	$34,600	$114,600	2.04%
Mutual Funds	$419,879	$111,778	$531,657	9.45%
Available for Sale - Debt Securities
Corporate Bonds	$930,857	$(69,617)	$861,240	15.31%
Certificates of Deposit	$18,996	$293	$19,289	0.34%
Asset backed Securities	$1,874,269	$25,477	$1,899,746	33.77%
Held to Maturity - Debt Securities
Real Estate Limited Recourse Obligations	$209,991	$-	$209,991	3.73%
Total Investments	$5,473,638	$151,694	$5,625,332	100.00%

The following is a breakdown of the investments as of December 31, 2019.

	Cost	Unrealized Gain (Loss)	Carrying Value	Percentage of Total
Equity Securities
REIT	$100,000	$-	$100,000	2.2%
eREIT	$100,000	$620	$100,620	2.3%
Public Preferred Stock	$250,000	$(44,402)	$205,598	4.6%
Available for Sale- Debt Securities
Certificates of Deposit	$19,069	$15	$19,084	0.40%
U.S. Treasury Securities	$1,000,000	$(340)	$999,660	22.4%
Corporate Bonds	$1,224,087	$2,413	$1,226,500	27.5%
Asset Backed Securities	$1,279,342	$(29,842)	$1,309,184	29.4%
Held to Maturity – Debt Securities
Real Estate Limited Recourse Obligations	$500,000	$-	$500,000	11.2%
Total Investments	$4,472,498	$(11,852)	$4,460,646	100.00%

F-15

WORTHY PEER CAPITAL, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

NOTE 6. LOANS RECEIVABLE AND MORTGAGE LOANS HELD FOR INVESTMENT

Loans Receivable

Commencing in September of 2018, the Company, through its wholly owned subsidiary WL, began loaning funds directly to borrowers and through participation agreements with other lenders under loan and participation agreements, with small business borrowers based in the United States. The loans pay interest at varying rates ranging from 0.62% per month to 1.5% per month and collateral management fees ranging from of 0.5% to 1% per month. The loan agreements have customary loan origination fees, which have been netted against our loan costs with the net amount recorded as deferred revenue to be recognized as loan fee income over the term of the loan. The term of the loans generally range from two to three years, with no prepayment penalty and generally pay interest only until maturity. The loans are secured by the assets of the borrowers. These investments were funded by our bond sales. One of our loans receivable has a gross balance at December 31, 2019 of approximately $3,000,000, approximately $1,000,000 of that loan has been participated out leaving a net balance of approximately $2,000,000. One of our loans receivable has a gross balance at December 31, 2020 of approximately $3,270,000, and approximately $1,476,000 of that loan has been participated out leaving a net balance of approximately $1,800,000.

Mortgage Loans Held for Investment

Each mortgage loan is secured by a mortgage in the real estate, which is located in the state of Florida. Each loan has a maturity date of 2 years and matures on various dates ranging between March of 2021 and January of 2022. These loans pay interest at rates between 9.5% and 10.5% and are serviced by an outside, unrelated party. There were no mortgage loans past due or on non-accrual status as of December 31, 2020 or 2019.

A summary of the Company’s loan portfolio as of December 31, 2020, disaggregated by class of financing receivable, are as follows:

	Loans to U.S Wholesalers, Retailers and Manufacturers - secured by Inventory and Equipment	Loans to U.S Wholesalers, Retailers and Manufacturers - secured by Accounts Receivable	Loans to U.S Wholesalers, Retailers and Manufacturers - secured by Purchase Order / Trade Financing	Total	Loans to Real Estate Developers Secured by First Mortgages

Outstanding December 31, 2020

Loans	$6,396,719	$2,966,548	$-	$9,363,267	$2,145,000

Allowance for loan losses	$1,616,127	$1,761,763	$-	$3,377,890	$9,200

Total Loans, net	$4,780,592	$1,204,785	$-	$5,985,377	$2,135,800

Percentage of total outstanding loans receivable	80%	20%	-		-

Percentage of total outstanding Mortgage loans receivable	-	-	-		100%

F-16

WORTHY PEER CAPITAL, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

A summary of the Company’s loan portfolio as of December 31, 2019, disaggregated by class of financing receivable, are as follows:

	Loans to U.S Wholesalers, Retailers and Manufacturers - secured by Inventory and Equipment	Loans to U.S Wholesalers, Retailers and Manufacturers - secured by Accounts Receivable	Loans to U.S Wholesalers, Retailers and Manufacturers - secured by Purchase Order / Trade Financing	Total	Loans to Real Estate Developers Secured by First Mortgages

Outstanding December 31, 2019

Loans	$8,607,874	$3,395,033	$-	$12,002,907	$1,774,000

Allowance for loan losses	$883,906	$957,409	$-	$1,841,315	$-

Total Loans, net	$7,723,968	$2,437,624	$-	$10,161,592	$1,774,000

Percentage of total outstanding loans receivable	76%	24%	-		N/A

Percentage of total outstanding Mortgage loans receivable	-	-	-		100%

The beginning balance of our loan loss reserve at December 31, 2019 was $1,841,315, the current period provision for expected losses is $1,740,881, the ending balance at December 31, 2020 is $3,582,192, which includes $195,106 of reserve on interest receivable.

Our past due loans receivable totaled $5,268,701 at December 31, 2020 and consisted of 8 loans and the Company has reserved $2,864,463 for these loans in the loan loss provision. Our past due loans receivable totaled $230,052 at December 31, 2019 and consisted of one loan and the Company has reserved $230,052 for this loan in the loan loss provision.

At December 31, 2020, the Company had 2 loans receivable past due and on non-accrual status, which were past due by more than 90 days. The loans have a principal balance of $1,953,810 and accrued interest receivable balance of $136,866 at December 31, 2020. We received approximately $31,000 of interest income and recorded approximately $165,000 of interest income on these loans during the year ended December 31, 2020. The reserve for loan loss on these loans is $1,458,152 and $68,433 for the accrued interest receivable at December 31, 2020. At December 31, 2020, one loan was in litigation. The Company is suing the borrower for breach of promissory note and security agreement. The outstanding balance is approximately $1,800,000 and the reserve balance is approximately $1,346,000. A portion of this loan has been purchased by a participant and this participant sent the Company a demand for repayment of their purchase price, (see note 10 Commitments and Contingencies).

At December 31, 2019, the Company had 1 loan receivable past due and on non-accrual status, which was past due by 119 days. The loan had a principal balance of $230,052 and accrued interest receivable balance of $9,073 at December 31, 2019. We received approximately $12,000 of interest income and recorded approximately $21,000 of interest income on this loan during the year ended December 31, 2019. The reserve for loan loss on this loan was $230,052 and $9,073 for the accrued interest receivable at December 31, 2019. The Company through a liquidator sold the collateral for $10,000 and after costs received $0. In July of 2020, the Company was awarded a judgement for the full amount. In August of 2020, the Company entered into a settlement agreement with this borrower. The borrower has agreed to pay $500 per month, subject to review as his economic circumstances change. The borrower is current on his monthly payments.

F-17

WORTHY PEER CAPITAL, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

As of December 31, 2020, future annual maturities of gross loans receivable held for investment and mortgage loans held for investment consists of the following:

Period Ended December 31, 2020	Amount
2021	$7,980,665
2022	$2,228,262
2023	$1,087,286
2024	$6,000
2025	$6,000
Thereafter	$200,054
$11,508,267

As of December 31, 2020, there were 26 loans and mortgage loans in total, which 24 with a balance of $10,402,755 are loans that are only required to pay interest until maturity when the principal is due.

The following is an aging analysis of past due loans receivable at December 31, 2020:

	0 to 30 Days	31 to 60 Days	61 to 90 Days	Greater than 90 Days	Total	Loan Loss Allowance	Unearned Income

Loans to U.S wholesalers, retailers and manufacturers secured by inventory and equipment	$-	$-	$-	$2,872,891	$2,872,891	$1,217,561	$-

Loans to U.S wholesalers, retailers and manufacturers secured by accounts receivable	$-	$-	$-	$2,195,810	$2,195,810	$1,646,902	-

Loans to U.S wholesalers, retailers and manufacturers secured by first mortgages	$-	$-	$-	$200,000	$200,000	-	-

Total	$-	$-	$-	$5,268,701	$5,268,701	$2,864,463	$-

F-18

WORTHY PEER CAPITAL, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

The following is an aging analysis of past due loans receivable at December 31, 2019:

	0 to 30 Days	31 to 60 Days	61 to 90 Days	Greater than 90 Days	Total	Loan Loss Allowance	Unearned Income

Loans to U.S wholesalers, retailers and manufacturers secured by inventory and equipment	$-	$-	$-	$230,052	$230,052	$230,052	$-

Total	$-	$-	$-	$230,052	$230,052	$230,052	$-

NOTE 7. PROPERTY AND EQUIPMENT

The following is a summary of property and equipment—at cost, less accumulated depreciation:

December 31, 2020
Leasehold improvements	$3,711
Property and equipment	5,372

Total cost	9,083

Less accumulated depreciation	(2,717)

Net, property and equipment	$6,366

December 31, 2019
Leasehold improvements	$3,711
Property and equipment	5,372

Total cost	9,083

Less accumulated depreciation	(925)

Net, property and equipment	$8,158

Depreciation expense for the years ended December 31, 2020 and 2019 was $1,793 and $925, respectively.

NOTE 8. BOND LIABILITIES

On January 4, 2018 our Regulation A+ Offering Statement was declared Qualified by the Securities and Exchange Commission allowing for the sale by the Company, within 12 months, of up to $50,000,000 of $10.00, Three Year, 5% Bonds.

Following the qualification by the SEC of our offering statement (the “Offering Statement”) on Form 1-A under SEC File No. 024-10766, in January 2018 we began offering our worthy bonds (the “Worthy Bonds”) in a Regulation A exempt offering (the “Offering”) of $50 million aggregate principal amount (“Maximum Offering Amount”). On March 17, 2020, we completed the Offering. From January 2018 through March 17, 2020, we sold approximately $50 million aggregate principal amount of Worthy Bonds to 12,285 investors in the Offering. Notwithstanding the completion of the Offering, we inadvertently sold after March 17, 2020, $594,240 more (the “Oversubscribed Bonds”) than the Maximum Offering Amount allowable under the Offering Statement due to a coding error as to redemption transactions in our software (the “Oversubscription”). As a result of the Oversubscription, on March 25, 2020, we rescinded the purchase and sale of the Oversubscribed Bonds by refunding and crediting the accounts of the 2,250 purchasers of the Oversubscribed Bonds their respective investment amounts, without any deduction therefrom, and cancelling the Oversubscribed Bonds.

F-19

WORTHY PEER CAPITAL, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

During the years ended December 31, 2020 and 2019, the Company sold and redeemed Worthy Bonds, noted in the table below. The Bonds have a three year term, renewable at the option of the bond holder, accrue interest at 5%, subject to a put by the holder (a discount of 1% may be charged but only if exercised during the first year and chargeable only against accrued interest), and the Company may redeem the bonds at any time. The Company has up to 30 days to make payment on any redemption of $50,000 or greater. The Company has approximately $827,000 and $91,000 of accrued interest related to these outstanding bonds at December 31, 2020 and 2019, respectively. During the years ended December 31, 2020 and 2019, bonds were redeemed, as noted in the table below. The Bond liabilities balance at December 31, 2020 and 2019 was $19,772,160 and $27,605,438, respectively.

A summary of the Company’s bond liabilities activity for the years ended December 31, 2020 and 2019 are as follows:

Outstanding at December 31, 2019	$27,605,438

Bond issuances	$14,379,437
Bond redemptions	$(22,212,715)

Outstanding at December 31, 2020	$19,772,160

Worthy Peer Capital

Outstanding at December 31, 2018	$2,422,189

Bond issuances	$32,829,676
Bond redemptions	$(7,646,427)

Outstanding at December 31, 2019	$27,605,438

NOTE 9. INCOME TAXES

For the year ended December 31, 2020 and 2019, the income tax provisions for current taxes were $0.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The majority of temporary differences that result in deferred tax assets and liabilities are the results of carry forward tax credits and increases in our loan loss provision.

F-20

WORTHY PEER CAPITAL, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

The components of the net deferred tax assets for the years ended December 31, 20120 and 2019 are as follows:

	Year ended December 31, 2020	Year ended December 31, 2019
Net Operating Loss	$411,000	$433,000
Loan loss allowance	881,000	453,000
Less: Valuation allowance	(1,292,000)	(886,000)
Net deferred tax asset	$-	$-

The net deferred tax assets have been fully offset by a valuation allowance at December 31, 2020 and 2019 as future utilization of the deferred tax asset is uncertain. The increase in the valuation allowance in 2020 was $406,000.

The table below summarizes the reconciliation of our income tax provision computed at the federal statutory rate of 21% for the years ended December 31, 2020 and 2019 and the actual tax provisions for the year ended December 31, 2020 and 2019.

	2020	2019

Expected provision (benefit) at statutory rate	(21.0)%	(21.0)%
State taxes	(3.6)%	(3.6)%
Increase in valuation allowance	24.6%	24.6%
Total provision (benefit) for income taxes	0.0%	0.0%

At December 31, 2020 and 2019, the Company had Federal net operating loss carry forwards of approximately $1,667,000 and $1,760,000, respectively. The net operating loss carry forward at December 31, 2020 can be carried forward indefinitely subject to annual usage limitations.

NOTE 10. COMMITMENTS AND CONTINGENCIES

Legal contingencies

From time to time, the Company may be a defendant in pending or threatened legal proceeding arising in the normal course of its business. Management is not aware of any pending, threatened or asserted claims.

At December 31, 2020, one loan was in litigation. The Company is suing the borrower for breach of promissory note and security agreement. The outstanding balance is approximately $1,800,000 and the reserve balance is approximately $1,346,000. A portion of this loan has been purchased by a participant and in April of 2021 this participant sent the Company a demand for repayment of their purchase price. The Company believes this demand for payment is without merit and plans to vigorously defend against this demand for payment.

Lease commitments

The Company sublet office space from an officer of the Company until August 1, 2019, see below under “Operating Lease Right of Lease Obligation.” Beginning in October of 2018 through July 31, 2019, the Company began paying rent to the landlord directly, for its share of the space, although the Company was still sub-leasing through the officer. The monthly rent was approximately $600. See below “Operating Lease Obligation and Right of Use Asset” for new lease commenced on August 1, 2019.

Regulatory

The sale of the Worthy Bonds is subject to federal securities law and the Bonds are Qualified under Regulation A+. The distribution of the Worthy Bonds is also subject to regulations of several states and the Company is registered as an Issuer Dealer in the State of Florida. The loans made by the Company may be subject to state usury laws.

F-21

WORTHY PEER CAPITAL, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

Operating Lease Obligation and Right of Use Asset

The Company adopted Topic 842 on January 1, 2019. With the adoption of Topic 842, the Company’s consolidated balance sheet now contains the following line items: Operating lease right-of-use assets, and Operating lease liabilities.

On August 1, 2019 the Company commenced a 5 year lease for its corporate headquarters located in Boca Raton, Florida. As part of the lease the Company was required to make a security deposit of $11,618. Monthly rent is $5,296 inclusive of sales tax and the lease contains an annual escalation clause of 4%.

As all the existing leases subject to the new lease standard were previously classified as operating leases by the Company, they were similarly classified as operating leases under the new standard. The Company has determined that the identified operating leases did not contain non-lease components and require no further allocation of the total lease cost. Additionally, the agreements in place did not contain information to determine the rate implicit in the leases, so we used our incremental borrowing rate as the discount rate. Our weighted average discount rate is 10% and the weighted average remaining lease term as of December 31, 2020 is 43 months.

As of December 31, 2020, operating lease right-of-use assets and liabilities arising from operating leases was $180,071 and $180,071, respectively. As of December 31, 2019, operating lease right-of-use assets and liabilities arising from operating leases was $238,474 and $238,474, respectively. During the year ended December 31, 2020, cash paid for amounts included for the measurement of lease liabilities was approximately $64,600 and the Company recorded operating lease expense of $58,400. During the year ended December 31, 2019, cash paid for amounts included for the measurement of lease liabilities was approximately $21,200 and the Company recorded operating lease expense of $20,500.

The following is a schedule showing the future minimum lease payments under operating leases by years and the present value of the minimum payments as of December 31, 2020.

2021	$67,203
2022	$69,902
2023	$72,705
2024	$43,388

Total Operating Lease Obligations	$253,198
Less: Amount representing interest	$(73,127)
Present Value of minimum lease payments	$180,071

NOTE 11. EQUITY

On June 9, 2016, the Company was founded with the issuance of 1 million shares of our $0.0001 per share par value common stock for $100 to WFI. WFI is the sole shareholder of the Company’s common stock.

On December 8, 2017, the Company amended its certificate of incorporation changing the total authorized shares to 6,000,000 from 50,000,000 of which 5,000,000 shall be common and 1,000,000 shall be preferred.

On February 24, 2020 the Company amended its certificate of incorporation as said forth; the total number of shares of stock which this Corporation is authorized to issue is One Hundred (100) shares of Common Stock, par value $0.0001 per share. Series of Preferred Stock may be created and issued from time to time, which such designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualification, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the creation and issuance of such series of Preferred stock as adopted by the Board of Directors pursuant to the authority in this paragraph given. Such amendment has been accounted for retroactively for all periods presented in the accompanying consolidated financial statements.

During the year ended December 31, 2019, the Company received equity cash contributions of $325,000 from WFI.

F-22

WORTHY PEER CAPITAL, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

During the year ended December 31, 2019, WFI forgave $26,425 of parent company debt, which was recorded as capital contributions.

NOTE 12. RELATED PARTIES

The Company has received capital contributions from its parent company, see note 11.

On April 1, 2020, we entered into a verbal agreement with WFI to pay a license fee to WFI in the amount of $10 per active user per year. There are no other terms to such verbal agreement. For the year ended December 31, 2020, the Company paid WFI approximately $131,000 pursuant to this verbal agreement, which is included in general and administrative expenses.

On January 2, 2020, the Company signed a Management services agreement with WM, whereas WM provides certain management services and personnel pursuant to the terms of the agreement. WM passes through the expenses paid without charging any additional amounts. During the year ended December 31, 2020, the Company recorded approximately $506,000 of expenses that were passed through from WM, which are included in general and administrative expenses and compensation and related expenses in the statement of operations.

Due from related parties at December 31, 2020 of $311,644 includes $109,828 due from WM, $1,816 due from another sister company, $100,000 due from our CEO and $100,000 due from our COO. The $109,828 is due from Worthy Management, Inc. (“WM”) and is a non-interest bearing advance that will cover future expenses incurred by Worthy Management on behalf of the Company. The $100,000 due from each of the CEO and COO are Notes Receivable accruing interest at 10% per annum. The notes are due August 26, 2022. The notes are secured by 101,772 and 101,771 of the common stock of Worthy Financial, Inc., secured by certificate number 24 and 25, evidencing ownership of such shares by the officers. The shares are being held by Worthy Lending, LLC to the extent of the obligation. As of December 31, 2020, the accrued interest on these loans totals $26,667, which is reflected as interest receivable – related parties.

Due from related parties at December 31, 2019 of $700,000 includes $500,000 due from a sister company, $100,000 due from our CEO and $100,000 due from our COO. The $500,000 is due from Worthy Management, Inc. (“WM”) and is a non-interest bearing advance that will cover future expenses incurred by Worthy Management on behalf of the Company. The $100,000 due from each of the CEO and COO are Notes Receivable accruing interest at 10% per annum. The notes are due August 26, 2022. The notes are secured by 101,772 and 101,771 of the common stock of Worthy Financial, Inc., secured by certificate number 24 and 25, evidencing ownership of such shares by the officers. The shares are being held by Worthy Lending, LLC to the extent of the obligation. As of December 31, 2019 the accrued interest on these loans totals $6,667.

NOTE 13. CONCENTRATIONS

The gross loans receivable balance, before the loan loss reserve, at December 31, 2020, of $9,363,267 is due from 16 small business borrowers, 1 borrower constituting approximately 22% of the total balance, 1 borrower constituting approximately 11% of the total balance and 1 borrower constituting approximately 10% of the total balance. The gross loans receivable balance at December 31, 2019, of $12,002,907 is due from 21 small business borrowers, 2 borrowers each constituting approximately 16% of the total balance.

The gross mortgage loans held for investment balance, before the loan loss reserve at December 31, 2020, of $2,145,000 are due from 10 borrowers, 1 borrower’s balance due is approximately 19% of the total balance, 1 represents approximately 13% and 1 other represents approximately 12% of the total balance due. The mortgage loans held for investment balance at December 31, 2019, of $1,774,000 are due from 8 borrowers, 1 borrower’s balance due is approximately 22.5% of the total balance and 1 represents approximately 14% while 3 others each represent approximately 11% of the total balance due.

F-23

WORTHY PEER CAPITAL, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

Concentration of Credit Risk - The Company is subject to potential concentrations of credit risk in its cash and investments accounts. Noninterest-bearing deposits in financial institutions insured by the Federal Deposit Insurance Corporation (FDIC) were insured up to a maximum of $250,000 at December 31, 2019 and 2018. Investments at other financial institutions were insured by the Securities Investor Protection Corporation (SIPC) up to $500,000, which includes a $250,000 limit for cash. At December 31, 2020 and 2019, the aggregate balances were in excess of the insurance and therefore, pose some risk since they are not collateralized. The Company has historically not experienced any losses on its cash and investments in relation to FDIC and SIPC insurance limits.

NOTE 14. SUBSEQUENT EVENTS

Worthy Bond redemptions subsequent to December 31, 2020, through April 28, 2021 were approximately $1,960,000. These bond redemptions have been recorded as a decrease in cash and a decrease in bond liabilities.

The Company has evaluated these consolidated financial statements for subsequent events through April 28, 2021, the date these consolidated financial statements were available to be issued. Other than those noted above, management is not aware of any events that have occurred subsequent to the consolidated balance sheet date that would require adjustment to, or disclosure in the consolidated financial statements.

F-24

Worthy Peer Capital, Inc.

Best Efforts Offering of

$15,000,000 Maximum Offering Amount

of Worthy Renewal Bonds

and

$60,000,000 Maximum Offering Amount

of Worthy Demand Bonds

OFFERING CIRCULAR

________________, 2021

63

PART III - EXHIBITS

Index to Exhibits

		Incorporated by Reference
No.	Exhibit Description	Form	Date Filed	Number

2.1	Certificate of Incorporation of Worthy Peer Capital, Inc., filed with the Delaware Secretary of State on June 9, 2016.	1-A	11/27/2017	2.1
2.2	Certificate of Amendment to Certificate of Incorporation of Worthy Peer Capital, Inc., filed with the Delaware Secretary of State on February 24, 2020.	1-U	03/04/2020	2.1
2.3	Bylaws of Worthy Peer Capital, Inc.	1-A	11/27/2017	2.2
3.1	Form of Worthy Peer Capital Bond.	1-A	11/27/2017	3.1
3.2	Form of Worthy Demand Bond.**	N/A	N/A	N/A
4.1	Form of Notice of Exercise of Option to Renew Worthy Bonds (for renewals of existing renewable bonds of Worthy Peer Capital, Inc.).**	N/A	N/A	N/A
4.2	Form of Worthy Demand Bond Investor Agreement (for cash).**	N/A	N/A	N/A
4.3	Form of Worthy Demand Bond Subscription Agreement (for Bond Rewards for Eligible Referrals).**	N/A	N/A	N/A
4.4	Form of Worthy Demand Bond Auto-Invest Program information.**	N/A	N/A	N/A
6.1	Redemption Agreement between Worthy Peer Capital, Inc and Worthy Financial, Inc. dated February 20, 2020.	1-U	03/04/2020	6.1
6.2	Management Services Agreement between Worthy Peer Capital, Inc and Worthy Management, Inc. dated January 2, 2020.	1-K	04/27/2020	6.2
10.1	Power of Attorney (as included on the signature page of Form 1-A).**	N/A	N/A	N/A
11.1	Consent of Anthony L.G., PLLC (included in Exhibit 12.1).*	N/A	N/A	N/A
11.2	Consent of Salberg & Company, P.A.*	N/A	N/A	N/A
12.1	Opinion of Anthony L.G., PLLC.*	N/A	N/A	N/A

* Filed herewith.

**Filed previously.

64

SIGNATURES

Pursuant to the requirements of Regulation A, the registrant has duly caused this Amendment No. 3 to Form 1-A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida on May 27, 2021.

Worthy Peer Capital, Inc.

By:	/s/ Sally Outlaw
Sally Outlaw,
Chief Executive Officer

Pursuant to the requirements of Regulation A, this Amendment No. 3 to Form 1-A has been signed by the following persons in the capacities indicated on May 27, 2021.

Name	Positions	Date

/s/ Sally Outlaw	Chief Executive Officer, President and director	May 27, 2021
Sally Outlaw	(principal executive officer)

*	Executive Vice President, Chief Operating Officer and director	May 27, 2021
Alan Jacobs	(principal financial and accounting officer)

* By:	/s/ Sally Outlaw
Sally Outlaw
Attorney-in-fact

65